                                         Filed pursuant to Rule 424(b)(5)
                                         Registration Statement No. 33-95108
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS (AS DEFINED BELOW) DATED NOVEMBER 20, 1996)

                      TLFC IV EQUIPMENT LEASE TRUST 1996-1
                 $127,848,986 Class A 5.98% Lease Backed Notes
                       TL LEASE FUNDING CORP. IV, Seller,
                  TRANS LEASING INTERNATIONAL, INC., Servicer

         The TLFC IV Equipment Lease Trust 1996-1 (the "Trust" or the "Issuer") will be formed pursuant to a Trust Agreement, to be dated as of November 26, 1996 (the "Closing Date"), between TL Lease Funding Corp. IV (the "Seller")
and Bankers Trust (Delaware), as Owner Trustee (the "Owner Trustee"), and will issue $127,848,986 aggregate principal amount of Class A 5.98% Lease Backed Notes (the "Class A Notes"). The Class A Notes will be issued pursuant to an Indenture, to be dated as of the Closing Date (the "Indenture"), between the Trust and Manufacturers and Traders Trust Company, as Indenture Trustee (the "Indenture Trustee"). The Trust will also issue $13,536,951 aggregate principal amount of Class B 6.64% Lease Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"). The Class B Notes are subordinated to the Class A Notes as described herein and are not being offered and sold hereunder. The assets of the Trust (the "Trust Fund") will include leases which cover a variety of new and used "small-ticket" medical and office equipment and automobiles and light-duty trucks or interests therein (the "Leases"), collections thereunder due after October 31, 1996 (the "Cut-Off Date"), interests in the underlying equipment (the "Equipment" and, together with the Leases, the "Receivables"), the lease files with respect to the Leases and certain physical damage insurance policies with respect to the Equipment, together with the proceeds thereof. As of the Cut-Off Date, the Discounted Lease Balance (as herein defined) of all Leases with respect to automobiles and light-duty trucks was approximately 5.1% of the Aggregate Discounted Lease Balance (as defined herein).
                                                  (cover continued on next page)
                              ------------------
THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER, THE ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES OTHER THAN THE ISSUER. THE NOTES ARE SECURED BY THE ASSETS OF THE TRUST FUND, AND THE SOLE SOURCE OF PAYMENT WITH RESPECT TO
THE NOTES IS THE ASSETS OF THE TRUST FUND.  NEITHER THE NOTES NOR THE
UNDERLYING RECEIVABLES ARE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, THE SERVICER, THE ORIGINATOR, THE TRUSTEES OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ------------------
PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE S-10 HEREIN AND ON PAGE 14 IN THE PROSPECTUS.

                                                        ------------------
==========================================================================================================
                                           Price to               Underwriting              Proceeds to
                                          Public (1)               Discount(2)             Seller (1)(3)
----------------------------------------------------------------------------------------------------------
 Per Class A Note  . . . . . . .           99.985%                   0.300%                   99.685%
----------------------------------------------------------------------------------------------------------
 Total . . . . . . . . . . . . .         $127,829,809               $383,547                $127,446,262
==========================================================================================================


(1) Plus accrued interest, if any, on the Class A Notes, from November 20, 1996.
(2) The Seller has also agreed to pay First Union Capital Markets Corp. a structuring fee. See "Underwriting" herein.
(3)      Before deduction of expenses estimated to be $376,000.

                              ------------------
         The Class A Notes are offered by the Underwriter, subject to prior sale, when, as and if issued to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel for the Underwriter. It is expected that delivery of the Class A Notes will be made only in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company on or about November 26, 1996.
                              ------------------

                       First Union Capital Markets Corp.

The date of this Prospectus Supplement is November 20, 1996

         The Leases, the Equipment and related assets will have been acquired by the Seller from Trans Leasing International, Inc. on or prior to the Closing Date. The Notes will be secured by the Trust Fund pursuant to the Indenture. The beneficial interest in the Trust will be represented by a certificate or certificates (the "Trust Certificate"), which will initially be issued to the Seller in partial consideration for the Leases, the Equipment and related assets transferred to the Trust by the Seller under the Pooling and Servicing Agreement (as defined herein).

         Interest on the Notes will be payable monthly on or about the 20th day of each month commencing on December 20, 1996 (each, a "Payment Date"). The interest rate for the Class A Notes will be 5.98% per annum. The interest rate for the Class B Notes will be 6.64% per annum. Principal of the Notes will be payable on each Payment Date to the extent described herein. Payments on the Class B Notes will be subordinated to payments on the Class A Notes to the extent described herein.

         The Stated Final Maturity Date for both the Class A Notes and the Class B Notes will be the November 2002 Payment Date, which is the Payment Date for the month that is twelve months after the month in which the last scheduled payment on a Lease is due as of the Closing Date. As a result of payments on Defaulted Leases, prepayments and other events as described herein, the actual payment in full of the Class A Notes could occur sooner. See "Risk Factors -- Timing of Payments" herein and "Risk Factors -- Maturity and Prepayment Considerations" in the Prospectus.

         The Notes may be subject to redemption in whole, but not in part, on any Payment Date if the Servicer exercises its option to purchase the Leases, the Equipment and other assets of the Trust (other than the Trust Accounts) when the aggregate outstanding principal balance of the Notes is reduced to less than 10% of the initial aggregate principal balance of the Notes.

         The Issuer will be a newly formed limited-purpose Delaware business trust and will generally be prohibited from incurring any indebtedness other than the Notes. The Trust Fund will include the Leases, the Equipment, the Collection Account and the Note Distribution Account (as each is defined below).
                             -------------------
         THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.
                             -------------------
         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CLASS A NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                             -------------------
                           REPORTS TO SECURITYHOLDERS

         Unless and until Class A Definitive Notes (as defined herein) are issued, periodic and annual unaudited reports containing information concerning the Receivables and the Notes will be prepared by the Servicer (as defined herein) and sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Class A Notes. See "Description of the Securities -- Book-Entry Registration" and "Reports to Securityholders" in the prospectus to which this Prospectus Supplement relates (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                             CLASS A NOTES SUMMARY

         The following table summarizes certain of the terms of the Class A Notes offered hereby and is qualified in its entirety by reference to the detailed information contained elsewhere in this Prospectus Supplement and the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or in the section entitled "Glossary." Certain capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Prospectus.

Initial Class A Principal
  Balance . . . . . . . . . . .      $127,848,986

Ratings
     Moody's  . . . . . . . . .      Aaa
     S&P  . . . . . . . . . . .      AAA

Class A Interest Rate . . . . .      5.98%

Weighted Average Life . . . . .      18.5 months*

Expected Final Payment Date . .      September 2000 Payment Date*

Stated Final Maturity Date  . .      November 2002 Payment Date

Credit Enhancement  . . . . . .      The Initial Class A Principal Balance is 85% of the Aggregate Discounted Lease
                                     Balance as of the Cut-Off Date and the Initial Class B Principal Balance is
                                     $13,536,951 or 9% of the Aggregate Discounted Lease Balance as of the Cut-Off Date.
                                     The Class B Notes are subordinated to the Class A Notes as described in
                                     "Description of the Trust Agreements -- Payments."  In addition, as of the Cut-Off
                                     Date, the aggregate Discounted Equipment Residual Value of Equipment included in the Trust Fund, which is not included in the calculation of Aggregate Discounted
                                     Lease Balance, is equal to $9,261,320 or 6.2% of the amount of the Aggregate
                                     Discounted Lease Balance.


__________________

* Assumes all scheduled payments are made when due. See "Risk Factors -- Timing of Payments" and "Description of the Notes -- Prepayments."

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or in the section entitled "Glossary." Certain capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Prospectus.

Issuer  . . . . . . . . . . . .      TLFC IV Equipment Lease Trust 1996-1, a business trust to be  organized under the laws of the state of Delaware (the "Trust" or the "Issuer").  The principal executive offices of the Trust are in Wilmington, Delaware, in care of the Owner
                                     Trustee, at the address of the Owner Trustee specified below.  The activities of the Trust will be limited by the terms of the Owner Trust Agreement to purchasing, owning and managing the Receivables and making payments on the Notes and the Trust
                                     Certificate and other activities related thereto.  The beneficial interest in the
                                     Trust will be represented by the Trust Certificate, which will initially be issued to the Seller in partial consideration for the Leases, the Equipment and related assets transferred to the Trust by the Seller under the Pooling and Servicing
                                     Agreement.

Seller  . . . . . . . . . . . .      TL Lease Funding Corp. IV (the "Seller"), a Delaware corporation and wholly-owned subsidiary of Trans Leasing International, Inc., a Delaware corporation ("Trans
                                     Leasing").

Servicer  . . . . . . . . . . .      Trans Leasing (in its capacity as servicer, the "Servicer").

Originator  . . . . . . . . . .      Trans Leasing (in its capacity as originator of the Leases, the "Originator").

Indenture Trustee . . . . . . .      Manufacturers and Traders Trust Company, a New York banking corporation, as indenture trustee under the Indenture (the "Indenture Trustee").  The principal executive offices of the Indenture Trustee are located at One M&T Plaza, Buffalo,
                                     New York 14203, and its telephone number is (716) 842-5115.

Owner Trustee . . . . . . . . .      Bankers Trust (Delaware), a Delaware banking corporation, as owner trustee under the Owner Trust Agreement (the "Owner Trustee").  The principal executive offices of the Owner Trustee are located at 1001 Jefferson Street, Suite 550, Wilmington,
                                     Delaware 19801, and its telephone number is (302) 576-3300.

Cut-Off Date  . . . . . . . . .      October 31, 1996.

Closing Date  . . . . . . . . .      November 26, 1996.

The Notes . . . . . . . . . . .      Class A 5.98% Lease Backed Notes (the "Class A Notes") in the aggregate initial principal amount of $127,848,986 (the "Initial Class A Principal Balance").  The
                                     Trust will also issue Class B 6.64% Lease Backed Notes (the "Class B Notes" and,
                                     together with the Class A Notes, the "Notes") in the aggregate initial principal amount of $13,536,951 (the "Initial Class B Principal Balance").  The Initial Class
                                     A Principal Balance is equal to 85% of the Aggregate Discounted Lease Balance as of the Cut-Off Date, and the Initial Class B Principal

                                     Balance is equal to 9% of the Aggregate Discounted Lease Balance as of the Cut-Off
                                     Date.  The Class B Notes are not being offered or sold hereunder.

                                     The Class A Notes will be available for purchase in denominations of $1,000 and, to the extent practicable, integral multiples thereof in book-entry form only.  The holders of Class A Notes will not be entitled to receive a Definitive Class A Note except in the event that Definitive Class A Notes are issued in the limited circumstances described in the Prospectus.  See "Description of  the Securities --
                                     Definitive Securities" in the Prospectus.  The Notes will be issued pursuant to an
                                     Indenture to be dated as of the Closing Date (the "Indenture") between the Issuer and the Indenture Trustee.

Class A Interest Rate . . . . .      5.98% per annum.

Class B Interest Rate . . . . .      6.64% per annum.

Class A Weighted
    Average Life  . . . . . . .      18.5 months, assuming all scheduled payments are made when due. See "Risk Factors
                                     -- Timing of Payments" and "Description of the Notes -- Prepayments."

Trust Fund  . . . . . . . . . .      The Trust Fund will include (i) the Leases, (ii) all monies due or to become due thereunder after the Cut-Off Date or, with respect to a Substitute Lease, the applicable Substitution Cut-Off Date, (iii) the related Equipment (or a security interest therein), (iv) such amounts as from time to time may be held in one or more Trust Accounts established and maintained by the Servicer pursuant to the
                                     Pooling and Servicing Agreement, (v) the rights to proceeds from claims on physical damage insurance policies, if any, covering Equipment, (vi) the rights of the
                                     Seller under the Contribution and Sale Agreement other than certain rights of indemnification from the Originator to the Seller and rights of the Seller to purchase additional Receivables from the Originator from time to time and (vii)
                                     proceeds of all of the foregoing.

Leases  . . . . . . . . . . . .      The Leases cover a variety of new and used "small-ticket" medical and office equipment and automobiles and light duty trucks.  As of the Cut-Off Date, the
                                     Discounted Lease Balance of all Leases with respect to Leased Vehicles was approximately 5.1% of the Aggregate Discounted Lease Balance and there were 394
                                     Leases for Leased Vehicles.  For further information regarding the Leases, see "The
                                     Receivables -- The Leases" in the Prospectus.

                                     The Leases acquired from time to time on and prior to the Closing Date by the
                                     Seller from the Originator under the Contribution and Sale Agreement were (and, with respect to the Leases to be acquired on the Closing Date, will be) selected randomly from a pool of eligible leases composed of all leases then owned by the
                                     Originator that, as of the date of transfer, satisfied the criteria specified in the Contribution and Sale Agreement and described herein and in the Prospectus.
                                     See "The Trust Fund -- Representations and Warranties" herein and "Description of the Trust Agreements -- Representations and Warranties" in the Prospectus.  The
                                     Leases contained in the Trust

                                     Fund include all of the leases acquired by the Seller under the Contribution and
                                     Sale Agreement prior to the Closing Date that satisfied the above-mentioned criteria as of the Cut-Off Date.

                                     As of the Cut-Off Date, the Aggregate Discounted Lease Balance was $150,410,572,
                                     the Aggregate Discounted Lease and Residual Balance was $159,671,892, the weighted average remaining term to maturity for the Leases was approximately 38.4 months, the final scheduled payment date of the Lease with the latest expiration was
                                     October 30, 2001 and the average Discounted Lease Balance of all Leases was approximately $9,931.

Terms of the Notes:

 A. Interest Payments . . . . .      Interest on the Notes will be payable monthly on the 20th day of each month or, if any such date is not a Business Day, on the next succeeding Business Day, commencing December 20, 1996 (each, a "Payment Date"), to the holders of record of the Class A Notes (the "Class A Noteholders") and the holders of record of the
                                     Class B Notes (the "Class B Noteholders," and together with the Class A
                                     Noteholders, the "Noteholders"), in each case as of the last day of the calendar month preceding the month in which such Payment Date occurs (the "Record Date").

                                     On each Payment Date, interest on the Class A Notes will be due in an amount equal to one-twelfth of the Class A Interest Rate multiplied by the outstanding principal balance of the Class A Notes as of the close of business on the last Business Day of the calendar month preceding the month in which such Payment Date occurs (the
                                     "Determination Date"), plus any interest owing on the Class A Notes in respect of prior Payment Dates.

                                     On each Payment Date, interest on the Class B Notes will be due in an amount equal to one-twelfth of the Class B Interest Rate multiplied by the outstanding principal balance of the Class B Notes on the related Determination Date, plus any interest owing on the Class B Notes in respect of prior Payment Dates.

   B. Principal Payments  . . .      Principal of the Class A Notes and the Class B Notes will be payable on each
                                     Payment Date in an amount equal to the Class A Principal Payment Amount and Class B
                                     Principal Payment Amount, respectively, for such Payment Date to the extent of the
                                     Available Amount remaining after the payment to the Servicer of any Unreimbursed
                                     Servicer Advances and the Servicing Fee for such Payment Date (and any unpaid
                                     Servicing Fees for prior Payment Dates) and the payment of interest in respect of the Notes as described above.  Payment on the Class B Notes will be subordinated to payments on the Class A Notes such that in the event that a Subordination Shortfall or a Restricting Event occurs and is continuing, amounts otherwise to be paid as principal on the Class B Notes will be paid as principal on the Class A Notes.  In such an event, holders of Class A Notes will receive principal payments in excess of the Class A Principal Payment Amount for a Payment Date.  See "Description of
                                     the Trust Agreements -- Payments" herein.  See also "Risk Factors -- Timing of
                                     Payments" herein.

                                     Failure to pay in full the outstanding principal amount of the Class A Notes or the outstanding principal amount of the Class B Notes on or prior to the November 2002
                                     Payment Date (the "Stated Final Maturity Date") will result in an Event of Default under the Indenture.

                                     See "Description of the Trust Agreements -- Payments" herein for a more detailed description of payments to be made in respect of the Notes.

   C. Optional Redemption . . .      The Notes may be redeemed in whole, but not in part, on any Payment Date if the
                                     Servicer exercises its option to purchase the Receivables and other assets of the
                                     Trust (other than the Trust Accounts) when the aggregate principal balance of the
                                     Notes is less than 10% of the initial aggregate principal balance of the Notes.
                                     The redemption price (the "Redemption Price") to be paid to the Noteholders will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon through the date of redemption.  See "Description of the Notes -- Optional
                                     Redemption" herein.

The Trust Certificate . . . . .      The Trust Certificate represents the beneficial interest in the Trust and will be issued pursuant to the Owner Trust Agreement.  The Trust will initially transfer the Trust Certificate to the Seller as partial consideration for the Leases, the
                                     Equipment and related assets under the Pooling and Servicing Agreement.  The Seller will transfer a 1% interest in the Trust Certificate to the Originator as partial consideration for the Leases, the Equipment and the related assets under the
                                     Contribution and Sale Agreement.  Payments with respect to the Trust Certificate will be made only to the extent funds are available, as described herein.

Servicing Matters . . . . . . .      The Servicer will be entitled to receive on each Payment Date, payable out of the
                                     Available Amount, a monthly fee (the "Servicing Fee") equal to the product of (i)
                                     one-twelfth, (ii) 1.0% (the "Servicing Fee Rate") and (iii) the Aggregate
                                     Discounted Lease Balance as of the related Determination Date.  The Servicer will also be entitled to receive late payment fees and certain other fees and other amounts paid by the Lessees as compensation for acting as Servicer.

                                     For each Collection Period, if the Servicer determines that any Scheduled Lease
                                     Payment (or portion thereof) which was due and payable pursuant to a Lease during such Collection Period was not received prior to the end of such Collection Period, the Servicer shall make an advance (a "Servicer Advance") in an amount up to the amount of such delinquent Scheduled Lease Payment (or portion thereof), to the extent that in its sole discretion it determines that it can recoup such amount from subsequent collections under the related Lease.  The Servicer will be entitled to be reimbursed for Servicer Advances as described herein.  See "Description of the Trust Agreements -- Payments" herein.

Substitution of Leases
  and Equipment . . . . . . . .      Subject to certain limitations set forth herein, the Seller shall have the right
                                     (but not the obligation) to substitute a comparable lease for any  Lease that defaults, terminates prior to its scheduled termination date or becomes subject to repurchase by the Originator or the Seller as a


                                     result of a breach of the representations or warranties made by the Originator or the Seller, as applicable, with respect to such Lease.  In addition, subject to certain limitations described herein, the Seller shall have the right to substitute
                                     Equipment under any Lease for comparable Equipment.  See "Description of the Trust
                                     Agreements -- Substitution" herein and "Description of the Trust Agreements --
                                     Substitution" in the Prospectus.

Credit Enhancement  . . . . . .      The Initial Class A Principal Balance is 85% of the Aggregate Discounted Lease
                                     Balance as of the Cut-Off Date and the Initial Class B Principal Balance is equal to $13,536,951 or 9% of the Aggregate Discounted Balance as of the Cut-Off Date.
                                     The Class B Notes are subordinated to the Class A Notes such that no interest will be paid on the Class B Notes unless all interest then due on the Class A Notes has been paid in full and no principal will be paid on the Class B Notes unless all principal and interest then due on the Class A Notes have been paid in full, and, in the event a Subordination Shortfall or a Restricting Event occurs and is continuing, amounts otherwise to be paid as principal on the Class B Notes will be paid as principal on the Class A Notes.  See "Description of the Trust Agreements
                                     -- Payments" herein.  The Class B Notes are not being offered or sold hereunder.
                                     In addition, as of the Cut-Off Date, the aggregate Discounted Equipment Residual
                                     Value of the Equipment included in the Trust Fund, which is not included in the calculation of Aggregate Discounted Lease Balance, is equal to $9,261,320 or 6.2%
                                     of the amount of the Aggregate Discounted Lease Balance.  See "Risk Factors --
                                     Limits on Recoveries; Equipment Obsolescence" and "Risk Factors -- Limitations on
                                     Residual Values" in the Prospectus.

Certain Legal Aspects
  of the Leases
  and the Equipment . . . . . .      The Issuer will be required to take such action as is required to perfect the
                                     Indenture Trustee's security interest in the Leases and the related Equipment as of the Closing Date, or with respect to the Equipment, within five Business Days from the date thereof; provided, however, that because of the administrative burden and expense that would be entailed in recording or filing financing statements in every state where Equipment is located and in retitling each of the Leased Vehicles in the name of the Seller, the Trust, the Owner Trustee or the Indenture Trustee,
                                     financing statements will be recorded or filed only in a limited number of states where the Equipment is located (the "Filing Locations"), and the automobiles and light duty trucks included in the Trust Fund (the "Leased Vehicles") will not be retitled in the name of the Seller, the Trust, the Owner Trustee or the Indenture
                                     Trustee.  The Filing Locations will be the States of Arizona, California, Delaware,
                                     Florida, Georgia, Illinois, Maryland, Michigan, New Jersey, New York, North
                                     Carolina, Ohio, Pennsylvania, Texas and Virginia.  The Discounted Lease Balance as
                                     of the Cut-Off Date of the Leases located in the Filing Locations (based on billing addresses of the related Lessees) constituted approximately 75.1% of the Aggregate
                                     Discounted Lease Balance as of the Cut-Off Date.  See "Risk Factors -- Interest in
                                     the Equipment" and "Certain Legal Aspects of the Receivables -- The Trustee's
                                     Interest in the Leased Vehicles" in the Prospectus for a discussion of the risks associated with not recording or filing financing statements in all states where the Equipment is located and not retitling the Leased Vehicles.

Tax Status  . . . . . . . . . .      In the opinion of Kirkland & Ellis, tax counsel for the Trust, for federal income tax purposes, the Class A Notes will properly be characterized as debt and the
                                     Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.  See "Certain Tax Considerations" herein and in the Prospectus.

ERISA Considerations  . . . . .      The Class A Notes will be eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended
                                     ("ERISA"), under certain circumstances.  See "ERISA Considerations" herein.

Ratings of the Securities . . .      It is a condition to the issuance of the Notes that the Class A Notes be rated
                                     "AAA" by Standard and Poor's Ratings Services, a division of The McGraw-Hill
                                     Companies, Inc. ("S&P") and Aaa by Moody's Investors Service, a division of Dun &
                                     Bradstreet Corporation ("Moody's," and together with S&P, the "Rating Agencies").
                                     The rating addresses the likelihood of the timely payment of interest and the ultimate repayment of principal on or prior to the Stated Final Maturity Date.  The rating does not address any prepayment or yield considerations.  A rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the applicable Rating Agency.

                                  RISK FACTORS

LIMITED ASSETS

         The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Leases, the Equipment and the Trust Accounts. The Class A Notes represent solely obligations of the Trust, and the Class A Notes will not be insured or guaranteed by the Seller, the Originator, the Servicer, the Owner Trustee or any other person or entity. All obligations owed on the Notes are non-recourse to the Issuer and the Seller and satisfaction thereof is limited solely to the Trust Fund. Consequently, holders of the Class A Notes must rely for repayment upon payments on the Leases and amounts realized with respect to the Equipment only. Although the Indenture Trustee or the Noteholders may elect to sell the Leases and other assets of the Trust in accordance with the Indenture following an acceleration of the Notes upon an Event of Default, there is no assurance that the market value of the Leases and such other assets will at any time be equal to or greater than the aggregate principal amount of the outstanding Notes. Therefore, upon an Event of Default with respect to the Notes there can be no assurance that sufficient funds will be available to repay Noteholders in full.

TIMING OF PAYMENTS

         The receipt of Scheduled Lease Payments prior to their respective due dates, the liquidation of Defaulted Leases, partial and full prepayments of Leases (to the extent permitted by the Servicer in accordance with the Pooling and Servicing Agreement and not replaced with substitute Leases), payments upon acquisitions by the Originator or the Seller of Leases from the Trust Fund on account of a breach of certain representations and warranties as and to the extent described herein, the optional redemption of the Notes as described herein, the occurrence of a Restricting Event, the existence of a Subordination Shortfall and other circumstances may result in the receipt by the holders of Class A Notes of principal payments on the Class A Notes on any Payment Date in excess of the anticipated amount that would be paid if all Scheduled Lease Payments were made when due and earlier than anticipated repayment of the Class A Notes. Assuming all scheduled payments on the Leases are made when due and each Lease remains in the Trust Fund until its scheduled expiration, the outstanding principal amount of the Class A Notes would be paid in full on the September 2000 Payment Date. For additional information regarding the effects of certain prepayments on the Notes, see "Description of the Notes -- Prepayments" herein and "Risk Factors -- Maturity and Prepayment Considerations" in the Prospectus. The risk of reinvesting payments of the principal of the Notes will be borne by the Noteholders. The yield to maturity on the Notes purchased at premiums or discounts to par will be extremely sensitive to the rate of payment on the Receivables. Noteholders should consider, in the case of Notes purchased at a discount, the risk that a slower than anticipated rate of payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Notes purchased at a premium, the risk that a faster than anticipated rate of payment on the Receivables could result in an actual yield that is less than the anticipated yield. See "Risk Factors -- Maturity and Prepayment Considerations" in the Prospectus.


                                 THE TRUST FUND

THE LEASES

         The Leases cover a variety of new and used "small-ticket" medical and office equipment and automobiles and light duty trucks. As of the Cut-Off Date, the Discounted Lease Balance of all Leases with respect to Leased Vehicles was approximately 5.1% of the Aggregate Discounted Lease Balance and there were 394 Leases for Leased Vehicles. The Leases will have been originated or acquired by the Originator in the ordinary course of its business. The Leases will consist of non-cancelable lease agreements generally with initial terms of up to six years, which provide for equal periodic lease payments that will be due and payable generally on a monthly basis (or, in some cases, on a quarterly basis) over the lease term. All of the Leases are finance leases for financial accounting purposes.

         All of the Leases are "net leases" (i.e., the Lessee assumes all responsibility with respect to the Equipment, including the obligation to pay all costs relating to its operation, maintenance and repair other than normal wear and tear). In addition, all Leases contain "hell or high water" clauses unconditionally obligating the Lessee to make periodic payments at the time and on the dates specified in the Lease, notwithstanding damage to or destruction of the Equipment, and assignees of the Originator will not be subject to any claims the Lessee may have against the Originator. The terms of the Leases also require that the Lessee keep the Equipment fully insured against loss until the Lease is paid in full or, in the case of Leased Vehicles, during the term of the Lease and until the Leased Vehicle is returned to the lessor. At the end of each Lease, in accordance with arrangements typically made at the time the Lease is originated, the Lessee generally will have the option (i) to renew the Lease on the same or renegotiated terms, (ii) to return the Equipment or (iii) to purchase the Equipment at either (A) a fixed price determined at the time the Lease is originated (which may be $1 or a fixed percentage of the original cost of the Equipment or, in the case of Leased Vehicles, an amount determined to be the value of the Leased Vehicle at the end of the Lease) or (B) the then fair market value of the Equipment. In any case, if the Lessee fails to return or purchase the Equipment or renew the Lease, the Lessee will be required to make payments equal to the prior rent payments until the Equipment is returned or purchased or the Lease is renewed. None of the Leases included in the Trust Fund provide for Excess Use Payments.

         The Leases acquired from time to time on and prior to the Closing Date by the Seller from the Originator under the Contribution and Sale Agreement were (and, with respect to the Leases to be acquired on the Closing Date, will be) selected randomly from a pool of eligible leases composed of all leases then owned by the Originator that, as of the date of transfer, satisfied the criteria specified in the Contribution and Sale Agreement and described herein and in the Prospectus. See " -- Representations and Warranties" herein and "Description of the Trust Agreements -- Representations and Warranties" in the Prospectus. The Leases contained in the Trust Fund include all of the leases acquired by the Seller under the Contribution and Sale Agreement prior to the Closing Date that satisfied the above-mentioned criteria as of the Cut-Off-Date.

         As of the Cut-Off Date, the Aggregate Discounted Lease Balance was $150,410,572, the Aggregate Discounted Lease and Residual Balance was $159,671,892, the weighted average remaining term to maturity for the Leases was approximately 38.4 months, the final scheduled payment date of the Lease with the latest expiration was October 30, 2001 and the average Discounted Lease Balance was approximately $9,931. For further information regarding the Leases, see "The Receivables -- The Leases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES

         In addition to the representations and warranties made by the Originator with respect to the Leases as described under "The Receivables -- The Leases" in the Prospectus, the Originator has represented and warranted that, as of the Cut-Off Date, (i) the remaining term of each Lease is between 2 months and 60 months, provided that there is no Lease with a term that extends beyond October 31, 2001 or, in the case of Substitute Leases, October 31, 2002;
(ii) no unpaid scheduled lease payment pursuant to any Lease (other than a Skipped Payment) has been due and payable for more than 30 days (other than due to administrative delays, such as initial billings) and the Originator has received at least one scheduled lease payment on each Lease; and (iii) no scheduled lease payment on any Lease other than a Skipped Payment was more than 90 days delinquent during the 12-month period prior to such date (other than due to administrative delays, such as initial billings).

         The Originator has also represented, among other things, that, as of the Cut-Off Date, (i) the sum of the Discounted Lease Balances of the 25 Leases with the greatest Discounted Lease Balances does not exceed 10% of the Aggregate Discounted Lease Balance; (ii) the sum of the Discounted Lease Balances of all Leases with respect to which the billing address of the related Lessees are located in the same state does not exceed 30% of the Aggregate Discounted Lease Balance; and (iii) the sum of the Discounted Lease Balances of all Leases with respect to which the related Equipment is of the same type (as determined by Trans Leasing in accordance with its customary procedures) does not exceed 45% of the Aggregate Discounted Lease Balance (collectively, the "Specified Portfolio Characteristics").

OTHER POOL DATA

         As of the Cut-Off Date, there were 15,145 Leases, with an Aggregate Discounted Lease Balance of $150,410,572, an aggregate Discounted Equipment Residual Value of $9,261,320 and an aggregate Equipment Residual Value of $11,389,141. The distribution of the Leases by remaining lease term, original lease term, Discounted Lease Balance, Lessee industry, geographic distribution and type of equipment are set forth in the following tables and are reported as of the Cut-Off Date. Subschedules to original Leases reflecting amounts billed to separate billing locations are treated as separate Leases. Classification by industry is based on Trans Leasing's customary procedures for determining lessee industry. Percentage of Aggregate Discounted Lease Balances and Aggregate Discounted Lease Balances set forth in each of the following tables may not total due to rounding.


                 DISTRIBUTION OF LEASES BY REMAINING LEASE TERM


      Remaining Lease                 Number              Percentage of Aggregate      Aggregate Discounted
    Term Range (months)              of Leases           Discounted Lease Balance          Lease Balance
    -------------------              ---------           ------------------------    ------------------------
  0 < Rem. Term <= 12                   2,516                         4.5%                $  6,804,302
 12 < Rem. Term <= 24                   4,077                        15.6                   23,466,448
 24 < Rem. Term <= 36                   4,607                        25.5                   38,370,091
 36 < Rem. Term <= 48                   1,823                        21.4                   32,234,736
 48 < Rem. Term <= 60                   2,122                        32.9                   49,534,995
                                       ------                       -----                 ------------
                                       15,145                       100.0%                $150,410,572



                 DISTRIBUTION OF LEASES BY ORIGINAL LEASE TERM


       Original Lease                 Number              Percentage of Aggregate      Aggregate Discounted
    Term Range (months)              of Leases           Discounted Lease Balance          Lease Balance
    -------------------              ---------           ------------------------    ------------------------
  0 < Orig. Term <= 12                    580                         1.1%                $  1,612,704
 12 < Orig. Term <= 24                  2,706                         7.8                   11,774,642
 24 < Orig. Term <= 36                  5,696                        26.1                   39,317,090
 36 < Orig. Term <= 48                  1,381                        10.9                   16,444,485
 48 < Orig. Term <= 60                  3,926                        45.3                   68,186,673
 60 < Orig. Term <= 72                    851                         8.6                   12,912,708
 72 < Orig. Term <= 84                      4                         0.1                      117,947
 84 < Orig. Term <= 96                      1                       < 0.1                       44,323
                                      -------                       -----                -------------
                                       15,145                       100.0%                $150,410,572



               DISTRIBUTION OF LEASES BY DISCOUNTED LEASE BALANCE


       Discounted Lease                Number            Percentage of Aggregate      Aggregate Discounted
         Balance Range                of Leases         Discounted Lease Balance          Lease Balance
      ------------------              ---------         ------------------------    -------------------------
      $   0  < Balance <=  5,000       7,259                        12.5%                 $ 18,772,852
      5,000  < Balance <= 10,000       3,633                        17.6                    26,426,268
     10,000  < Balance <= 15,000       1,619                        13.2                    19,799,025
     15,000  < Balance <= 20,000         899                        10.3                    15,520,120
     20,000  < Balance <= 25,000         540                         8.0                    12,103,789
     25,000  < Balance <= 50,000         856                        19.2                    28,831,036
     50,000  < Balance <= 75,000         183                         7.2                    10,884,630
     75,000  < Balance <=100,000          86                         4.9                     7,307,105
    100,000  < Balance <=200,000          61                         5.3                     7,909,114
    200,000  < Balance <=300,000           7                         1.1                     1,610,176
    300,000  < Balance <=999,999           2                         0.8                     1,246,458
                                      ------                       ------                 ------------
                                      15,145                       100.0%                 $150,410,572

                   DISTRIBUTION OF LEASES BY LESSEE INDUSTRY


                                                                                         Aggregate Discounted
                                    Number             Percentage of Aggregate                Lease Balance
Industry Type                     of Leases          Discounted Lease Balance
--------------                    ----------         ------------------------            --------------------
Medical Practitioners . . . .       4,372                         37.6%                  $   56,566,285
Dental  . . . . . . . . . . .       1,680                         12.0                       17,989,442
Professional Services . . . .       1,734                         11.1                       16,698,652
Chiropractic  . . . . . . . .       1,743                          7.2                       10,775,702
Medical Institutions  . . . .         757                          5.7                        8,606,856
Veterinary  . . . . . . . . .         646                          2.7                        3,996,207
Other . . . . . . . . . . . .       4,213                         23.8                       35,777,429
                                   ------                        ------                 ---------------
                                   15,145                        100.0%                 $   150,510,572



                      GEOGRAPHIC DISTRIBUTION OF LEASES(a)


                            Number of       Percentage of Aggregate       Aggregate Discounted
         State                Leases        Discounted Lease Balance          Lease Balance
-------------------        ----------       ------------------------      --------------------
California  . . . .            2,861                 20.0%                $      30,117,901
Florida . . . . . .            1,925                 14.6                        21,897,357
New York  . . . . .            1,175                  6.9                        10,436,181
Texas . . . . . . .              895                  6.9                        10,335,482
Illinois  . . . . .              764                  5.0                         7,487,473
Georgia . . . . . .              441                  3.4                         5,185,629
New Jersey  . . . .              534                  3.0                         4,573,547
North Carolina  . .              380                  2.6                         3,935,415
Pennsylvania  . . .              433                  2.4                         3,623,761
Ohio  . . . . . . .              422                  2.3                         3,413,303
Michigan  . . . . .              281                  2.1                         3,209,714
Virginia  . . . . .              312                  1.9                         2,885,061
Arizona . . . . . .              300                  1.9                         2,819,737
Maryland  . . . . .              289                  1.8                         2,670,038
All other states (b)           4,133                 25.1                        37,819,973
                              ------                ------                -----------------
                              15,145                100.0%                $     150,410,572

(a)      By Lessee billing address.
(b) Includes District of Columbia. No other state accounted for 1.6% or more of the Aggregate Discounted Lease Balance as of the Cut-Off Date. Delaware, the only Filing Location not individually listed in the table, accounted for 37 Leases with a percentage of Aggregate Discounted Lease Balance of 0.3% and an Aggregate Discounted Lease Balance of $404,416.



                  DISTRIBUTION OF LEASES BY TYPE OF EQUIPMENT


                                          Number         Percentage of Aggregate     Aggregate Discounted
Equipment Type                          of Leases      Discounted Lease Balance         Lease Balance
--------------                          ---------      --------------------------   ---------------------
Computer Equipment and Software . .          5,975                35.4%              $     53,194,616
Medical Equipment   . . . . . . . .          3,507                29.8                     44,775,198
Dental Equipment  . . . . . . . . .            987                 6.8                     10,191,972
Automobiles and light duty trucks .            394                 5.1                      7,682,734
Telecommunications Equipment  . . .            699                 4.4                      6,580,073
Chiropractic Equipment  . . . . . .            966                 3.5                      5,235,907
Office Equipment and Furniture  . .            544                 3.2                      4,868,164
Veterinary Equipment  . . . . . . .            379                 1.3                      1,970,287
All others  . . . . . . . . . . . .          1,694                10.6                     15,911,622
                                        ----------     ---------------               ----------------
                                            15,145               100.0%              $    150,410,572



                                 THE ORIGINATOR

         For additional information regarding the Originator, including information on the origination and acquisition of Leases, see "The Originator" in the Prospectus. For important information regarding recent events with respect to the Originator, see "The Servicer -- Recent Events."

                                  THE SERVICER

SERVICING

         The Leases will be serviced by Trans Leasing, as the Servicer, pursuant to and in accordance with the related Pooling and Servicing Agreement.

DELINQUENCY AND DEFAULT EXPERIENCE

         Set forth below is certain information regarding the delinquency and loss experience of Trans Leasing with respect to its entire serviced lease portfolio (including leases that it owns and leases that it previously transferred to the Seller and its other subsidiaries but continues to service). Although the Servicer does not maintain data regarding the specific factors causing a particular lease to default or the correlation between the Servicer's delinquency and loss experience, on one hand, and specific and general economic or other variables, on the other, the Servicer believes that changes in the reimbursement policies of governmental or third-party payors, obsolescence of the Equipment, changes in the local, regional or national economies or changes in federal income tax laws could significantly effect the level of delinquencies and losses with respect to the Leases included in any Trust Fund. There can be no assurance that the levels of delinquency and loss experience on the Leases in the Trust Fund will be comparable to that set forth below. See "Risk Factors -- Delinquency and Losses" in the Prospectus.

                        DELINQUENCY EXPERIENCE (a)(b)

====================================================================================================================================

                                         At June 30,                          At September 30,
                            -------------------------------------          ----------------------
                              1994          1995          1996              1995           1996
                            ---------    -----------    ---------          ---------     --------
Future Minimum Lease
  Payments ($000)            $186,287      $219,718      $270,458           $229,736       $286,503

Delinquencies:
  (% of Future Minimum
   Lease Payments)

31-60 Days                      1.28%         1.21%         1.55%              2.08%          1.90%
61-90 Days                      0.57%         0.52%         0.73%              0.95%          0.73%
91+ Days                        0.69%         0.93%         1.32%              1.04%          1.35%

Total Delinquencies             2.54%         2.66%         3.60%              4.07%          3.98%

====================================================================================================================================



(a) Accounts are classified as delinquent at the time a payment (or portion thereof) remains unpaid 30 days or more following the date on which such payment is due. The amount classified as delinquent is the sum of future minimum lease payments. Delinquent accounts are written off in their entirety when a determination is made that the account is uncollectible.
(b)      The percentages in any column may not total due to rounding.


                               LOSS EXPERIENCE
=====================================================================================================

                                     For year ended                        For three months ended
                                        June 30,                               September 30,
                          ----------------------------------------        --------------------------
                          1994(a)          1995          1996               1995           1996
                          ----------      --------     -----------        ----------     -----------
LOSSES:  ($000)
Investment in Leases
  (before reserves)         $170,864      $199,576       $246,122           $208,395       $261,156
Gross Losses(b)                6,510         4,441          5,369              1,109          1,450
Recoveries(c)                  1,359         1,548          1,726                409            370
                            --------      --------       --------            -------        -------
Net Losses(d)                  5,151         2,893          3,643                700          1,080

Net Losses as a
 Percentage of
 Investment in                 3.01%         1.45%          1.48%              1.34%          1.65%
 Leases
 (before reserves)
 (e)

====================================================================================================================================

(a) The data for the year ended June 30, 1994 includes the write-off of one account written off as of December 31, 1993 in the amount of $1,696,000. Excluding such amount, Gross Losses, Recoveries, Net Losses and Net Losses as a percentage of Investment in Leases would have been $4,814,000, $1,232,000, $3,582,000 and 2.10%, respectively.
(b) Gross losses generally include an amount equal to the future minimum lease payments plus the residual value of the related equipment less the remaining unearned income on the date a lease is written off.
(c) Recoveries represent gross amounts recovered on a lease (or the underlying equipment) that has been written off.
(d)      Net losses represent gross losses less recoveries.
(e) Percentages for the three months ended September 30, 1995 and 1996 have been annualized.


RECENT EVENTS

         On October 7, 1996, Richard Grossman, the principal stockholder, Chairman of the Board, Chief Executive Officer and President of Trans Leasing, passed away. On October 24, 1996, Larry S. Grossman, who from 1972 through 1982 served in various capacities, including President and Chief Executive Officer of Trans Leasing, and has been a director of Trans Leasing since 1991, was appointed as Chairman of the Board and Chief Executive Officer and Michael
J. Heyman, who has been a director of Trans Leasing since 1991, was appointed President and Chief Operating Officer.


                                USE OF PROCEEDS

                 The net proceeds from the sale of the Class A Notes will be used by the Seller to repay approximately $111 million of outstanding indebtedness of the Seller under a credit agreement with an affiliate of the Underwriter, which was used to finance the acquisition from the Originator of leases and equipment (including a large portion of the Leases and the related Equipment). Such indebtedness bears interest at a floating rate, which as of October 31, 1996 was 6.125%, and has maturity dates of November 30, 1996, December 31, 1996 and March 30, 1997 with respect to $11 million, $25 million and $75 million, respectively, of such indebtedness. Any remaining net proceeds will be used by the Seller to acquire the remaining portion of the Leases and the related Equipment from the Originator on the Closing Date. The purchase price of the Receivables purchased by the Seller from the Originator from time to time has been and will be based upon the discounted present value of such Receivables.


                             THE INDENTURE TRUSTEE

         Manufacturers and Traders Trust Company, a New York banking corporation, will be the Indenture Trustee under the Indenture, and its principal executive offices are located at One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5115. For further information regarding the Indenture Trustee, see "The Trustees" in the Prospectus.

                               THE OWNER TRUSTEE

         Bankers Trust (Delaware), a Delaware banking corporation, will be the Owner Trustee under the Owner Trust Agreement, and its principal executive offices are located at 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801, and its telephone number is (302) 576-3300. The Owner Trustee's liability in connection with the issuance and sale of the Notes and the Trust Certificate is limited solely to the express obligations of the Owner Trustee set forth in the Owner Trust Agreement. For further information regarding the Owner Trustee, see "The Trustees" in the Prospectus.


                                   THE ISSUER

         The Issuer is a business trust to be formed in accordance with the laws of the State of Delaware, pursuant to the Owner Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Issuer will have had no assets or obligations and no operating history. Upon formation, the Issuer will not engage in any business activity other than (a) acquiring, managing and holding the Leases and the other assets in the Trust Fund, (b) issuing the Trust Certificate and the Notes, (c) making distributions and payments thereon and (d) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The assets of the Issuer will principally consist of the property transferred by the Seller to the Issuer pursuant to the Pooling and Servicing Agreement (and any other property acquired by the Issuer from time to time, including Substitute Leases (as defined herein)). Under the Pooling and Servicing Agreement, on the Closing Date, the Seller will sell, assign and transfer to the Trust all its right, title and interest in, to and under the following: (i) the Leases and all monies due or to become due thereunder after the Cut-Off Date or, with respect to Substituted Leases, after the applicable Substitution Cut-Off Date and all Collections; (ii) the related Equipment (other than any licensed products that may accompany any of the Equipment);
(iii) the related Lease Files; (iv) the Contribution and Sale Agreement, including, but not limited to, the obligation of the Originator to repurchase Leases under certain circumstances, but excluding certain rights to indemnification from the Originator to the Seller and rights of the Seller to purchase additional Receivables from time to time; (v) the Insurance Policies and any Insurance Proceeds related to the Leases; and (vi) all income or proceeds of the foregoing or relating thereto. Other than as a result of not retitling the Leased Vehicles, legal title to all property of the Trust shall be vested at all times in the Trust as a separate legal entity except and to the extent where applicable law in any jurisdiction requires title to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be. Because the Trust does not have any operating history and will not engage in any business activity other than owning such property, issuing the Trust Certificate and the Notes and making distributions and payments thereon, there has not been included herein any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

         The Trust Certificate will be issued pursuant to the terms of the Owner Trust Agreement and will represent the entire beneficial interest in the Trust. The Trust will transfer the Trust Certificate to the Seller under the Pooling and Servicing Agreement as partial consideration for the Leases, Equipment and other assets transferred to the Trust by the Seller thereunder. The Seller will transfer a 1% interest in the Trust Certificate to the Originator under the Contribution and Sale Agreement in partial payment for the Leases, Equipment and other assets purchased by the Seller from the Originator thereunder on the Closing Date. Following such transfers, the Trust Certificate shall not be transferable. The right to receive payments with respect to the Trust Certificate is subordinated to payments of principal and interest on the Notes as set forth in the Pooling and Servicing Agreement. After the final payment is made on the Notes, all remaining assets of the Trust will be paid and transferred to the holders of the Trust Certificate as a distribution on the Trust Certificate.


                                   THE SELLER

         As described in the Prospectus under "The Seller," the Seller is a limited purpose subsidiary of Trans Leasing. In October 1995, the Seller formed TLFC IV Equipment Lease Trust 1995-1, which issued the 1995-1 Notes. In the Pooling and Servicing Agreement, the Seller will agree that, except for the Notes and the 1995-1 Notes, it will not issue, or, if issued by any trust formed by the Seller, sell any notes, debentures, trust certificates or other instruments representing indebtedness or entering into any agreements for borrowed money; provided, however, that the Seller may issue or sell any such indebtedness so long as the newly incurred indebtedness (i) (A) will be rated by the Rating Agencies not lower than the highest rating on the Notes (prior to giving effect to the incurrence of such indebtedness), (B) is fully subordinated to the Notes and the documentation pursuant to which such indebtedness is incurred provides that such indebtedness does not constitute a claim against the Seller or any of its assets (other than the assets pledged to secure such indebtedness) in the event that such pledged assets are insufficient to satisfy such indebtedness or (C) is non-recourse to the Seller and its assets (other than the assets pledged to secure such indebtedness) and the documentation pursuant to which such indebtedness is incurred provides that such indebtedness does not constitute a claim against the Seller or any of its assets (other than the assets pledged to secure such indebtedness) in the event that such pledged assets are insufficient to satisfy such indebtedness and (ii) the holder of such indebtedness covenants and agrees in the documentation pursuant to which such indebtedness is incurred, not to, prior to the date which is one year and one day after the final distribution with respect to (i) the Notes, (ii) the 1995-1 Notes and (iii) any other indebtedness of the Issuer, the Seller or any other trust formed by the Seller permitted under the Pooling and Servicing Agreement, acquiesce, petition or otherwise involve or cause the Seller to invoke the process of any court or governmental authority for the purpose of commencing or sustaining governmental authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequester or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.


                            DESCRIPTION OF THE NOTES

GENERAL

         The Notes will be issued pursuant to the terms of the Indenture. A copy of the Indenture will be filed with the Commission following the issuance of the Class A Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made. Manufacturers and Traders Trust Company, a New York banking corporation, will be the Indenture Trustee under the Indenture. See "The Indenture Trustee" herein and "The Trustees" in the Prospectus.

THE CLASS A NOTES

         Payments of Interest. Interest on the principal balance of the Class A Notes will be payable to the Holders of the Class A Notes on a monthly basis on each Payment Date. Interest on the Class A Notes will accrue from each Payment Date (or, in the case of the December 1996 Payment Date, from November 20, 1996) to, but excluding, the following Payment Date at the Class A Interest Rate and will be due on any Payment Date in an amount equal to the Class A Interest Payment. Interest due on any Payment Date but not paid on such Payment Date will be due on the next Payment Date. Interest payments on the Class A Notes will generally be derived from the Available Amount (as defined herein) remaining after the payment of Unreimbursed Servicer Advances and the Servicing Fee. See "Description of the Trust Agreements -- Payments" herein. The Available Amount for any Payment Date will generally equal collections for the related Collection Period and Investment Earnings on the Trust Accounts.

         Payments of Principal. Principal payments will be made to the Holders of the Class A Notes on each Payment Date in an amount equal to the Class A Principal Payment Amount, to the extent funds are available therefor. In addition, so long as any Class A Notes are outstanding, in the event that a Subordination Shortfall or a Restricting Event occurs and is continuing, amounts otherwise to be paid as principal on the Class B Notes will be paid as principal on the Class A Notes. See "Description of the Trust Agreements -- Payments" herein. Principal payments on the Class A Notes will generally be derived from the Available Amount remaining after the payment of Unreimbursed Servicer Advances, the Servicing Fee and interest payments on the Notes. Failure to have paid in full the Outstanding Class A Principal Balance by the Stated Final Maturity Date will constitute an Event of Default under the Indenture. See "Risk Factors -- Timing of Payments" herein. Prior to the Stated Final Maturity Date, no amount will be considered due and payable on the Class A Notes (and, therefore, no Event of Default will arise from the failure to pay such amount) unless funds are available for the payment therefor as described under "Description of the Trust Agreements -- Payments" herein and are not paid.

         Definitive Class A Notes. Upon the occurrence of certain events discussed more fully in the Prospectus under the heading "Description of the Securities -- Definitive Securities," the Indenture Trustee will be obligated to issue Class A Notes in fully registered, certificated form ("Definitive Class A Notes").

THE CLASS B NOTES

         General. The Class B Notes are not being offered or sold hereunder. The Class B Notes will be initially transferred by the Trust to the Seller as partial consideration for the Seller's transfer of the Leases, the Equipment and other assets conveyed pursuant to the Pooling and Servicing Agreement. The Seller intends to sell the Class B Notes in a private placement.

         Payments of Interest. Interest on the principal balance of the Class B Notes will be payable to the Holders of the Class B Notes on a monthly basis on each Payment Date. Interest on the Class B Notes will accrue from each Payment Date (or, in the case of the December 1996 Payment Date, from November 20, 1996) to, but excluding, the following Payment Date at the Class B Interest Rate and will be due on any Payment Date in an amount equal to the Class B Interest Payment Amount. Interest due on any Payment Date but not paid on such Payment Date will be due on the next Payment Date. Interest payments on the Class B Notes will generally be derived from the Available Amount remaining after the payment of Unreimbursed Servicer Advances, the Servicing Fee and interest payments on the Class A Notes. See "Description of the Trust Agreements -- Payments" herein.

         Payments of Principal. Principal payments will be made to the Holders of the Class B Notes on each Payment Date in an amount equal to the Class B Principal Payment Amount, to the extent funds are available therefor.
Principal payments on the Class B Notes will generally be derived from the Available Amount remaining after the payment of Unreimbursed Servicer Advances, the Servicing Fee, interest payments on the Notes and the Class A Principal Payment Amount. Notwithstanding the foregoing, so long as any Class A Notes are outstanding, in the event that a Subordination Shortfall or a Restricting Event occurs and is continuing, amounts otherwise to be paid as principal on the Class B Notes will be paid as principal on the Class A Notes. See "Description of the Trust Agreements -- Payments" herein. Failure to have paid in full the Outstanding Class B Principal Balance by the Stated Final Maturity Date will constitute an Event of Default under the Indenture. See "Risk Factors -- Timing of Payments" herein. Prior to the Stated Final Maturity Date, no amount will be considered due and payable on the Class B Notes (and, therefore, no Event of Default will arise from the failure to pay such amount) unless funds are available for the payment therefor as described under "Description of the Trust Agreements -- Payments" herein and are not paid.

NO PETITION COVENANT

         Notwithstanding any prior termination of the Indenture or the Notes, with the purchase or acceptance of any Note, each and every Noteholder and/or Note Owner, will agree that, prior to the date which is one year and one day after the final distribution with respect to (i) the Notes, (ii) the 1995-1 Notes and (iii) any other indebtedness of the Issuer, the Seller or any other trust formed by the Seller permitted under the Pooling and Servicing Agreement as described above under "The Seller," they shall not acquiesce, petition or otherwise invoke or cause the Seller or the Issuer to invoke the process of any court of government authority for the purpose of commencing or sustaining a case against the Seller or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Seller or the Issuer.

OPTIONAL REDEMPTION

         The Notes may be redeemed in whole, but not in part, on any Payment Date, if the Servicer exercises its option to purchase the Receivables and other assets of the Trust (other than the Trust Accounts). The Servicer will have the option to purchase all of the assets of the Trust (other than the Trust Accounts) on any Payment Date if (i) on such Payment Date (after giving effect to all payments otherwise to be made on such Payment Date), the sum of the Outstanding Class A Principal Balance and the Outstanding Class B Principal Balance is or would be less than 10% of the sum of the Initial Class A

Principal Balance and the Initial Class B Principal Balance and (ii) the Servicer Purchase Price (as defined below) is sufficient to pay in full the aggregate outstanding principal amount of the Notes (together with accrued interest thereon) on the Redemption Date (as defined below). To exercise such option, the Servicer must deposit into the Collection Account on or prior to such Payment Date an amount (the "Servicer Purchase Price") equal to the Aggregate Discounted Lease and Residual Balance as of the related Determination Date plus the appraised value of any other property (other than the Trust Accounts) held by the Trust (such value to be mutually agreed upon (or determined by an appraiser mutually agreed upon) by the Servicer, the Owner Trustee and the Indenture Trustee). On any Payment Date on which the Notes are to be redeemed (the "Redemption Date"), Holders of the Class A Notes will receive payments equal to the Outstanding Class A Principal Balance and Holders of the Class B Notes will receive payments equal the Outstanding Class B Principal Balance, together in each case with interest accrued through the Redemption Date.

PREPAYMENTS

          THE FOLLOWING INFORMATION IS PRESENTED SOLELY TO ILLUSTRATE THE EFFECT OF PREPAYMENTS ON THE LEASES ON THE WEIGHTED AVERAGE LIFE OF THE NOTES UNDER THE ASSUMPTIONS STATED BELOW AND IS NOT A PREDICTION OF THE PREPAYMENT RATE THAT MAY ACTUALLY BE EXPERIENCED BY THE LEASES OR THE ACTUAL WEIGHTED AVERAGE LIFE OF THE NOTES.

         The rate of principal payments on the Notes, the aggregate amount of interest payments on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the Leases. "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be influenced by the rate of payments on the Leases. Such payments may be in the form of Scheduled Lease Payments or full or partial prepayments (for this purpose, including prepayments and liquidations due to Leases becoming Defaulted Leases, Early Termination Leases and Partial Early Termination Leases and Leases becoming subject to Warranty Events). For a discussion of the circumstances in which the Servicer may permit a Lease to become an Early Termination Lease or a Partial Early Termination Lease, see "Description of the Trust Agreements -- Other Servicing Procedures." The weighted average life of the Notes will also be influenced by the extent to which Leases are replaced with Substitute Leases as described under "Description of the Trust Agreements -- Substitutions," the terms of any Substitute Leases, delays associated with realizing recoveries on Defaulted Leases and the amounts of any such recoveries. Reinvestment risk associated with early payments on the Notes will be borne exclusively by the holders of Notes. See "Risk Factors -- Timing of Payments" herein and "Risk Factors -- Maturity and Repayment Considerations" in the Prospectus.

         The prepayment model used in this Prospectus Supplement is the "Conditional Prepayment Rate" or "CPR" model. The CPR assumes that a fraction of the outstanding Leases is prepaid in each Collection Period, which implies that each Lease is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the Conditional Payment Rate for the Trust Fund. The CPR measures prepayments based on the Aggregate Discounted Lease Balance as of the end of the prior Collection Period. The CPR further assumes that all Leases are the same size, provide for monthly payments and amortize at the same rate and that each such assumed Lease will either be paid as scheduled or prepaid in full, with no delinquencies or delays.

         For purposes of the following table, it is also assumed that: (i) the Closing Date is November 26, 1996, (ii) the Aggregate Discounted Lease Balance as of the Cut-Off Date is $150,410,572, (iii) the Initial Class A Principal Balance is $127,848,986, (iv) the Initial Class B Principal Balance is $13,536,951, (v) the Discount Rate is 7.043191%, (vi) the Payment Date is the 20th day of each month (and payments are made on each such day), regardless of the day on which the Payment Date actually occurs, commencing December 20, 1996, with payments being made in accordance with the priorities set forth herein, (vii) the Servicer does not exercise its option to purchase the assets of the Trust described under "Description of the Notes -- Optional Redemption,"
(viii) there is never a Subordination Shortfall and no Restricting Events occur, (ix) no Lease is replaced with a Substitute Lease and (x) all prepayments of Leases with respect to a Payment Date are received on the last day of the related Collection Period and all Collection Periods have 30 days. No representation is made that the assumptions set forth herein will be correct, including the assumption that the Leases will not experience delinquencies or losses.

         The following table sets forth the percentage of the Initial Class A Principal Balance and of the Initial Class B Principal Balance that would be outstanding on the Payment Dates set forth below (after giving effect to all payments on the Notes on such Payment Dates) assuming a CPR of 0%, 3%, 5% and 7%, respectively. Such information is hypothetical and is set forth for illustrative purposes only.


                                PREPAYMENT TABLE

                                             Percentage of Initial Class A Principal Balance
                                                  and Initial Class B Principal Balance
                               ----------------------------------------------------------------------------
       Payment Date                  0% CPR               3% CPR               5% CPR               7% CPR
-------------------------      ---------------       --------------       --------------     --------------
 Closing Date                         100.0%               100.0%               100.0%               100.0%
 December 20, 1996                     97.08                96.81                96.63                96.44
 January 20, 1997                      93.77                93.24                92.89                92.53
 February 20, 1997                     90.48                89.72                89.21                88.69
 March 20, 1997                        87.19                86.21                85.55                84.88
 April 20, 1997                        83.92                82.74                81.95                81.14
 May 20, 1997                          80.72                79.35                78.44                77.51
 June 20, 1997                         77.54                76.01                74.98                73.94
 July 20, 1997                         74.39                72.71                71.59                70.45
 August 20, 1997                       71.33                69.52                68.30                67.07
 September 20, 1997                    68.31                66.37                65.07                63.77
 October 20, 1997                      65.36                63.31                61.94                60.58
 November 20, 1997                     62.47                60.33                58.90                57.48
 December 20, 1997                     59.61                57.39                55.91                54.44
 January 20, 1998                      56.76                54.47                52.96                51.45
 February 20, 1998                     53.98                51.64                50.09                48.55
 March 20, 1998                        51.20                48.82                47.25                45.69
 April 20, 1998                        48.50                46.09                44.50                42.93
 May 20, 1998                          45.83                43.41                41.81                40.24
 June 20, 1998                         43.21                40.78                39.19                37.62
 July 20, 1998                         40.64                38.22                36.63                35.07
 August 20, 1998                       38.16                35.75                34.18                32.64
 September 20, 1998                    35.78                33.39                31.84                30.31
 October 20, 1998                      33.48                31.13                29.60                28.10
 November 20, 1998                     31.28                28.96                27.46                25.99
 December 20, 1998                     29.15                26.87                25.39                23.96
 January 20, 1999                      27.10                24.87                23.43                22.03
 February 20, 1999                     25.13                22.95                21.54                20.18
 March 20, 1999                        23.23                21.10                19.74                18.42
 April 20, 1999                        21.41                19.34                18.02                16.74
 May 20, 1999                          19.68                17.68                16.40                15.17
 June 20, 1999                         18.03                16.09                14.86                13.67
 July 20, 1999                         16.46                14.60                13.41                12.26
 August 20, 1999                       15.00                13.20                12.06                10.96
 September 20, 1999                    13.65                11.92                10.81                 9.76
 October 20, 1999                      12.35                10.68                 9.62                 8.61
 November 20, 1999                     11.07                 9.47                 8.47                 7.50
 December 20, 1999                      9.82                 8.29                 7.34                 6.42
 January 20, 2000                       8.58                 7.14                 6.23                 5.37
 February 20, 2000                      7.36                 6.00                 5.15                 4.34
 March 20, 2000                         6.16                 4.88                 4.09                 3.33
 April 20, 2000                         4.97                 3.79                 3.05                 2.35
 May 20, 2000                           3.80                 2.72                 2.04                 1.40
 June 20, 2000                          2.66                 1.67                 1.06                 0.48
 July 20, 2000                          1.55                 0.67                 0.12                 0.00
 August 20, 2000                        0.52                 0.00                 0.00                 0.00
 September 20, 2000                     0.00                 0.00                 0.00                 0.00
 Weighted Average
    Life (years)                        1.54                 1.48                 1.43                 1.39

                      DESCRIPTION OF THE TRUST AGREEMENTS

         The following summary describes certain terms of (i) the Pooling and Servicing Agreement to be dated as of the Closing Date among the Servicer, the Seller and the Trust (the "Pooling and Servicing Agreement"), pursuant to which the Trust Fund will be formed and the Trust will receive, and the Servicer will undertake to service, the Leases, (ii) the Trust Agreement to be dated as of the Closing Date, between the Seller and the Owner Trustee (the "Owner Trust Agreement"), pursuant to which the Trust will be established and the Trust Certificate will be issued, (iii) the Administration Agreement pursuant to which Trans Leasing will agree to act as the Administrator (collectively, the agreements in clauses (i), (ii) and (iii) are herein referred to as the "Trust Agreements" and constitute the "Trust Agreement" as described in the Prospectus with respect to the Trust Fund described herein) and (iv) the Amended and Restated Contribution and Sale Agreement to be dated as of the Closing Date between the Originator and the Seller (the "Contribution and Sale Agreement"), pursuant to which the Seller shall have acquired the Receivables from the Originator on or prior to the Closing Date. A copy of each of the Trust Agreements and the Contribution and Sale Agreement will be filed with the Commission following the issuance of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of such agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description set forth under the heading "Description of the Trust Agreements" in the Prospectus to which description reference is hereby made.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

         On or prior to the Closing Date, the Originator has transferred or will transfer the Leases, the related Equipment and certain other assets to the Seller pursuant to the Contribution and Sale Agreement. On the Closing Date, the Seller will transfer the Leases, the related Equipment and certain other assets to the Trust pursuant to the Pooling and Servicing Agreement. Pursuant to the Indenture, the Trust will pledge its rights in the Leases, the related Equipment and other assets received from the Seller to the Indenture Trustee for the benefit of the Noteholders.

ACCOUNTS

         As described in the Prospectus under "Description of the Trust Agreements -- Accounts," the Servicer will establish the Collection Account into which all Collections shall be placed (the "Collection Account") and a Distribution Account from which payments on the Notes will be made (the "Note Distribution Account"). The Collection Account and the Note Distribution Account are sometimes referred to herein collectively as the "Trust Accounts." Investment Earnings, if any, available to be withdrawn from the Collection Account on each Payment Date will be included in the Available Amount for such Payment Date.

PAYMENTS

         Deposit of Collections and Other Amounts.

         Initial Deposit. Not later than the second Business Day after the Closing Date, the Servicer will deposit (in immediately available funds) into the Collection Account all Collections received after the Cut-Off Date and through and including the Closing Date.

         Subsequent Deposits. From time to time after the Closing Date, the Servicer will deposit (in immediately available funds) all Collections in the Collection Account, as promptly as possible after the date upon which such Collections or payments are received (but in no event later than the second Business Day after such date).

         Amounts Exempt from Deposit. Notwithstanding the foregoing, the following collections (or portions thereof) are not required to be deposited into the Collection Account, and, if any such amounts are deposited into the Collection Account, such amounts may be withdrawn from the Collection Account and paid to the Servicer:

                          (i) collections on any Leases on which (and to the extent that) the Servicer has previously made a Servicer Advance which has not been reimbursed pursuant to the Pooling and Servicing Agreement, which amounts the Servicer may retain (as a reimbursement of such Servicer Advance); and

                          (ii) collections on any Repurchased Lease or any Lease for which a Lease has been substituted as described in the Pooling and Servicing Agreement, which amounts the Servicer may retain to the extent necessary to reimburse itself for any related Servicer Advance which has not been reimbursed pursuant to the Pooling and Servicing Agreement, and the remainder of which amounts the Servicer will pay to the Originator or the Seller, as the case may be.

         Payments on Payment Dates. On each Payment Date (based on information contained in, and in sole reliance on, the related Monthly Statement delivered by the Servicer), the Indenture Trustee will cause, in the following order of priority, the following payments and transfers to be made from the Available Amount for such Payment Date (in each case, such payment or transfer to be made only to the extent of the Available Amount remaining after all prior payments and transfers for such Payment Date have been made), in the following priority:

                 (a) to the Servicer, the amount of any Unreimbursed Servicer Advance;

                 (b) to the Servicer, any Servicing Fee Arrearage for such Payment Date;

                 (c)      to the Servicer, the Servicing Fee for such Payment
         Date;

                 (d) to the Holders of the Class A Notes by deposit to the Note Distribution Account, any Class A Interest Arrearage for such Payment Date;

                 (e) to the Holders of the Class A Notes by deposit to the Note Distribution Account, the Class A Interest Payment Amount for such Payment Date;

                 (f) to the Holders of the Class B Notes by deposit to the Note Distribution Account, any Class B Interest Arrearage for such Payment Date;

                 (g) to the Holders of the Class B Notes by deposit to the Note Distribution Account, the Class B Interest Payment Amount for such Payment Date;

                 (h) to the Holders of the Class A Notes by deposit to the Note Distribution Account, the Class A Principal Payment Amount for such Payment Date;

                 (i) to the Holders of the Class B Notes by deposit to the Note Distribution Account, the Class B Principal Payment Amount for such Payment Date; provided that if the Outstanding Class A Principal Balance on such Payment Date (after giving effect to the payments to the Holders of the Class A Notes of the amount described in (h) above) exceeds zero and the Subordination Amount would be less than the Minimum Required Subordination Amount (such difference, the "Subordination Shortfall"), an amount equal to the least of (x) the Subordination Shortfall, (y) such Outstanding Class A Principal Balance and (z) the Class B Principal Payment Amount for such Payment Date shall be paid to the Holders of the Class A Notes rather than to the Holders of the Class B Notes; and provided, further, that if a Restricting Event exists on such Payment Date and the Outstanding Class A Principal Balance on such Payment Date (after giving effect to the payments to the Holders of the Class A Notes described in (h) above and in this clause (i) on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Holders of the Class B Notes under this clause (i) up to the amount of such Outstanding Class A Principal Balance shall be paid to the Holders of the Class A Notes rather than to the Holders of the Class B Notes;

                 (j) if a Restricting Event exists on such Payment Date and the Outstanding Class B Principal Balance on such Payment Date (after giving effect to the payment to the Holders of the Class B Notes of the amount described in (i) above on such Payment Date) exceeds zero, the remaining Available Amount to the Holders of the Class B Notes up to the amount of such Outstanding Class B Principal Balance; and

                 (k) to the holders of the Trust Certificate, any remaining Available Amount.

         Any payments on the Class A Notes and Class B Notes will be made pro rata based upon the outstanding principal balance of the Class A Notes and the Class B Notes, respectively. Prior to the Stated Final Maturity Date, no principal amount will be considered due and payable on the Notes (and, therefore, no Event of Default will arise from the failure to pay such amount) unless funds are available in the Collection Account for the payment therefor and are not paid as described above.

SUBSTITUTION

         Pursuant to the Pooling and Servicing Agreement, the Seller, upon notice from the Servicer, may, on any date (a "Substitution Date"), substitute comparable Leases (each a "Substitute Lease") together with the related Equipment for and replace (i) Leases that have become Defaulted Leases or Early Termination Leases, (ii) those portions of Partial Early Termination Leases that have been terminated prior to their scheduled expiration dates or (iii) Leases that are the subject of a Warranty Event.

         Each Substitute Lease shall be a Lease that, as of the close of business on the last day of the month preceding the Substitution Date (the "Substitution Cut-Off Date"), satisfies substantially the same criteria as the Leases initially transferred to the Trust. The substitutions made as of any Substitution Date, considered as a whole, may not cause any of the Specified Portfolio Characteristics to be untrue as of the related Substitution Cut-Off Date, or if any of the Specified Portfolio Characteristics is untrue as of immediately prior to such Substitution Cut-Off Date, increase the amount by which any Specified Portfolio Characteristic is untrue.

         The Servicer shall not permit a substitution on any Substitution Date if:

                          (i) on a cumulative basis from the Closing Date, the sum of the Discounted Lease Balances (as of the related Substitution Cut-Off Date) of Leases substituted for Defaulted Leases would exceed 6% of the Aggregate Discounted Lease Balance as of the Cut-Off Date;

                          (ii) on a cumulative basis from the Closing Date, the sum of the Discounted Lease Balances (as of the related Substitution Cut-Off Date) of Leases substituted for Leases that are the subject of a Warranty Event would exceed 5% of the Aggregate Discounted Lease Balance as of the Cut-Off Date;

                          (iii) on a cumulative basis from the Closing Date, the sum of the Discounted Lease Balances (as of the related Substitution Cut-Off Date) of Leases substituted for Leases (or portions thereof) would exceed 10% of the Aggregate Discounted Lease Balance as of the Cut-Off Date;

                          (iv) as of the related Substitution Cut-Off Date, the Substitute Leases and the related Equipment being substituted on such date have an Aggregate Discounted Lease Balance and Aggregate Discounted Lease and Residual Balance less than the Aggregate Discounted Lease Balance and Aggregate Discounted Lease and Residual Balance of all of the Leases (or portions thereof), respectively, being replaced; and

                          (v) as a result of all substitutions to be made on such Substitution Date, the sum of the Scheduled Lease Payments on all Leases due in any Collection Period prior to the August 2000 Collection Period would be less than the amount specified for the related Payment Dates in the Pooling and Servicing Agreement (a "Payment Deficiency"), or increase the amount of any such Payment Deficiency.

         In addition, the Servicer shall not permit a substitution on any Substitution Date (other than for a Lease that has become a Defaulted Lease) for any Lease if either:

                          (i) a Restricting Event has occurred and is continuing; or

                          (ii) the amount calculated as (A) the Aggregate Discounted Lease Balance as of the Determination Date immediately preceding such Substitution Date minus (B) the outstanding principal balance of the Class A Notes on such Substitution Date is less than the greater of (A) the Minimum Required Subordination Amount and (B) 15% of the Aggregate Discounted Lease Balance on the Determination Date immediately preceding such Substitution Date.

         Under the Pooling and Servicing Agreement, the Seller shall also have the right to substitute Equipment under any Lease for comparable Equipment so long as there is no change in the amount, number or time of the Scheduled Lease Payments with respect to such Lease and as of the date of substitution the Discount Equipment Residual Value of the substitute Equipment is not less than the Discount Equipment Residual Value of the original Equipment.

         Upon the replacement of a Lease and/or Equipment with a Substitute Lease and/or Equipment as described above, the interest of the Indenture Trustee in such replaced Lease and/or Equipment shall be terminated and such replaced Lease and/or Equipment shall be released to the Seller.

SERVICING

         The Servicer will service, administer and enforce the Receivables included in each Trust Fund on behalf of the Issuer and will have full power and authority to do any and all things in connection with such servicing and administration which it deems necessary or desirable. For further information on servicing of the Receivables, see "Description of the Trust Agreements -- Servicing" in the Prospectus.

         For each Collection Period, if the Servicer determines that any Scheduled Lease Payment (or portion thereof) which was due and payable pursuant to a Lease during such Collection Period was not received prior to the end of such Collection Period, the Servicer shall make a Servicer Advance in an amount up to the amount of such delinquent Scheduled Lease Payment (or portion thereof), to the extent that in its sole discretion it determines that it can recoup such amount from subsequent collections under the related Lease. The Servicer will be obligated to deposit any Servicer Advances into the Collection Account on or prior to the related Payment Date, in immediately available funds. The Servicer will be entitled to be reimbursed for Servicer Advances pursuant to the Pooling and Servicing Agreement.

SERVICING COMPENSATION

         For its servicing of the Leases, the Pooling and Servicing Agreement provides that the Servicer will be entitled to receive on each Payment Date a monthly servicing fee equal to the product of (i) one-twelfth, (ii) 1.0% and
(iii) the Aggregate Discounted Lease Balance as of the related Determination Date (the "Servicing Fee"), payable out of the Available Amount. The Servicer will also be entitled to retain all Excluded Amounts with respect to the Receivables.

         The Servicer will be required to pay all expenses incurred by it in connection with its activities under the Pooling and Servicing Agreement, including fees and disbursements of independent accountants, the Owner Trustee and the Indenture Trustee, taxes imposed on the Servicer, expenses incurred in connection with payments and reports to the Indenture Trustee and the Noteholders, fees payable under the Administration Agreement and other fees and expenses not expressly for the account of the Issuer, but excluding Liquidation Expenses. The Servicer will be required to pay all reasonable fees and expenses owing to the Indenture Trustee in connection with the maintenance of the Trust Accounts.

OTHER SERVICING PROCEDURES

         With respect to each Payment Date and the related Collection Period, the Servicer will provide to the Owner Trustee, the Indenture Trustee, the holders of the Trust Certificate, the Rating Agencies, and each Holder of any Note, not less than two Business Days prior to such Payment Date, a monthly statement (a "Monthly Statement"), signed by an officer of the Servicer. The Monthly Statement will include, in addition to the information described in the Prospectus under "Description of the Securities -- Reports to Securityholders" clauses (i) through (vi) in the Prospectus, the following information: (a) the amount of collections received during the related Collection Period and the Available Amount for such Payment Date, (b) the Aggregate Discounted Lease Balance and the Aggregate Discounted Lease and Residual Balance as of the last day of the Collection Period, (c) the number and the Discounted Lease Balance of all Leases that became Defaulted Leases, Early Termination Leases or Leases required to be repurchased by the Originator or the Seller during the related Collection Period and the number of Leases that became Partial Early Termination Leases and the change in the Discounted Lease Balance thereof resulting therefrom during the related Collection Period, (d) certain delinquency information with respect to the Leases and (e) information with respect to the occurrence of a Restricting Event.

         The Servicer will provide to the Indenture Trustee, the holders of the Trust Certificate, the Rating Agencies and each Holder of any Note, on or prior to October 31 of each year, commencing October 31, 1997, a cumulative summary of the information required to be included in the Monthly Statements for the Collection Periods ending during the immediately preceding Transaction Year.

         Under the Pooling and Servicing Agreement, the Servicer will agree that it will not grant (other than as provided below) any extensions, rebates or adjustments on Leases that extend the original due date of any Scheduled Lease Payment, reduce the number of Scheduled Lease Payments or reduce the amount of any Scheduled Lease Payment. Notwithstanding the previous sentence and as described in the Prospectus under "Description of the Trust Agreements -- Other Servicing Procedures," to the extent consistent with the Servicer's past practices, the Servicer may, on only one occasion with respect to any Lease, permit a deferment of not more than three consecutive Scheduled Lease Payments (collectively, a "Skipped Payment") under such Lease to the end of the term of such Lease so long as (i) the sum of the Discounted Lease Balances of all Leases with respect to which there has been a Skipped Payment since the Cut-Off Date as of a Determination Date does not exceed 5% of the Aggregate Discounted Lease Balance as of the Cut-Off Date and (ii) such Skipped Payment is deferred to no later than the last day of the Collection Period related to the Payment Date that is the Stated Final Maturity Date. The Pooling and Servicing Agreement will not provide for purchases of Receivables by the Servicer upon breach of any of its covenants.

         The Servicer may, in its sole discretion, permit a Lease to become an Early Termination Lease or a Partial Early Termination Lease (which will not include a Lease that becomes an Early Termination Lease or a Partial Early Termination Lease due to a Casualty Loss), so long as, unless another Lease is substituted for such Lease or the terminated portion thereof as described herein, (i) the Servicer deposits in the Collection Account, not later than the second Business Day after receipt thereof by the Servicer, the sum of (A) (1) in the case of an Early Termination Lease, the Discounted Lease Balance of such Lease as of the Determination Date related to the Collection Period in which such Lease became an Early Termination Lease or (2) in the case of a Partial Early Termination Lease, the reduction in the Discounted Lease Balance of such Lease as of the Determination Date related to the Collection Period in which such Lease became a Partial Early Termination Lease, (B) one month's interest on the amount described in clause (A) at the Discount Rate and (C) the amount of any unreimbursed Servicer Advances with respect to such Lease and (ii) at the time the Servicer permits a Lease to become an Early Termination Lease or a Partial Early Termination Lease, the sum of (x) the aggregate of the Discounted Lease Balance of each Early Termination Lease (other than any Early Termination Lease that became an Early Termination Lease due to a Casualty Loss or for which a substitution has been made) as of the Determination Date related to the Collection Period in which such Lease became an Early Termination Lease plus
(y) the aggregate of the reduction in the Discounted Lease Balance of each Partial Early Termination Lease (other than any Partial Early Termination Lease that became a Partial Early Termination Leases due to a Casualty Loss or for which a substitution has been made) as of the Determination Date related to the Collection Period in which such Lease became a Partial Early Termination Lease, does not exceed 3% of the Aggregate Discounted Lease and Residual Balance as of the Cut-Off Date.

INDENTURE

         In addition to the provisions regarding the amendment to the Indenture described in the Prospectus, the Indenture may be amended without the consent of the Noteholders to prevent the Trust from being treated as a "publicly traded partnership" under Section 7704 of the Code (as defined herein).

INSOLVENCY EVENT

         In the event of an Insolvency Event, the Trust will terminate and the Receivables and other assets held in the Trust Fund will be liquidated and the Trust will be terminated 90 days after the date of such event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from a majority of the Holders of the Class A Notes, a majority of the Holders of the Class B Notes and a majority of the Holders of the Trust Certificates (other than the Seller) to the effect that such parties disapprove of the liquidation of the assets held by the Trust and the termination of the Trust.

ADMINISTRATION AGREEMENT

         Trans Leasing, in its capacity as administrator (the "Administrator"), will enter into an agreement (an "Administration Agreement") with the Trust and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations of the Trust and the Owner Trustee required by the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee of $1,500 per month, which fee will be paid by the Servicer.

                           CERTAIN TAX CONSIDERATIONS

         The following is a summary of certain federal income tax considerations relevant to the purchase, ownership and disposition of the Class A Notes. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Class A Notes in light of their specific investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service ("IRS") rulings, all of which are subject to change, which change may be retroactively applied in a manner that could adversely affect a holder of one or more of the Class A Notes. The information below is directed to investors that will hold the Class A Notes as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of purchasing, holding and disposing of the Class A Notes, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction that may be applicable. The Trust will be provided with an opinion of Kirkland & Ellis, tax counsel to the Trust ("Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS or the courts. The Trust has not sought, nor does it intend to seek, a ruling from the IRS that its position as reflected in the discussion below will be accepted by the IRS. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust similar to the Trust and, as a result, there can be no assurance that the IRS will agree with the conclusions and discussion below.

FEDERAL TAX CLASSIFICATION OF THE TRUST AND THE CLASS A NOTES

         On the Closing Date, Tax Counsel will advise the Trust that, based upon the terms of the Pooling and Servicing Agreement, the Indenture and the Owner Trust Agreement and related documents and transactions as described in the Prospectus and herein (and assuming ongoing compliance with such agreement and documents), the Trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. On the Closing Date, Tax Counsel will further advise the Trust that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Class A Notes, based upon the terms of the Class A Notes and the documents and transactions relating thereto as described in the Prospectus and herein, the Class A Notes will properly be classified as debt for federal income tax purposes. See "Certain Tax Considerations" in the Prospectus.

STATE, LOCAL AND OTHER TAXES

         Investors should consult their own tax advisors regarding whether the purchase of the Class A Notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local, foreign and other tax consequences of purchasing, owning or disposing of a Class A Note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.

         THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CLASS A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Although there is little authority on the subject, the Seller believes the Class A Notes will be debt rather than equity interests and that the assets of the Trust will therefore not be deemed to be assets of investing Benefit Plans under the Plan Assets Regulation. However, prohibited transactions under ERISA and the Code may occur by reason of the purchase of Class A Notes by Benefit Plans with respect to which the Seller, the Trust, the Owner Trustee, the Indenture Trustee, the Servicer or certain of their affiliates may be considered to be parties in interest or fiduciaries. Therefore, in order to preclude such a prohibited transaction, and other prohibited transactions, the purchase by or on behalf of a Benefit Plan or by any person treated as holding assets of any Benefit Plan is permitted only if certain conditions (specified below) are satisfied.

         By acceptance of a Class A Note, each Class A Noteholder will be deemed to have represented and warranted that either (i) the Class A Noteholder is not acquiring (or considered to be acquiring) the Class A Note with the assets of (a) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) a plan or arrangement (including an individual retirement account or a Keogh
Plan) within the meaning of or subject to Section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under U.S. Department of Labor ("DOL") Regulations codified at 29 C.F.R. Section 2510.3-101 or otherwise (each, a "Benefit Plan") or (ii) one or more of the following is true as to all of the funds used to purchase such Class A Note: (a) the funds constitute the assets of a bank collective investment fund within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 91-38, 56 FR 31,966, and the acquisition and holding of such Class A Note satisfies the requirements of such exemption and is entitled to full relief thereunder; (b) the funds constitute the assets of an insurance company pooled separate account within the meaning of PTCE 90-1, 55 FR 2,891, and the acquisition and holding of such Class A Note satisfies the requirements of such exemption and is entitled to full relief thereunder; (c) the funds are invested in an investment fund which is managed by an investment adviser registered under the Investment Advisers Act of 1940, a bank, an insurance company or a savings and loan association, which meets specified financial standards, which has acknowledged in a written agreement that it is an ERISA fiduciary with respect to investments made on behalf of the Benefit Plan from which it acquired such funds, and which is otherwise a "qualified professional asset manager" as such term is defined in PTCE 84-14, 49 FR 9,494, as amended on October 10, 1985, 50 FR 41,430, and the acquisition and holding of such Class A Note satisfies the requirements of such exemption and is exempt to the fullest extent provided therein; (d) the funds constitute the assets of an insurance company general account, and the acquisition and holding of such Class A Note by such account satisfies the requirements of PTCE 95-60, 60 FR 35,925, and is entitled to full relief thereunder; or (e) the funds constitute the assets of a "governmental plan" as defined in Section 3(32) of ERISA or Section 4975 of the Code, and neither the purchase nor holding of such Class A Note will result in or involve a transaction that is prohibited under applicable state law. The Seller, the Trust, the Owner Trustee, the Indenture Trustee, the Servicer or certain of their affiliates may be considered to be parties in interest or fiduciaries with respect to certain Benefit Plans. Therefore, the acquisition or holding of a Class A Note by a Benefit Plan may be a prohibited transaction under ERISA and the Code unless one of the required conditions described above applies to such acquisition and holding.

         For additional information regarding ERISA matters, see "ERISA Considerations" in the Prospectus.

         FIDUCIARIES OF BENEFIT PLANS THAT ARE PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN ATTORNEYS AND FINANCIAL ADVISORS TO DETERMINE THE CONSEQUENCES UNDER ERISA AND THE CODE OF AN INVESTMENT IN THE CLASS A NOTES, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR BENEFIT PLAN AND CURRENT APPLICABLE LAW.


                                    RATINGS

         It is a condition to issuance of the Class A Notes that the Class A Notes be rated AAA by S&P and Aaa by Moody's. A rating is not a recommendation to purchase, hold or sell Class A Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Class A Notes addresses the likelihood of the timely payment of interest on and the ultimate repayment of principal of the Class A Notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by either of the Rating Agencies if in its judgment circumstances in the future so warrant. The rating of the Class A Notes is based primarily on the creditworthiness of the Leases, overcollateralization of the Leases and the subordination provided by the Class B Notes and the Trust Certificate.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Class A Notes dated November 20, 1996, the Seller has agreed to sell to First Union Capital Markets Corp. (the "Underwriter"), and the Underwriter has agreed to purchase from the Seller, the Class A Notes offered hereby.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase all the Class A Notes offered hereby if any of such Class A Notes are purchased.

         The Underwriter has advised the Seller that it proposes initially to offer the Class A Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not in excess of 0.175% of the initial principal amount of the Class A Notes. The Underwriter may allow and such dealers may reallow a concession not in excess of 0.10% of the initial principal amount of the Class A Notes. After the initial public offering, the public offering price and such concessions may be changed.

         The Underwriting Agreement provides that the Seller and Trans Leasing, jointly and severally, will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

         In addition, First Union Capital Markets Corp. ("First Union") will act as the private placement agent for the Seller in connection with the sale of the Class B Notes and will receive compensation therefor. The Seller has agreed to pay First Union a structuring fee of $127,849 in connection with the structuring of the Notes.

         In the ordinary course of its business, the Underwriter and its affiliates have engaged and may engage in commercial banking and investment banking transactions with the Seller and its affiliates, including the Originator.

         As discussed under "Use of Proceeds," the Seller intends to use a portion of the proceeds of its sale of the Class A Notes to repay amounts owing to an affiliate of First Union under a credit agreement. Accordingly, because more than 10% of the net offering proceeds may be paid to an affiliate of a member of the National Association of Securities Dealers, Inc. which is participating in the distribution of the Class A Notes, the offering of the Class A Notes is being made pursuant to the provisions of Article III, Section 2710(c)(8) of the Conduct Rules of the NASD.


                                 LEGAL MATTERS

         Certain legal matters relating to the issuance of the Notes and the Trust Certificate, including federal income tax consequences with respect thereto, as well as other matters, will be passed upon for the Trust by Kirkland & Ellis, Chicago, Illinois. Certain legal matters relating to the issuance of the Class A Notes will be passed upon for the Underwriter by Simpson Thacher & Bartlett (a partnership which includes professional corporations), who will also represent First Union in connection with the placement of the Class B Notes.

                                    GLOSSARY

         "Aggregate Discounted Lease Balance" means, at any time, the sum of the Discounted Lease Balance of the Leases.


         "Aggregate Discounted Lease and Residual Balance" means, at any time, the sum of the Discounted Lease and Residual Balance of the Leases.

         "Available Amount" means, for any Payment Date, all amounts on deposit in the Collection Account on such Payment Date representing (i) Collections received during the related Collection Period, (ii) Investment Earnings and
(iii) Servicer Advances.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois, Wilmington, Delaware, or New York, New York are authorized or obligated by any law or regulation to be closed.

         "Casualty Loss" means, with respect to any item of Equipment, the loss, theft, damage beyond repair or governmental condemnation or seizure of such item of Equipment.

         "Class A Interest Arrearage" means, for any Payment Date, any Class A Interest Payments (or portions thereof) for prior Payment Dates that remain unpaid as of such Payment Date.

         "Class A Interest Payment Amount" means (i) for the initial Payment Date, the product of one-twelfth of the Class A Interest Rate and the Initial Class A Principal Balance and (ii) for any subsequent Payment Date, the product of one-twelfth of the Class A Interest Rate and the Outstanding Class A Principal Balance as of the related Determination Date.

         "Class A Interest Rate" means 5.98% per annum.

         "Class A Percentage" means 90.43%.

         "Class A Principal Arrearage" means, for any Payment Date, any Class A Principal Payment Amounts (or portions thereof) for prior Payment Dates that remain unpaid as of such Payment Date.

         "Class A Principal Payment Amount" means, for any Payment Date, the sum of (i) the product of (A) the Class A Percentage and (B) the excess of (1) the Aggregate Discounted Lease Balance of all Leases as of the last day of the Collection Period immediately preceding the Collection Period to which such Payment Date relates (or, in the case of the initial Payment Date, as of the Cut-Off Date) over (2) the Aggregate Discounted Lease Balance of all Leases as of the last day of the Collection Period to which such Payment Date relates (in each case, calculated after giving effect to all Leases that became Defaulted Leases, Early Termination Leases, Partial Early Termination Leases or were the subject of a Warranty Event during such related Collection Period and all substitutions of Substitute Leases therefor) and (ii) the Class A Principal Arrearage for such Payment Date; provided, that on the Stated Final Maturity Date, on the Redemption Date, and on each Payment Date from and after the date on which the Indenture Trustee or the holders of the Notes shall have declared the Notes to be immediately due and payable following the occurrence of an Event of Default pursuant to the Indenture (unless such declaration has been rescinded and annulled) the Class A Principal Payment Amount shall equal the Outstanding Class A Principal Balance; and provided further, that the Class A Principal Payment Amount shall never exceed the Outstanding Class A Principal Balance.

         "Class B Interest Arrearage" means, for any Payment Date, any Class B Interest Payments (or portions thereof) for prior Payment Dates that remain unpaid as of such Payment Date.

         "Class B Interest Payment Amount " means (i) for the initial Payment Date, the product of one-twelfth the Class B Interest Rate and the Initial Class B Principal Balance and (ii) for any subsequent Payment Date, the product of one-twelfth the Class B Interest Rate and the Outstanding Class B Principal Balance as of the related Determination Date.

         "Class B Interest Rate" means 6.64% per annum.

         "Class B Percentage" means 9.57%.

         "Class B Principal Arrearage" means, for any Payment Date, any Class B Principal Payment Amounts (or portions thereof) for prior Payment Dates that remain unpaid as of such Payment Date.

         "Class B Principal Payment Amount" means, for any Payment Date, the sum of (i) the product of (A) the Class B Percentage and (B) the excess of (1) the Aggregate Discounted Lease Balance of all Leases as of the last day of the Collection Period immediately preceding the Collection Period to which such Payment Date relates (or, in the case of the initial Payment Date, as of the Cut-Off Date) over (2) the Aggregate Discounted Lease Balance of all Leases as of the last day of the Collection Period to which such Payment Date relates (in each case, calculated after giving effect to all Leases that became Defaulted Leases, Early Termination Leases, Partial Early Termination Leases or were the subject of a Warranty Event during such related Collection Period and all substitutions of Substitute Leases therefor) and (ii) the Class B Principal Arrearage for such Payment Date; provided, that, on the Stated Final Maturity Date, on the Redemption Date, and on each Payment Date from and after the date on which the Indenture Trustee or the holders of the Notes shall have declared the Notes to be immediately due and payable following the occurrence of an Event of Default pursuant to the Indenture (unless such declaration has been rescinded and annulled) the Class B Principal Payment shall equal the Outstanding Class B Principal Balance; and provided, further, that the Class B Principal Payment shall never exceed the Outstanding Class B Principal Balance.

         "Collection Period" means, with respect to any Payment Date, the immediately preceding calendar month.

         "Collections" means all payments received on or with respect to the Leases or the related Equipment, including, without limitation, Scheduled Lease Payments, Liquidation Proceeds, Warranty Purchase Prices, Insurance Proceeds, Early Termination Lease Proceeds, Partial Early Termination Lease Proceeds and Expired Lease Proceeds, but excluding any Excluded Amounts.

         "Contribution and Sale Agreement" means the Amended and Restated Contribution and Sale Agreement dated as of the Closing Date, between the Originator and Seller, together with all amendments, restatements, supplements and modifications thereof or thereto.

         "Determination Date" means, with respect to a Collection Period and the related Payment Date, the close of business on the last Business Day of such Collection Period.

         "Discount Rate" means, as of any date of determination, 7.043191% per annum.

         "Discounted Equipment Residual Value" means, with respect to any Equipment, at any time of determination, the present value of the Equipment Residual Value of such Equipment, calculated monthly at the Discount Rate in the manner described below.

         In connection with all calculations required to be made with respect to the determination of Discounted Equipment Residual Values, for any date of determination, the "Discounted Equipment Residual Value" for such Equipment shall be calculated assuming:

                          (i) the Equipment Residual Value is received on the last day of the Collection Period following the Collection Period in which the related Lease expires in accordance with its terms;

                          (ii) amounts are discounted on a monthly basis using a 30-day month and a 360-day year;

                          (iii) amounts are discounted to the last day of the Collection Period in which the date of determination falls.

         "Discounted Lease and Residual Balance" means, with respect to any Lease, at any time of determination, the sum of (i) the Discounted Lease Balance plus (ii) the Discounted Equipment Residual Value for all related Equipment; provided, however, that the Discounted Lease and Residual Balance of any Defaulted Lease, Early Termination Lease, Expired Lease or Lease purchased by the Originator or the Seller, or replaced with a Substitute Lease, shall be equal to zero.

         "Discounted Lease Balance" means, with respect to any Lease, at any time of determination, the sum of (i) the present value of all of the remaining Scheduled Lease Payments becoming due under such

Lease after such date of determination and unpaid as of such date of determination, calculated monthly at the Discount Rate in the manner described below and (ii) the aggregate amount of all Scheduled Lease Payments (due after the Cut-Off Date) then due and payable under such Lease which have not been received by the Servicer (other than Scheduled Lease Payments to the extent there has been a Servicer Advance with respect thereto); provided, however, that the Discounted Lease Balance of any Defaulted Lease, Early Termination Lease, Expired Lease or Lease purchased by the Originator or the Seller, or replaced with a Substitute Lease, shall be equal to zero.

         In connection with all calculations required to be made with respect to the determination of Discounted Lease Balances, for any date of determination the "Discounted Lease Balance" for each Lease shall be calculated assuming:

                          (i) all payments due in any Collection Period are due on the last day of such Collection Period;

                          (ii) payments are discounted on a monthly basis using a 30 day month and a 360 day year;

                          (iii) payments are discounted to the last day of the Collection Period in which the date of determination falls.

         "Early Termination Lease" means any Lease that has terminated in full prior to its scheduled expiration date (including because of a Casualty Loss), other than a Defaulted Lease.

         "Early Termination Lease Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Early Termination Lease (net of Liquidation Expenses).

         "Eligible Investments" means investments in certain commercial paper, certificates of deposit issued by a bank or trust company, debt obligations of domestic corporations, in each case with a rating consistent with the rating of the Class A Notes, direct obligations of the United States of America or any agency thereof or obligations backed by the full faith and credit of the United States of America, and any other investment approved by the Rating Agencies which would not cause the Trust to be required to register as an "investment company" under the Investment Company Act.

         "Equipment Residual Value" means for any Equipment the anticipated residual value of such Equipment upon the expiration of the related Lease in accordance with its terms (as such residual value is estimated by the Originator on or about the date on which such Lease was originated or acquired by the Originator in accordance with its normal valuation procedures and not including any administrative costs incurred in the realization of such residual value), but not in excess of any purchase option price with respect thereto.

         "Excluded Amounts" means any payments received from or on behalf of a Lessee in connection with any late fees, any taxes, fees or other charges imposed by any governmental authority, any insurance premiums or fees, any indemnity payments made by a Lessee for the benefit of the Lessor under the related Lease or any payments collected from a Lessee relating to servicing and/or maintenance payments pursuant to the related Lease or maintenance agreement, as applicable.

         "Expired Lease" means any Lease that has terminated on its scheduled expiration date.

         "Expired Lease Proceeds" means any and all cash proceeds or rents realized from the sale, lease or re-lease of Equipment under an Expired Lease (net of Liquidation Expenses) and, with respect to a Lease for a Leased Vehicle, payments received from the related Lessee as a result of excessive wear and tear on or damage to such Leased Vehicle or driving such Leased Vehicle in excess of the maximum mileage set forth in such Lease.

         "Insurance Policy" means, with respect to any Lease, an insurance policy covering physical damage to or loss of the related Equipment.

         "Insurance Proceeds" means, depending on the context, any amounts payable or any payments made, to the Servicer under any Insurance Policy.

         "Investment Earnings" means the investment earnings net of losses and investment expenses on amounts in the Collection Account.

         "Minimum Required Subordination Amount" means $5,640,396.

         "1995-1 Notes" means all notes issued by the TLFC IV Equipment Lease Trust 1995-1 pursuant to the Indenture between TLFC IV Equipment Lease Trust 1995-1 and Manufacturers and Traders Trust Company, as Indenture Trustee, dated October 6, 1995, together with all amendments, supplements and modifications thereof and thereto.

         "Outstanding Class A Principal Balance" means, at any time, an amount equal to the Initial Class A Principal Balance, reduced by the aggregate of all amounts with respect to Class A Principal Payment Amounts or otherwise with respect to principal on the Class A Notes deposited in the Note Distribution Account for payment to Holders of Class A Notes prior to such time.

         "Outstanding Class B Principal Balance" means, at any time, an amount equal to the Initial Class B Principal Balance, reduced by the aggregate of all amounts with respect to Class B Principal Payment Amounts or otherwise with respect to principal on the Class B Notes deposited in the Note Distribution Account for payment to Holders of Class B Notes prior to such time.

         "Partial Early Termination Lease" means any Lease a portion of which relating to particular Equipment has been terminated (including because of a Casualty Loss) prior to its scheduled expiration date.

         "Partial Early Termination Lease Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment related to the terminated portion of a Partial Early Termination Lease (net of Liquidation Expenses).

         "Repurchased Lease" means, at any time, any Lease which has been repurchased by the Originator pursuant to the Contribution and Sale Agreement or by the Seller pursuant to the Pooling and Servicing Agreement, in either case as a result of a Warranty Event.

         "Restricting Event" shall be deemed to exist on any Payment Date on which any of the following conditions has occurred and is continuing: (i) a Servicer Default exists, (ii) the average of the sum of the Discounted Lease Balances of Leases that are more than 90 days delinquent as of the six (6) preceding Determination Dates exceeds two percent (2%) of the average of the Aggregate Discounted Lease Balances as of such six (6) preceding Determination Dates, as reflected on the most recent Monthly Statement, or (iii) two (2) times the sum of the Discounted Lease Balances of Leases that became Defaulted Leases in the six (6) preceding Collection Periods exceeds five percent (5%) of the average of the Aggregate Discounted Lease Balances as of the Determination Dates related to such six (6) preceding Collection Periods, as reflected on the most recent Monthly Statement.

         "Scheduled Lease Payment" means, with respect to any Lease, each monthly or quarterly rent payment to be made by the related Lessee under the terms of such Lease after the Cut-Off Date or, with respect to any Substitute Lease, after the applicable Substitution Cut-Off Date, in each case after giving effect to any adjustments as a result of a portion of such Lease being terminated prior to its scheduled expiration date (it being understood that Scheduled Lease Payments do not include any Excluded Amounts).

         "Servicing Fee Arrearage" means, for any Payment Date, any Servicing Fee for a prior Payment Date, but remaining unpaid as of such Payment Date.

         "Stated Final Maturity Date"  means the Payment Date in November 2002.

         "Subordination Amount" means, for any Payment Date, (A) the Aggregate Discounted Lease Balance as of the related Determination Date plus (B) the Available Amount for such Payment Date minus (C) the Outstanding Class A Principal Balance on such Payment Date (all calculated after giving effect to all payments and transfers made or to be made on such Payment Date pursuant to clauses (a) through (i) (but without giving effect to the provisos in such clause (i)) under the caption "Description of the Trust Agreements -- Payments -- Payments on Payment Dates" above).

         "Transaction Year" means the twelve month period ending on June 30 of each year; provided that the initial Transaction Year will be the period commencing on the Closing Date and ending on June 30, 1997.

         "Unreimbursed Servicer Advances" means, at any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to the Pooling and Servicing Agreement and which the Servicer has determined in its sole discretion will not be recoverable from Scheduled Lease Payments with respect to the related Leases.

         "Warranty Event" means, with respect to any Lease, that either (i) the Originator is obligated to repurchase such Lease pursuant to the Contribution and Sale Agreement or (ii) the Seller is obligated to repurchase such Lease pursuant to the Pooling and Servicing Agreement.

         "Warranty Purchase Price" means, with respect to a Lease and date of determination, an amount equal to the Discounted Lease and Residual Balance as of the preceding Determination Date, plus one month's interest thereon at the Discount Rate, plus the amount of any unreimbursed Servicer Advances with respect to such Lease, but in no event greater than the Discounted Lease and Residual Balance of such Lease as of the Cut-Off Date or the Substitution Cut-Off Date, as applicable.

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this Prospectus Supplement other than defined terms defined only in the Prospectus and the pages on which the definitions of such terms may be found.


1995-1 Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Aggregate Discounted Lease and Residual Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Aggregate Discounted Lease Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Available Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Casualty Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Class A Interest Arrearage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Class A Interest Payment Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Class A Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Class A Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Class A Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
Class A Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Class A Principal Arrearage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Class A Principal Payment Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Class B Interest Arrearage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Class B Interest Payment Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Class B Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Class B Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Class B Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
Class B Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Class B Principal Arrearage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Class B Principal Payment Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Conditional Prepayment Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Contribution and Sale Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21, S-30
CPR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Definitive Class A Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-30
Discount Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Discounted Equipment Residual Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Discounted Lease and Residual Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Discounted Lease Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Early Termination Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Early Termination Lease Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Equipment Residual Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Excluded Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Expired Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Expired Lease Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Filing Locations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
First Union . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-5

Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
Initial Class A Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Initial Class B Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Insurance Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Investment Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
Leased Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Minimum Required Subordination Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Monthly Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Note Distribution Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4, S-13
Outstanding Class A Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Outstanding Class B Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Owner Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
Partial Early Termination Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Partial Early Termination Lease Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-6
Payment Deficiency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
PTCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Repurchased Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Restricting Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Scheduled Lease Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Servicer Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Servicer Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-24
Servicing Fee Arrearage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Skipped Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Specified Portfolio Characteristics   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Stated Final Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-32
Subordination Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Subordination Shortfall . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Substitute Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Substitution Cut-Off Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Substitution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Trans Leasing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Transaction Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Trust Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Trust Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Unreimbursed Servicer Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33

Warranty Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Warranty Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33

PROSPECTUS
--------------------------------------------------------------------------------
              EQUIPMENT LEASE BACKED SECURITIES ISSUABLE IN SERIES

                       TL LEASE FUNDING CORP. IV, Seller
                  TRANS LEASING INTERNATIONAL, INC., Servicer

     This Prospectus describes certain Equipment Lease Backed Notes (the "Notes") and Equipment Lease Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series (each a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each Series of Securities may include one or more classes of Notes or Certificates (each, a "Class"). Each Series of Securities will be issued either by the Seller or by a trust to be formed by the Seller for the purpose of issuing one or more Series of Securities (each, a "Trust"). The Seller or the Trust issuing Securities is referred to in this Prospectus and the related Prospectus Supplement as the "Issuer" with respect to such Securities.
     The Certificates will evidence beneficial ownership in a segregated pool of assets (each, a "Trust Fund"), and the Notes will represent indebtedness of the related Issuer secured by a Trust Fund. As described herein and in the related Prospectus Supplement, each Trust Fund will include leases which cover a variety of new and used "small-ticket" medical and office equipment and automobiles and light-duty trucks or interests therein (the "Leases"), collections thereon, interests in the underlying equipment (the "Equipment" and, together with the Leases, the "Receivables"), the lease files with respect to the Leases and certain physical damage insurance policies with respect to the Equipment, together with the proceeds thereof. The Receivables in each Trust Fund will have been acquired by the Seller from Trans Leasing International, Inc. or one of its affiliates (the "Originator"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any Series or Class of Securities may include any one or more of the following: a reserve account or accounts, letters of credit, credit or liquidity facilities, a financial guaranty insurance policy, third party payments or cash deposits. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination among Securities related to any Trust Fund, over-collateralization or otherwise. See "Description of the Trust Agreements - Credit Enhancements." Trans Leasing International, Inc. will also act as the initial Servicer for the Receivables included in each Trust Fund.
     A Series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. A Series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any Series may be senior or subordinate to the rights of one or more other Classes of Securities. Information regarding the Securities to be offered hereby, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of any Securities offered hereby will depend on the priority of payment of such Securities and the rate and timing of payments on the related Receivables (including prepayments, defaults, liquidations or repurchases of Receivables). A rate of payment lower or higher than that anticipated may affect the weighted average life of any Securities in the manner described herein and in the related Prospectus Supplement. If and to the extent described in the related Prospectus Supplement, a Series of Securities issued by a Trust may provide that such Trust may issue additional Series of Securities from time to time. See "The Issuer - Master Trusts" herein and "Description of the Securities" herein and the related Prospectus Supplement.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 14 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES WILL REPRESENT OBLIGATIONS OF THE RELATED ISSUER ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER (UNLESS THE SELLER IS THE ISSUER), THE SERVICER, THE ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES OTHER THAN THE RELATED ISSUER. THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER, THE ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES OTHER THAN THE RELATED TRUST. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, THE SERVICER, THE ORIGINATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, SECURITIES OF ANY SERIES SHALL BE PAYABLE ONLY OUT OF THE ASSETS INCLUDED IN THE RELATED TRUST FUND. SEE "RISK FACTORS."
--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
     Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described herein under "Method of Distribution" and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any Series or Class, and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue.
     RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------
               The date of this Prospectus is November 20, 1996.

                         PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series or Class of Securities to be offered hereunder will set forth, among other things: (i) a description of such Securities, (ii) the "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Securities; (iii) certain information concerning the Receivables and cash accounts, letters of credit, insurance polices, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, included in the related Trust Fund or with respect to all or part of such Securities; (iv) the specified interest, if any, of such Securities in, and the manner and priority of, the distributions from the related Trust Fund; (v) information as to the nature and extent of subordination with respect to any other Series or Class of Securities, if any; (vi) the applicable Payment Dates (as defined herein); (vii) information regarding tax considerations with respect to such Securities; and (viii) additional information with respect to the method of distribution of such Securities.


                             AVAILABLE INFORMATION

     The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at "http://www.sec.gov" which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

     This Prospectus, together with the Prospectus Supplement for each Series or Class of Securities, will contain a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with the Commission by the Seller with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any Series or Class of Securities referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement), or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                           REPORTS TO SECURITYHOLDERS

     Periodic and annual unaudited reports concerning any Security and the related Trust Fund will be provided by the Servicer to the Securityholders.
See "Description of the Securities - Reports to Securityholders." If the Securities of a Series or Class are to be issued in book-entry form, such reports will be provided to the Securityholder of record, and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of the Securities - Book-Entry Registration." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

     The Seller will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Chief Financial Officer, TL Lease Funding Corp. IV, c/o Trans Leasing International, Inc., 3000 Dundee Road, Northbrook, Illinois 60062.

                            SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any Series or Class contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary and this Prospectus are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms."

Issuer...................With respect to any Securities offered pursuant to this Prospectus and the related Prospectus Supplement, the entity issuing such Securities, which shall be either (i) the Seller or (ii) a trust to be formed by the Seller for the purpose of issuing one or more Series of Securities (each, a "Trust"). See "The Issuers."


Seller...................TL Lease Funding Corp. IV (the "Seller"), a Delaware
                         corporation and wholly-owned subsidiary of Trans Leasing International, Inc., a Delaware corporation ("Trans Leasing"). The principal executives offices of the Seller are located at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, and its telephone number is (302) 658-7851. See "The Seller."


Servicer.................Trans Leasing International, Inc., a Delaware
                         corporation (in its capacity as servicer, the "Servicer"). The principal executive offices of the Servicer are located at 3000 Dundee Road, Northbrook, Illinois 60062, and its telephone number is (847) 272-1000. See "The Servicer."


Originator...............Trans Leasing International, Inc., a Delaware
                         corporation, or one of its affiliates (in its capacity as originator of the Leases, the "Originator"). The principal executive offices of the Originator are located at 3000 Dundee Road, Northbrook, Illinois 60062, and its telephone number is (847) 272-1000.
                         See "The Originator."


Trustee..................The Trustee or Trustees with respect to each Series of
                         Securities will be specified in the related Prospectus Supplement. If a Trust issues Notes pursuant to an Indenture, the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Investment Company Act of 1940, as amended (the "Investment Company Act"). In such case, the Trustee with respect to the Trust is referred to herein as the "Owner Trustee" and the Trustee with respect to the Indenture is referred to herein as the "Indenture Trustee." The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement, including, if applicable, both the Owner Trustee and the Indenture Trustee.


The Securities...........The Equipment Lease Backed Notes (the "Notes") and the
                         Equipment Lease Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") will be sold from time to time in one or more series (each, a "Series"). Each Series of Securities may include one or more classes of Notes or Certificates (each, a "Class"). The Certificates will evidence beneficial ownership in a segregated pool of assets (each, a "Trust Fund"), and the Notes will represent indebtedness of the related Issuer secured by a Trust Fund.

                         Each Trust which issues only Certificates will be established pursuant to an agreement (each, a "Pooling Agreement") by and between the Seller and the Trustee named therein. The related Trust Fund will also be formed and transferred to the Trust pursuant to such Pooling Agreement.

                         Notes may be issued by either the Seller or a Trust (each, an "Owner Trust") established pursuant to an agreement (each, an "Owner Trust Agreement") by and between the Seller and the trustee named therein (the "Owner Trustee"). In each such case, such Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the trustee named therein (the "Indenture Trustee"). Notes will be secured by the related Trust Fund, which will be pledged by the Issuer to the Indenture Trustee on behalf of the holders of such Notes under the related Indenture. In the case of an Owner Trust, the related Trust Fund will be formed and transferred to such Trust by the Seller pursuant to a Pooling Agreement. Any Trust issuing Notes may also issue Certificates.

                         The Receivables comprising each Trust Fund will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Issuer and the Servicer.

                         In the case of any individual Trust Fund, the contractual arrangements relating to the establishment of the related Trust, if any, the formation of such Trust Fund, the transfer of such Trust Fund to the Trust, if applicable, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements, which combine certain aspects of the Pooling Agreement, the Owner Trust Agreement, the Servicing Agreement and the Indenture (for example, a pooling and servicing agreement, or a servicing and security agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust Fund means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the formation of the related Trust Fund, the transfer of the Trust Fund to the Trust, if applicable, the servicing of the related Receivables and the issuance of the related Securities.

                         Securities Will Be Non-Recourse.

                         The Certificates will represent beneficial interests in the related Trust only and will not represent interests in or obligations of the Seller, the Servicer, the Originator or any of their respective affiliates other than the related Trust. The sole source of payment with respect to any Certificates will be the assets of the related Trust. The Notes will represent obligations of the related Issuer only and will not represent interests in or obligations of the Seller (unless the Seller is the Issuer), the Servicer, the Originator or any of their respective affiliates other than the related Issuer. The Notes will be secured by the assets of the related Trust Fund, and the sole source of payment with respect to any Notes will be the assets of the related Trust Fund. Notwithstanding the foregoing and as described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the provider of such credit enhancement.

                         General Nature of the Securities as Investments.

                         All of the Securities offered pursuant to this Prospectus will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                         Additionally, the Securities offered pursuant to this Prospectus generally will be fixed income securities, having a principal balance (or certificate balance) and a specified interest rate ("Interest Rate"). Each Series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or an adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each Series or Class of Securities described therein or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                         A Series may include one or more Classes of Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related pool of Receivables. Any such Series may include one or more Classes of Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date or otherwise in the manner described in the related Prospectus Supplement.

                         If so provided in the related Prospectus Supplement, a Series may include one or more other Classes of Securities that are senior to one or more other Classes of Securities in respect of certain distributions of principal and interest and allocations of losses on the related Receivables. In addition, certain Classes of senior (or subordinate) Securities may be senior to other Classes of senior (or subordinate) Securities in respect of such distributions or allocations.

                         In addition to the Securities offered hereby, Securities issued by any Issuer may be retained by the Seller or sold by the Seller in transactions not covered hereby.

                         General Payment Terms of Securities.

                         As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities (the "Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). The related Prospectus Supplement will specify the extent to which Securityholders will be entitled on each Payment Date to payments of interest and principal with respect to such Securities. Payment Dates may occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month (in the case of quarterly-pay Securities, every third month, or in the case of semi-annual pay Securities, every sixth month).

                         With respect to each Payment Date, the date (the "Record Date") as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on such Payment Date, will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs or such other date as specified in the related Prospectus Supplement.

                         As more fully described in the related Prospectus Supplement, each Trust Agreement will describe a period (each, a "Collection Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs) during which collections received on or with respect to the Receivables constituting the related Trust Fund will be used to fund payments to the related Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, a Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related

                         Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which shall be followed by an amortization period. During an amortization period, payments of principal will be made as described in the related Prospectus Supplement, which may include installments (which may be fixed in amount or based upon collections) or lump sum payments. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified revolving period and result in the earlier than expected amortization of the related Securities.

                         In addition, and as may be described in the related Prospectus Supplement, a Trust Agreement may provide that all or a portion of such collected payments may be retained by the related Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the payment schedule of the related Receivables, or
                         (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities would terminate on a predetermined date certain described in the related Prospectus Supplement or earlier upon the occurrence of certain bankruptcy events with respect to the Originator, the Servicer or the Seller, certain breaches of the representations, warranties and covenants of the Originator, the Servicer or the Seller, and certain events relating to the performance or composition of the related Trust Fund, all as described in the related Prospectus Supplement, and result in distributions to the specified Securityholders and an earlier than expected amortization of such Securities. In addition, as more fully described in the related Prospectus Supplement, in the case of quarterly-pay and semi-annual-pay Securities, although collections on the related Receivables may be allocated on a monthly basis, payments to Securityholders will generally only be made quarterly or semi-annually, as applicable.

Trust Fund...............As specified in the related Prospectus Supplement, each Trust Fund will include leases which cover a variety of new and used "small-ticket" medical and office equipment and automobiles and light-duty trucks ("Leased Vehicles") or interests therein (the "Leases"), collections thereon, interests in the underlying equipment (the "Equipment" and, together with the Leases, the "Receivables"), the lease files with respect to the Leases and certain physical damage insurance policies with respect to the

                         Equipment, together with the proceeds thereof. If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any Series or Class of Securities may include any one or more of the following: a reserve account or accounts, letters of credit, credit or liquidity facilities, a financial guaranty insurance policy, third party payments or cash deposits. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination among Securities related to a Trust Fund, over-collateralization or otherwise. See "Description of the Trust Agreements - Credit Enhancements."

                         With respect to the Receivables comprising each Trust Fund, the Seller will acquire the related Receivables from the Originator pursuant to a Contribution and Sale Agreement (as defined below). The Seller will either transfer its interests in such Receivables to a Trust (including an Owner Trust) pursuant to a Pooling Agreement or pledge (or such Trust may pledge) its interests in such Receivables to an Indenture Trustee on behalf of Securityholders pursuant to an Indenture. The Leases transferred to a Trust and/or pledged to a Trustee shall have a Discounted Lease Balance (as defined below) and/or a Discounted Lease and Residual Balance (as defined below), as the case may be, as of the related date specified in the related Prospectus Supplement as the Cut-Off Date (the "Cut-Off Date"). On the date of issuance, the initial principal amount of any Notes and the initial certificate balance of any Certificates issued and sold hereunder will not exceed the aggregate Discounted Lease Balance of all Leases included in the related Trust Fund.

                         As more fully described in the related Prospectus Supplement, (a) the "Discounted Lease Balance" of a Lease as of any date is generally the present value of all of the remaining payments scheduled to be made with respect to such Lease, discounted at a rate specified in the related Prospectus Supplement; and
                         (b) the "Discounted Lease and Residual Balance" of any Lease as of any date is generally the present value of all of the remaining payments scheduled to be made with respect to such Lease plus the present value of the estimated residual value of the underlying Equipment, including the effect of any purchase options (the "Residual Value"), in each case, discounted at a rate specified in the related Prospectus Supplement.

Leases...................The Leases will cover a variety of new and used
                         "small-ticket" medical and office equipment and automobiles and light-duty trucks. The Lessees consist primarily of private practice physicians, osteopaths, dentists and other healthcare providers and, to a lesser extent, attorneys, accountants and other business professionals. The Leases will have been originated or acquired by the Originator in the ordinary course of its business. The Leases generally will consist of non-cancelable lease agreements with a term of one to five years, which provide for equal periodic lease payments that will be due and payable generally on a monthly basis (or, in some cases, on a quarterly basis) over the lease term. The Leases consist of both operating leases and finance leases, with a majority of the Leases being finance leases.

                         All of the Leases will be "net leases" (i.e., the lessee with respect to such Lease (the "Lessee") assumes all responsibility with respect to the Equipment, including the obligation to pay all costs relating to its operation, maintenance and repair other than normal wear and tear). In addition, all Leases will contain "hell or high water" clauses unconditionally obligating the Lessee to make periodic payments at the time and on the dates specified in the Lease, notwithstanding damage to or destruction of the Equipment, and assignees of the Originator will not be subject to any claims the Lessee may have against the Originator. The Leases will require that the Lessee keep the Equipment fully insured against loss until the Lease is paid in full or, in the case of Leased Vehicles, during the term of the Lease and until the Leased Vehicle is returned to the Lessor. At the end of each Lease, in accordance with arrangements typically made at the time the Lease is originated, the Lessee generally will have the option (i) to renew the Lease, (ii) to return the Equipment or (iii) to purchase the Equipment. See "The Receivables - The Leases."

                         While the Lessee will have the full benefit of the manufacturer's warranties with respect to the leased Equipment (including vehicles), the Leases will expressly disclaim all expressed and implied warranties of the Originator as to the leased Equipment (including vehicles). Under the terms of the Leases, the Originator generally will retain title to the related Equipment and will have the right to assign the Lease and transfer the related Equipment without the consent of the Lessee. The terms of the Leases will not provide the Lessees with the option to prepay, though the Servicer may allow prepayments on a case by case basis, including in connection with equipment upgrades and add-ons as described herein and in the related Prospectus Supplement.


Equipment................The Equipment generally will be a variety of new and used "small-ticket" medical and office equipment and automobiles and light duty trucks. Types of medical and office equipment on lease may include, without limitation, automated laboratory systems, endoscopy systems, blood analyzers, intra-oral cameras, ambulatory monitors, electrocardiogram machines, exam tables, personal computers, telephone systems, photocopiers and facsimile machines. The Leased Vehicles will be new and used automobiles and light trucks that under the terms of the related Lease may not be used to transport goods or persons for hire. With respect to each Trust Fund, the number and Discounted Lease Balance and/or Discounted Lease and Residual Balance of Leases with respect to Leased Vehicles in such Trust Fund, as of the related Cut-Off Date, and, in the case of Master Trusts, any limitations on the inclusion of additional

                         Leases with respect to Leased Vehicles in the related Trust Fund from time to time will be as described in the related Prospectus Supplement.


Credit Enhancement.......If and to the extent specified in the related
                         Prospectus Supplement, credit enhancement with respect to a Trust Fund or any Series or Class of Securities may include any one or more of the following: a reserve account or accounts, letters of credit, credit or liquidity facilities, a financial guaranty insurance policy, third party payments or cash deposits. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination among Securities related to a Trust Fund, over-collateralization or otherwise.

                         Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. See "Description of the Trust Agreements - Credit Enhancements."


                         As provided in the related Trust Agreement, the source of payment for any Securities will be the assets of the related Trust Fund only. However, as may be described in the related Prospectus Supplement, the terms of any Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for Securities with respect to more than one Trust Fund, such as a master reserve account or accounts, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable that is part of any Trust Fund may be applied to the payment of Securities secured by any other Trust Fund (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or accounts or a common over-collateralization account that provides credit enhancement for Securities related to separate Trust Agreements).


Issuance of Additional
Series...................As may be described in the related Prospectus
                         Supplement, a Trust Agreement (including a Pooling Agreement or an Owner Trust Agreement) may provide that, pursuant to any one or more supplements to such Trust Agreement, the Seller may cause the Trustee on behalf of the related Trust (each, a "Master Trust") to issue one or more new Series of Securities from time to time. Under each such Trust Agreement (each, a "Master Trust Agreement"), the Seller may determine the terms of any such new Series. A new Series to be issued by a Master Trust which has a Series outstanding may only be issued upon satisfaction of the conditions described herein under "The Issuers - Master Trusts," including, among others, that such issuance will not affect adversely the rating of any related Rating Agency then applicable to any outstanding Securities issued by such Master Trust offered hereby. Other applicable conditions, if any, will be set forth in the related Prospectus Supplement. See "The Issuers - Master Trusts."

Substitution of Leases
and Equipment............Subject to the limitations set forth in the related
                         Prospectus Supplement, the Seller may have the right (but not the obligation) to substitute a comparable lease for any Lease that defaults, terminates prior to its scheduled termination date or becomes subject to purchase by the Originator, the Seller or the Servicer as a result of a breach of the representations, warranties or covenants made by the Originator, the Seller or the Servicer, as applicable, with respect to such Lease. See "Description of Trust Agreements - Substitution" herein and in the related Prospectus Supplement. The Seller may also have the right to substitute Equipment under any Lease for comparable Equipment as described under "Description of the Trust Agreements - Substitution."



Servicing; Servicer's
Compensation.............The Servicer will be responsible for servicing, administering and enforcing the Receivables in each Trust Fund, making collections thereon and maintaining custody of the related Leases. To the extent and for the purposes set forth in the related Prospectus Supplement, the Servicer will also make advances with respect to the Receivables in each Trust Fund. As compensation for its services, the Servicer shall be entitled to receive a fee with respect to the Leases of each Trust Fund equal to a specified percentage of the value of the assets held in the related Trust Fund and to other amounts as set forth in the related Prospectus Supplement. See "Description of the Trust Agreements - Servicing Compensation" herein and the related Prospectus Supplement.

Optional Termination.....The Servicer, the Originator, the Seller or certain other entities specified in the related Prospectus Supplement may, at their respective options, effect early retirement of a Series or Class of Securities under the circumstances and in the manner set forth herein under "Description of the Trust Agreements - Termination" herein and the related Prospectus Supplement.

Tax Considerations.......Securities offered hereby will, for federal income tax purposes, constitute one of the following: (i) debt issued by a Trust or by the Seller, (ii) interests in a Trust treated as a grantor trust under applicable provisions of the Code or (iii) interests in a Trust which is treated as a partnership under applicable provisions of the Code.

                         Investors are advised to consult their tax advisors and to review "Certain Tax Considerations" herein and in the related Prospectus Supplement.

ERISA Considerations.....For a discussion of the considerations under the
                         Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relevant to the purchase of any Securities offered hereby by employee benefit plans and individual retirement accounts, see "ERISA Considerations" herein and in the related Prospectus Supplement.

Certain Legal Aspects
of the Receivables.......Because of the administrative burden and expense that would be entailed in recording or filing financing statements in every state where Equipment is located and retitling each of the Leased Vehicles in the name of the Seller, the related Trust or the related Trustee, financing statements will be recorded or filed only in the states set forth in the related Prospectus Supplement and (unless the Seller otherwise agrees with respect to any Trust Fund and so indicates in the related Prospectus Supplement) the Leased Vehicles will not be retitled in the name of the Seller, the related Trust or the related Trustee. See "Risk Factors - Interest in the Equipment" and " - Interest in the Lease Vehicles" and "Certain Legal Aspects of the Receivables - Interest in the Equipment" and " - The Trustee's Interest in the Leased Vehicles."

Book-Entry Registration..Securities may be represented by global securities registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another nominee of DTC. In such case, Securityholders will not be entitled to receive definitive Securities representing such Securityholders' beneficial interests, except in certain circumstances described herein. See "Description of the Securities - Book-Entry Registration."

Investment Companies.....Neither the Seller nor any Trust will register as an
                         "investment company" under the Investment Company Act.

Ratings..................Each Series or Class of Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations," as defined in the Exchange Act and commonly referred to as "Rating Agencies." The term "Rating Agencies" as used herein with respect to any Securities at any time refers to those Rating Agencies requested by the Seller to rate such Securities that are then rating such Securities. Such ratings will address, in the opinion of the related Rating Agencies, the likelihood that the Issuer will be able to make timely payment of interest on and the ultimate repayment of principal of the related Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities. See "Risk Factors - Security Ratings."

                         The ratings expected to be received with respect to any Securities offered hereby will be set forth in the related Prospectus Supplement.

                              RISK FACTORS

     Prospective investors should consider, among other things, the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Securities of any Series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any Series or Class of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

LIMITED ASSETS; SUBORDINATION

     Each Trust Fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account(s) and any other credit enhancement. The Certificates will represent beneficial interests in the related Trust only and will not represent interests in or obligations of the Seller, the Servicer, the Originator or any of their respective affiliates other than the related Trust. The sole source of payment with respect to any Certificate will be the assets of the related Trust. The Notes will represent obligations of the related Issuer only and will not represent interests in or obligations of the Seller (unless the Seller is the Issuer), the Servicer, the Originator or any of their respective affiliates other than the related Issuer. The Notes will be secured by the assets of the related Trust Fund, and the sole source of payment with respect to any Note will be the assets of the related Trust Fund. No Securities will be insured or guaranteed by the Originator, the Seller, the Servicer or the applicable Trustee(s), except as set forth in the related Prospectus Supplement. Consequently, holders of Securities must rely for repayment primarily upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the reserve account(s), if any, and any other credit enhancement, all as specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class or Series of Securities may be subordinated in priority of payment to interest and principal due on other Classes or Series of Securities.

MATURITY AND PREPAYMENT CONSIDERATIONS

     Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Leases, the rate of payment of principal on any Securities cannot be predicted. Payments on the Leases will include scheduled payments as well as payments upon the liquidation of Defaulted Leases, prepayments resulting from partial and full prepayments (to the extent permitted by the Servicer in accordance with the related Trust Agreement and not replaced with substitute Leases), payments upon acquisitions by the Originator, the Servicer or the Seller of Leases from the related Trust Fund on account of a breach of certain representations, warranties and covenants as and to the extent provided in the related Trust Agreement, payments upon an optional acquisition by the Originator, the Servicer or the Seller of Leases from the related Trust Fund in connection with the redemption of Securities or the termination of the Trust Fund, and amounts received as residual payments or upon sale or other disposition of Equipment following the termination or expiration of the related Lease. The rate of early terminations of Leases and defaults may be influenced by a variety of economic and other factors, including, among others, changes in the reimbursement policies of governmental or third-party payors, obsolescence of the Equipment, changes in the local, regional or national economies or changes in federal income tax laws. Trans Leasing generally does not maintain records of the historical prepayment experience of its portfolio of Leases. There can be no assurance as to the level of prepayments (including as a result of the acquisition of Leases as described above) that a particular Trust Fund will experience. The effects on Securityholders will also be affected by the ability, if any, of the Seller to substitute Leases within a Trust Fund and the availability of Leases for substitution. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the related Receivables. In addition, the yield to maturity on certain other types of Classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a Series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Leases than other Classes of Securities.

     Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

MASTER TRUSTS

     As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one Series. While the terms of any additional Series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional Series, will not be subject to prior review by, or consent of, holders of the Securities of any Series previously issued by such Master Trust. Such terms may include methods for determining the allocation of collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such Series. The obligation of the related Trustee to issue any new Series is subject to the condition, among others, that such issuance will not result in any applicable Rating Agency reducing or withdrawing its then current rating of any outstanding Securities issued by such Trust. There can be no assurance, however, that the terms of any Series might not have an impact on the timing or amount of payments to be received by a Securityholder of another Series issued by the same Master Trust. See "The Issuers - Master Trusts."

     With respect to each Master Trust, the Seller will purchase from the Originator and transfer to such Master Trust additional Receivables from time to time as more fully described in the related Prospectus Supplement. Such Receivables generally will satisfy the same criteria as Receivables included in such Master Trust at the time of formation, although the Originator will have the ability to change its underwriting criteria to the extent set forth in the related Prospectus Supplement. There can be no assurance that such additional Receivables will be identical to or will perform as well as or better than the Receivables included in such Master Trust at the time of formation. The Seller will pay for the purchase of such additional Receivables with (i) amounts it receives from the related Master Trust from collections on Receivables included in the related Trust Fund to the extent provided in the related Trust Agreement and described in the related Prospectus Supplement and (ii) proceeds from the issuance of additional Securities by such Master Trust.

INSOLVENCY AND BANKRUPTCY MATTERS

     The Seller has taken steps in structuring the transactions contemplated hereby intended to make it unlikely that the Seller will be subject to a voluntary or involuntary petition for relief under the United States Bankruptcy Code or similar applicable federal or state laws ("Insolvency Laws") or that the voluntary or involuntary petition for relief by the Originator under the Insolvency Laws will result in consolidation of the assets and liabilities of Seller with those of the Originator. Such steps generally involve the creation of the Seller as a separate, limited purpose subsidiary, with a certificate of incorporation which contains certain limitations on the nature of its business. The Seller's certificate of incorporation also includes a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors. In addition, with respect to each Trust Fund, the Trustee and all Securityholders will covenant that they will not, until at least one year and one day after the termination of the related Trust Agreement, institute against the Seller or the related Trust, if any, any bankruptcy, reorganization or other proceeding under any Insolvency Laws. If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Originator include those of the Seller in the event of a bankruptcy of the Originator, or a filing were made under any Insolvency Laws by or against the Seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on Securities (and possible reductions in the amount of such distributions) could occur.

     With respect to each Trust Fund, the related Contribution and Sale Agreement will require that the Originator sell and contribute the related Receivables to the Seller. It is intended by the Originator and the Seller that each transfer of Receivables by the Originator to the Seller constitute a "true sale" or a "true contribution" of such Receivables, such that such Receivables do not constitute assets of the Originator in the event of a bankruptcy of the Originator. However, in the event of a bankruptcy of the Originator, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by the Originator to the Seller as a borrowing by the Originator from the Seller (or the related Securityholders), secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities or (should the court recharacterize the transfer) could result in reductions in payments on the Securities. If the transfer of Receivables to the Seller were so recharacterized, then a tax or other similar lien on the property of the Originator may have priority over the interest of the Seller and the related Trust or Trustee in such Receivables.

     While the Originator is the Servicer, cash collections held by the Originator may, subject to certain conditions, be commingled and used for the benefit of the Originator prior to each Payment Date and, in the event of the bankruptcy of the Originator, the Seller, a Trust or Trustee may not have a perfected interest in such collections. See "The Servicer - Collection Policies."

INTERESTS IN THE LEASES

     In connection with the formation of each Trust Fund, the Originator will sell and contribute to the Seller all of its right, title and interest in the related Receivables, pursuant to a Contribution and Sale Agreement in which the Originator will represent and warrant that the sale and contribution of the Leases by it to the Seller is a valid sale, transfer and conveyance of its interests in such Leases. The Seller will warrant in a Trust Agreement (a) if the Seller retains title to the Receivables, that the Trustee or Indenture Trustee for the benefit of Securityholders has a valid security interest in such Leases, or (b) if the Seller transfers such Receivables to a Trust, that either (i) the transfer of the Receivables to such Trust is a valid assignment, transfer and conveyance of the Seller's interests in such Leases to the Trust or (ii) the Trustee on behalf of the Securityholders has a valid security interest in such Leases. Any such Trust to which Receivables are transferred may in turn pledge its interest in such Receivables to secure Notes under the related Indenture.

     Under each Trust Agreement, the Servicer will have possession of the Lease Files (as defined herein), including the Leases. There are certain limited circumstances under the Uniform Commercial Code (the "UCC") and applicable federal law under which third parties could have an interest in a Receivable with priority over the interest of the Seller and the related Trust or Trustee. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Lease for new value in the ordinary course of its business, without actual knowledge of the interests of the related Trust or Trustee, and take possession of a Lease, the purchaser may acquire an interest in such Lease superior to the interest of the Seller, the Trust and/or the Trustee, as applicable. See "Certain Legal Aspects of the Receivables." In addition, to the extent the transfer of Receivables from the Seller to a Trust or a Trustee is a pledge (or is characterized as a pledge), then a tax or other similar lien on the property of the Seller may have priority over the interests of the Trust or the Trustee in such Receivables. Furthermore, as described above, if the Originator or the Seller is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Receivables. Such claims, even if unsuccessful, could result in delays in payments on the Securities. If successful, such claims could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The Originator and the Seller will make certain representations and warranties with respect to the ownership of the Receivables as of the date of the transfer to the Seller and the Trust, if any, respectively. See "Description of the Trust Agreements - Representations and Warranties."

INTEREST IN THE EQUIPMENT

     As described above, in each Contribution and Sale Agreement, the Originator will sell and/or contribute to the Seller all of its right, title and interest in and to the related Equipment. In connection therewith and, subject to the matters described in the following paragraphs, the Originator will represent and warrant that either it is the sole owner of such Equipment or it has a security interest therein. The Seller in turn will transfer its interest in such Equipment (which may be an ownership interest or a security interest) to a Trust or pledge its interest in such Equipment to the Trustee for the benefit of the Securityholders. Pursuant to a Trust Agreement, the Seller will warrant (a) if the Seller transfers such Equipment to a Trust, that such transfer is either a valid assignment, transfer and conveyance of its interest in such Equipment to the Trust or it has granted to the Trust a security interest in its interest in such Equipment, or (b) if the Seller pledges its interest in such Equipment to a trust, that it has granted to the Trustee for the benefit of Securityholders, a valid security interest in its interest in such Equipment, in each case, subject to the matters described in the following paragraphs. Any such Trust to which Equipment is transferred may in turn pledge its interest in such Equipment to secure Notes under the related Indenture.

     The related Prospectus Supplement will set forth the states (or the criteria for determining the states) in which UCC financing statements identifying the Equipment transferred or pledged as collateral to the Seller, the related Trust or the related Trustee on behalf of the Securityholders, respectively, will be filed. Because of the administrative burden and expense that would be entailed in so doing, the Originator, the Seller and any Trust will not file, and will not be required to file, UCC financing statements identifying all the related Equipment in all jurisdictions in which such Equipment is located. In the absence of such filings, any ownership interest or security interest in Equipment located in states where no filings were made will not be perfected in favor of the Seller, the related Trust or the related Trustee, as the case may be. As a result, the Seller, the Trust or Trustee could lose priority of its ownership interest or security interest in such Equipment. None of the Originator, the Seller or the Servicer will have any obligation to reacquire Equipment as to which such aforementioned occurrence results in the loss of lien priority after the date such Trust Fund receives an interest in such Equipment. In addition, under the Originator's current policies, it generally does not file UCC financing statements against the lessee to perfect the Originator's interest in the equipment under lease unless the initial purchase price of such equipment exceeds $7,500. Therefore, certain creditors of such a lessee may have claims against such equipment equal to or superior to those of the Seller, the Trust or the Trustee.

INTEREST IN THE LEASED VEHICLES

     Because of the administrative burden and expense in so doing, the Leased Vehicles may not be retitled in the name of the Seller, the related Trust or the related Trustee on behalf of the Securityholders. The related Prospectus Supplement will set forth the extent to which the Seller has agreed to so retitle the Leased Vehicles. In the absence of such retitling, any ownership interest or security interest in Leased Vehicles located in states where retitling is required will not be perfected in favor of the Seller, the related Trust, or the related Trustee, as the case may be. As a result, the Seller, the Trust, or the Trustee could lose priority of its ownership interest or security interest in such Leased Vehicles. See "Certain Legal Aspects of the Receivables - The Trustee's Interest in the Leased Vehicles."

LIMITATIONS ON RECOVERIES; EQUIPMENT OBSOLESCENCE

     In the event a Lease becomes a Defaulted Lease (as defined herein), the Servicer will seek to repossess and dispose of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value due to technological obsolescence, in the event of a repossession and sale of Equipment subject to a Defaulted Lease, the entire amount due on such Lease may not be recovered. Other factors that may also affect the ability to realize the full amount due on a Lease include whether UCC financing statements to perfect the Originator's interest in the Equipment had been filed, damage or loss of any item of Equipment, and the application of Insolvency Laws. In addition, the enforcement of rights to realize on the Receivables are subject to a number of federal and state laws, including the UCC as in effect in the various states. See "Certain Legal Aspects of the Receivables - Repossession and Resale of Equipment." As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

LIMITATIONS ON RESIDUAL VALUE

     The Servicer will be obligated to sell the Equipment subject to a Lease at the termination or expiration of such Lease, including to the Lessee pursuant to any applicable purchase option. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value due to technological obsolescence, the entire amount of the Residual Value may not be recovered. Other factors that may also affect the ability to realize the full amount of the Residual Value include whether the Equipment is returned to the Servicer upon termination or expiration of such Lease and whether there has been damage to or loss of any item of Equipment. There can be no assurance as to the amount the Servicer will be able to realize on any such Equipment at such time.

DELINQUENCIES AND LOSSES

     There can be no assurance that the historical levels of delinquencies and losses experienced by the Servicer on its equipment lease portfolio (including leases that it has previously sold and continues to service) will be indicative of the performance of the Leases included in any Trust Fund or that such levels will continue in the future. Delinquencies and losses occur for a variety of reasons and could increase significantly. Although the Seller and the Servicer do not maintain data regarding the specific factors causing a particular lease to default or the correlation between the Servicer's delinquency and loss experience, on one hand, and specific and general economic or other variables, on the other, the Seller believes that changes in the reimbursement policies of governmental or third-party payors, obsolescence of the Equipment, changes in the local, regional or national economies or changes in federal income tax laws could significantly effect the level of delinquencies and losses with respect to the Leases included in any Trust Fund.

SECURITY RATINGS

     A rating is not a recommendation to purchase, hold or sell the Securities to which it relates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. The rating of a Security addresses the likelihood of the timely payment of interest on and the ultimate repayment of principal of such Security pursuant to its terms. Ratings do not generally address any prepayment or yield considerations. The rating of Securities enhanced by credit or liquidity facilities, letter of credit, financial guaranty insurance policy or other forms of third party credit enhancement will depend, in part, on the creditworthiness of the provider thereof. Any reduction in the rating assigned to the claims-paying ability of a provider of such credit enhancement below the rating then given to the related Securities would likely result in a reduction in the rating of such Securities. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances in the future so warrant. Ratings do not constitute a recommendation to buy, sell or hold any Securities.

CERTAIN UCC CONSIDERATIONS

     Certain states have adopted a version of Article 2A ("Article 2A") of the UCC that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." Article 2A does, however, recognize typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law. Under the Originator's standard form of lease for Equipment other than Leased Vehicles, each lessee agrees, to the extent permitted by applicable law, to waive its rights and remedies as a lessee under
Article 2A and to treat the lease as a "finance lease" for purposes of Article 2A if Article 2A is deemed to apply to such lease.

VICARIOUS TORT LIABILITY

     Although the Originator, the Seller or the Issuer may own the Leased Vehicles, the Leased Vehicles will be operated by the related Lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership.

     Some state statutes provide that a victim of such an accident has no such cause of action against the owner of the leased vehicle arising from the negligent operation of such leased vehicle, unless the owner has negligently entrusted or continues to negligently entrust the vehicle to an inappropriate lessee. Other state statutes provide that the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability for tort claims arising out of the negligent operation of the leased vehicle or negligent acts of the operator in the event of an accident in which the leased vehicle is involved if the lessee is required under the lease to maintain certain specified levels of insurance, and such insurance is in effect. Generally, the Leases with respect to Leased Vehicles contain provisions requiring the Lessees to maintain insurance.

     Actions by third parties might arise against the owner of a Leased Vehicle based on legal theories other than negligence, such as a product defect or improper vehicle preparation prior to the origination of the related lease. Even if the Seller or the Issuer were to be the subject of an action for damages as a result of its ownership of a Leased Vehicle, such damages may be covered by insurance. In the event that all such insurance coverage were exhausted and damages were assessed against the related Issuer, claims could be imposed against the assets of such Issuer. However, such claims would not take priority over any items comprising the related Trust Fund to the extent that the related Trustee has a perfected security interest therein. If any such claims were imposed against the assets of that Issuer, Securityholders could incur a loss on their investment. See "Certain Legal Aspects of the Receivables - Vicarious Tort Liability".

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System impose requirements on leases such as the Leases. These laws apply to the Originator as the original lessor and may also apply to each Issuer as assignee of the Leases or to the Trustee if it acts to enforce its security interest in the Leases. The failure by the Originator to comply with such requirements may give rise to liabilities on the part of the Originator, the Issuer and the Trustee, and claims by such parties may be subject to set-off as a result of such noncompliance. Certain state laws that provide vehicle users certain rights in respect of substandard vehicles (commonly referred to as "Lemon Laws") may apply to one or more of the Leased

Vehicles. A successful claim under an applicable Lemon Law could result in, among other things, the termination of the related Lease or require the refunding of a portion of prior scheduled monthly payments. See "Certain Legal Aspects of the Receivables - Consumer Protection Laws." The Originator will warrant in the related Contribution and Sale Agreement (which warranties will be assigned to the related Trust, if any) that the Leases are not subject to any right of recession, set-off, counterclaim or defense and that the Leases did not, at the time the Leases were made, violate state or federal law. In the event of a breach of such warranty, under certain circumstances, the Originator or the Seller will be required to purchase the affected Leases. See "The Receivables - The Leases."

BOOK-ENTRY REGISTRATION

     The issuance of any Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain limited circumstances described herein.

     Since transactions in Securities in book-entry form will be able to be effected, in most cases, only through DTC and direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants"), the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

     Holders of Securities in book-entry form may experience some delay in their receipt of distributions of interest on and principal of such Securities since distributions will be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Direct Participants which thereafter will be required to credit them to the accounts of the applicable Securityholders, either directly or indirectly through Indirect Participants. See "Description of the Securities - Book-Entry Registration."


                                   THE SELLER

     TL Lease Funding Corp. IV (the "Seller") was incorporated in the State of Delaware in April 1995 and is a wholly-owned, limited purpose subsidiary of Trans Leasing. The Seller's principal executive offices are located at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. Its telephone number is (302) 658-7851.

     Seller has taken and will take steps in structuring the transactions contemplated hereby that are intended to make it unlikely that Seller will be subject to a voluntary or involuntary petition for relief under the Insolvency Laws or that the voluntary or involuntary petition for relief by Trans Leasing under the Insolvency Laws will result in consolidation of the assets and liabilities of Seller with those of Trans Leasing. These steps include the creation of Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations, including restrictions on the nature of Seller's business. Seller's certificate of incorporation also provides that a unanimous affirmative vote of directors is required for the Seller to commence a voluntary case or proceeding under the Insolvency Laws and that, at all times at which the directors of Seller shall take or be required to take any action, there be at least one director who qualifies as an "Independent Director" under the certificate of incorporation. In addition, the holders of Securities, by accepting delivery thereof, and the Trustee will covenant that they will not, until one year and one day after the termination of the related Trust Agreement, institute against Seller any bankruptcy, reorganization or other preceding under any Insolvency Laws. See "Risk Factors - Insolvency and Bankruptcy Matters."

                              THE ISSUERS

GENERAL

     The Securities offered hereby will be issued either by (i) the Seller or
(ii) a Trust (which may be an Owner Trust) established by the Seller pursuant to a Pooling Agreement or an Owner Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Seller or the Trust issuing the related Securities shall be referred to as the "Issuer" with respect to such Securities. Each Trust may issue Certificates and, if it is an Owner Trust, Notes. The Seller may issue and sell only Notes hereunder. The Trust Fund related to each Trust will be formed and transferred to such Trust pursuant to the related Pooling Agreement and, in the case of Notes issued by the Seller, the related Trust Fund will be formed and pledged to the related Trustee pursuant to the related Indenture.

     Each Owner Trust will be a business trust to be formed in accordance with the laws of the State of Delaware, pursuant to an Owner Trust Agreement, solely for the purpose of effectuating the transactions described herein and in the related Prospectus Supplements. Prior to formation, each such Trust will have had no assets or obligations and no operating history. Upon formation, each such Trust will not engage in any business activity other than (a) acquiring, managing and holding the related Leases, (b) issuing the related Securities,
(c) making distributions and payments thereon and (d) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

MASTER TRUSTS

     As may be described in the related Prospectus Supplement, each Trust Agreement (including a Pooling Agreement or an Owner Trust Agreement) may provide that, pursuant to any one or more supplements to such Trust Agreement, the Seller may cause the Trustee on behalf of the related Trust (each, a "Master Trust") to issue one or more new Series of Securities from time to time subject to the conditions described below (each such issuance, a "New Issuance"). Under each such Master Trust Agreement, the Seller may designate, with respect to any newly issued Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections on the related Receivables to Securityholders of such Series, (vi) the percentage used to calculate servicing fees; (vii) the provider and terms of any form of credit enhancement with respect thereto;
(viii) the number of Classes of Securities of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class;
(ix) the extent to which the Securities of such Series will be issuable in book-entry form; (x) the priority of such Series with respect to any other Series; and (xi) any other relevant terms. None of the Seller, the Servicer or the Trustee will be required or intends to obtain the consent of the holder of any outstanding Securities to issue any additional Securities.

     Each Master Trust Agreement will provide that the Seller may designate terms such that each New Issuance has an amortization period which may have a different length and/or begin on a different date than such periods for any outstanding Securities previously issued by the related Master Trust.
Moreover, each New Issuance may have the benefits of credit enhancements issued by enhancement providers different from the providers of the credit enhancement, if any, with respect to any outstanding Securities previously issued by the related Master Trust. Under each Master Trust Agreement, the related Trustee shall hold any such credit enhancement only on behalf of the Securityholders to which such credit enhancement relates. The Seller will have the option under each Master Trust Agreement to vary among Series the terms upon which a Series may be repurchased by the Issuer or remarketed to other investors. There is no limit to the number of New Issuances that the Seller may cause under any Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any New Issuance might not have an impact on the timing and amount of payments received by holders of other Securities issued by the same Master Trust.

     Under each Master Trust Agreement and pursuant to a related supplement thereto, a New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such New Issuance and to execute and deliver the related supplement to the related Master Trust Agreement will be subject to the satisfaction of the following conditions: (a) the Seller shall have given the related Trustee, the Servicer and each Rating Agency with respect to any outstanding Securities issued by such Master Trust prior written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Seller shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form reasonably satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the related Trustee shall have received confirmation from each applicable Rating Agency that such New Issuance will not result in such Rating Agency reducing or withdrawing its rating with respect to any other outstanding Securities issued by such Master Trust offered hereby; (d) the Seller shall have delivered to the related Trustee and the applicable Rating Agencies an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) following such New Issuance, the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such New Issuance will not affect the tax characterization as debt of any outstanding Securities issued by such Master Trust offered hereby that were characterized as debt at the time of their issuance and (iii) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any holders of any such Securities or the related Master Trust; and (e) any other conditions specified in any supplement to the related Master Trust Agreement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities included in such New Issuance.


                                THE TRUST FUNDS

GENERAL

     The property of each Trust Fund will include, as specified in the related Prospectus Supplement, (i) a pool of Leases, (ii) all moneys due or to become due thereunder after the applicable Cut-Off Date, (iii) the Equipment or security interests in the Equipment relating to such Leases (other than any licensed products that may accompany any of such Equipment), (iv) the Leases and all other documentation relating to such Leases (the "Lease Files") related to such Leases, (v) the right to proceeds from claims on physical damage policies, if any, covering such Equipment, (vi) certain rights of the Seller under the related Contribution and Sale Agreement, (vii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement and (viii) all income and proceeds relating to the foregoing. In addition, with respect to each Trust Fund, to the extent specified in the related Prospectus Supplement, some combination of credit enhancements may be issued or pledged to or held by the related Trustee on behalf of the related Trust Fund for the benefit of the holders of one or more Series or Classes of Securities.

     The Receivables and related items in each Trust Fund will be acquired by the Seller from the Originator pursuant to a contribution and sale agreement between the Originator and the Seller (each, a "Contribution and Sale Agreement"). The Receivables included in each Trust Fund will be selected from those Receivables held by the Originator based on the criteria specified in the applicable Trust Agreement and described in the related Prospectus Supplement. The Seller will form each Trust Fund by either (i) transferring the related Receivables to a Trust pursuant to a Pooling Agreement or (ii) with respect to Notes issued by the Seller, entering into an Indenture with an Indenture Trustee.

     Information with respect to the Receivables in each Trust Fund will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the distribution of such Receivables by equipment type, remaining lease term, original lease term, Discounted Lease Balance and/or Discounted Lease and Residual Balance, lessee industry and geographic distribution, in each case, as of the applicable Cut-Off Date.

MASTER TRUSTS

     With respect to each Master Trust, the Seller will purchase from the Originator and transfer to such Master Trust additional Receivables from time to time as more fully described in the related Prospectus Supplement. Such Receivables generally will satisfy the same criteria as Receivables included in such Master Trust at the time of formation, although the Originator will have the ability to change its underwriting criteria to the extent set forth in the related Prospectus Supplement. The Seller will apply to the purchase of such Receivables amounts it receives from the related Master Trust from collections on Receivables included in the related Trust Fund to the extent provided in the related Trust Agreement and described in the related Prospectus Supplement and proceeds from the issuance of additional Securities by such Master Trust.


                                THE RECEIVABLES

THE LEASES

     The Leases will cover a variety of new and used "small-ticket" medical and office equipment and automobiles and light duty trucks. The Lessees consist primarily of private practice physicians, osteopaths, dentists and other healthcare providers and, to a lesser extent, attorneys, accountants and other business professionals. The Leases will have been originated or acquired by the Originator in the ordinary course of its business. The Leases generally will consist of non-cancelable lease agreements with a term of one to five years, which provide for equal periodic lease payments that will be due and payable generally on a monthly basis (or, in some cases, on a quarterly basis) over the lease term. The Leases consist of both operating leases and finance leases, with a majority of the Leases being finance leases.

     All of the Leases will be "net leases" (i.e., the Lessee assumes all responsibility with respect to the Equipment, including the obligation to pay all costs relating to its operation, maintenance and repair other than normal wear and tear). In addition, all Leases will contain "hell or high water" clauses unconditionally obligating the Lessee to make periodic payments at the time and on the dates specified in the Lease, notwithstanding damage to or destruction of the Equipment, and assignees of the Originator will not be subject to any claims the Lessee may have against the Originator. The Leases will require that the Lessee keep the Equipment fully insured against loss until the Lease is paid in full or, in the case of Leased Vehicles, during the term of the Lease and until the Leased Vehicle is returned to the Lessor. At the end of each Lease, in accordance with arrangements typically made at the time the Lease is originated, the Lessee generally will have the option (i) to renew the Lease on the same or renegotiated terms, (ii) to return the Equipment, or (iii) to purchase the Equipment at either (A) a fixed price determined at the time the Lease is originated (which may be $1 or a fixed percentage of the original cost of the Equipment or, in the case of Leased Vehicles, an amount determined to be the value of the Leased Vehicle at the end of the Lease) or (B) the then fair market value of the Equipment. In any case, if the lessee fails to return or purchase the Equipment or renew the Lease, the lessee will be required to make payments equal to the prior lease payments until the Equipment is returned or purchased or the Lease is renewed.

     While the Lessee will have the full benefit of the manufacturer's warranties with respect to the leased Equipment (including vehicles), the Leases will expressly disclaim all expressed and implied warranties of the Originator as to the leased Equipment (including vehicles). Under the terms of the Leases, the Originator generally will retain title to the related Equipment and will have the right to assign the Lease and transfer the related Equipment without the consent of the Lessee. The terms of the Leases will not provide the Lessees with the option to prepay, though the Servicer may allow prepayments on a case by case basis, including in connection with equipment upgrades and add-ons as described herein and in the related Prospectus Supplement. The related Prospectus Supplement will set forth the limitations on the Servicer's ability to allow prepayments.

     Although the terms of the Leases will provide that maintenance is to be provided by the Lessee, in certain transactions certain supplies and transaction fees will be included in the Lessee's payments and remitted as they are collected by the Servicer to the appropriate vendor or service provider. Any such amounts will be Excluded Amounts (as defined herein). Leases with respect to Leased Vehicles typically will specify that the Lessee is responsible for compliance with all applicable laws and regulations with respect to the operation of the related Equipment.

     Lessees under the Leases may, upon prior written notice to the Servicer, assign or sublease Equipment, provided that the Servicer, at its sole discretion, consents to the assignee or sublessee. The right to receive such prior written notice and grant or deny such consent will be exercised by the Servicer pursuant to the authority delegated to it under the Trust Agreement. Notwithstanding any such assignment or sublease, the Lessee will remain liable for the lessee obligations under the Lease and the Lease will remain part of the assets of the Trust.

     In each Contribution and Sale Agreement, the Originator will make representations and warranties with respect to the related Leases as of the time of their transfer to the Seller, including, but not limited to, the following: (i) other than in connection with Skipped Payments, no Lease provision has been waived, altered or modified except by an instrument or document contained in the related Lease File; (ii) each Lease is a valid and binding payment obligation of the related Lessee; (iii) the Leases are not subject to rights of rescission, setoff, counterclaim or defense; (iv) each Lease, at the time it was made, did not violate applicable state or federal law, (v) the Originator is the sole owner of the Leases and the related Equipment (or a security interest therein) prior to transfer to Seller; (vi) no Lease requires the substitution of any Equipment which would result in any reduction in scheduled lease payments; (vii) none of the Lessees are, to the Originator's knowledge, bankrupt or insolvent; and (viii) each of the Leases is in one of the forms attached to the Contribution and Sale Agreement.

     As more fully described in the related Prospectus Supplement, in each Contribution and Sale Agreement, the Originator will also make representations and warranties, as of the related Cut-Off Date, as to the remaining term of each Lease, prior payment history with respect to each Lease, and various concentration matters with respect to the Leases included in the related Trust Fund.

THE EQUIPMENT

     The Equipment generally will be a variety of new and used "small-ticket" medical and office equipment and, to the extent set forth in the related Prospectus Supplement, automobiles and light duty trucks. Types of medical and office equipment on lease may include, without limitation, automated laboratory systems, endoscopy systems, blood analyzers, intra-oral cameras, ambulatory monitors, electrocardiogram machines, exam tables, personal computers, telephone systems, photocopiers and facsimile machines. In general, the price range of the Equipment will be from $1,000 to $100,000, with a majority of the Equipment valued at less than $10,000. A small percentage of the Leases may involve Equipment valued in excess of $100,000. With respect to each Trust Fund, the related Prospectus Supplement will set forth certain information regarding the Leases, including the distribution of Leases by Discounted Lease Balance.

THE LEASED VEHICLES

     The Leased Vehicles will be new and used automobiles and light trucks that under the terms of the related Lease may not be used to transport goods or persons for hire. Although the Originator will sell and/or contribute to Seller its right, title and interest in the Leased Vehicles to the Seller and the Seller will transfer its interests in the Leased Vehicles (which may be an ownership interest or a security interest) to the related Trustee or pledge its interest in the Leased Vehicles to the related Trustee for the benefit of Securityholders, the Leased Vehicles may not be retitled in the name of the Seller, the related Trust or the related Trustee on behalf of Securityholders. The related Prospectus Supplement will set forth the extent to which the Seller has agreed to so retitle the Leased Vehicles. See "Risk Factors - Interest in the Equipment" and "Certain Legal Aspects of the Receivables - The Trustee's Interest in the Leased Vehicles." With respect to each Trust Fund, the number and Discounted Lease Balance and/or Discounted Lease and Residual Balance of Leases with respect to Leased Vehicles in such Trust Fund, as of the related Cut-Off Date, and, in the case of Master Trusts, any limitations on the inclusion of Leases with respect to Leased Vehicles in the related Trust Fund from time to time will be as described in the related Prospectus Supplement.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Leases, the rate of payment of principal on any Securities cannot be predicted. Payments on the Leases will include scheduled payments as well as payments upon liquidation of Defaulted Leases, prepayments resulting from partial and full prepayments (to the extent permitted by the Servicer in accordance with the related Trust Agreement and not replaced with substitute Leases), upon acquisitions by the Originator, the Servicer or the Seller of Leases from the related Trust Fund on account of a breach of certain representations, warranties and covenants as and to the extent required in the related Trust Agreement, payments upon an optional acquisition by the Originator, the Servicer or the Seller of Leases from the related Trust Fund in connection with the redemption of Securities or the termination of the Trust Fund, and amounts received as residual payments or upon the sale or other disposition of Equipment following the termination or expiration of the related Lease. The rate of early terminations of Leases due to prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, changes in the reimbursement policies of governmental or third-party payors, obsolescence of the Equipment, changes in the local, regional or national economies or changes in the federal income tax laws. Trans Leasing generally does not maintain records of the historical prepayment experience of its portfolio of leases. Effects of prepayments on Securityholders will also be affected by the ability, if any, of the Seller to substitute Leases within a Trust Fund. See "Description of the Trust
Agreements - Substitution."   The risk of reinvesting distributions of the
principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the related Receivables. In addition, the yield to maturity on certain other types of Classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a Series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Leases than other Classes of Securities.


                                  POOL FACTORS

     The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate principal balance of such Securityholder's Securities and (ii) the applicable Pool Factor.


                                 THE ORIGINATOR

GENERAL

     Trans Leasing International, Inc., a Delaware corporation, was founded in 1972. Since 1988, Trans Leasing has originated (or acquired immediately after origination) more than $600,000,000 of leases (gross receivables booked). As of September 30, 1996, the Originator had assets of approximately $287 million, liabilities of approximately $260 million and shareholders equity of approximately $27 million. The common stock of Trans Leasing is traded in the over-the-counter market and reported on the National Association of Securities Dealers Automated Quotation System - National Market System under the ticker symbol "TLII."

     As of June 30, 1996, Trans Leasing had 144 full-time employees, of which approximately 41 were engaged in the credit, collections and lease documentation areas, approximately 65 were in the sales, marketing and customer service areas and approximately 38 were engaged in the general administration area.

     Trans Leasing specializes in leasing healthcare equipment to private practice physicians, osteopaths, dentists, and other health care providers. Such equipment includes, without limitation, surgical laser systems, fiberoptic scopes, electrocardiograph systems, diagnostic imaging systems, endoscopy systems, cryosurgical devices, dental chairs, optical equipment, and computerized blood chemistry and hematology systems. Health care equipment leased is typically "income producing" and critical to a physician's cash flow generating ability, as the equipment's use is subject to reimbursement by health care providers. The Originator also leases general office equipment, including, without limitation, personal computers, network systems, voice mail systems, photocopiers, facsimile machines, and automobiles and light trucks to healthcare providers and others.

     The Originator markets its leases through its proprietary "LeaseCard(R)" and "Instant Access " programs. Leases are initiated by salespeople representing the various equipment suppliers with which the Originator does business and by the Originator's own sales force. The Originator has also entered into joint marketing arrangements with several equipment vendors.

     The LeaseCard program provides pre-approved lines of credit to lessees. The LeaseCard is offered to physicians and other potential lessees by salespeople representing the various equipment suppliers with which Trans Leasing does business, as well as by Trans Leasing's own sales force. Trans Leasing issues LeaseCards to medical professionals and non-medical business lessees who meet the Originator's credit standards, including every lessee with whom Trans Leasing has a lease. LeaseCards are issued for one-year periods and are automatically renewed for additional one-year periods so long as the holder continues to maintain its credit standing. LeaseCard holders who are medical professionals are entitled to lease up to $125,000 of equipment, and non-medical accounts are entitled to lease up to $75,000 of equipment. Larger credit limits are available to those meeting additional credit criteria. Although the LeaseCard represents an approved line of credit, it is not a typical consumer credit card in that credit confirmation (generally, a review of the holder's current file and payment history) and approval are required for each transaction.

     Trans Leasing's Instant Access program allows holders of active LeaseCards to obtain approval for a new lease quickly by calling a toll free phone number. Using Trans Leasing's on-line balance and credit information, credit analysts can typically approve a transaction within five minutes for existing customers requesting transactions within their pre-approved credit limits. Potential lessees without active LeaseCards can call the same toll free number and typically obtain preliminary approval on a same-day basis if all required credit information is readily available.

     Trans Leasing has entered into arrangements to act as the exclusive lease finance company for certain equipment suppliers. Under such arrangements, the supplier agrees to submit all lease financing applications it receives to Trans Leasing in exchange for Trans Leasing's agreement to promptly process such applications, generally within two days. The provisions of the leases and underwriting criteria used under these arrangements are substantially similar to those otherwise employed by Trans Leasing. Certain of these leases provide for additional payments to be made by the lessee if the use of the leased equipment exceeds a threshold amount ("Excess Use Payments"). In certain cases, such Excess Use Payments are applied towards an early payoff and termination of the lease ("Excess Use Lease Payments"). In the case of Excess Use Lease Payments, the lessee may be entitled to a rebate of a portion of the lease payments based upon an implied interest factor. In other cases, Excess Use Payments, if and as collected by the Servicer, will be payable to the equipment supplier or another entity ("Excess Use Fees"), which may pay Trans Leasing a portion of such additional payments as an administration fee.

     Through a wholly-owned subsidiary, the Originator sells insurance as an agent for major insurance underwriters. These policies provide a limited amount of property, casualty, and credit life insurance to the Originator's lessees.

UNDERWRITING

     For each lease application the Originator receives, the credit department performs a credit review of the applicant, which includes obtaining retail credit reports from the major credit bureaus servicing the area in which the applicant is located, and, with respect to leases for equipment with a value over $10,000 ($25,000 if the lessee is in the medical or another healthcare field) obtaining bank verification of account activity in deposit accounts and loan activity, including the length of time accounts have been opened, the average balance maintained, the high dollar amount of credit extended and the payment terms. In many cases Dun & Bradstreet reports are also obtained. The Originator also performs a similar credit check on each equipment supplier.

     With respect to leases to medical lessees or other healthcare providers, the Originator also obtains an American Medical Association report (or its equivalent if the lessee is a dentist or osteopath). These reports indicate the year the individual was licensed, the college attended and year of graduation, the individual's medical specialty, and whether or not Board Certification has been obtained. All of the information is stored electronically on the Originator's computer systems and is reviewed by one or more persons depending upon the dollar amount involved.

     If a LeaseCard holder, whose LeaseCard has available credit as a result of an update and review by the Originator, applies for a new lease, the Originator also conducts a computer check of the cardholder's payment history and status. If the lessee holds a LeaseCard, but desires to lease equipment with a value in excess of the amount of the lessee's available credit, or if it is a new applicant and the Originator's credit department has determined there is not enough information available through the credit bureau, bank reports, American Medical Association reports (or its equivalent if the lessee is a dentist or osteopath) and Dun & Bradstreet reports, the Originator conducts additional credit checks, which usually include a review of the lessee's current financial statement and most recent tax return.

     The Originator generally places an order to purchase equipment only after it has completed the credit examination and received an executed lease from a lessee. Upon obtaining the signed lease, a deposit check, when required, an acceptance notice and the invoice, plus any additional documentation which may be required, such as a personal guarantee, corporate resolution or evidence of insurance, the Originator's sales coordinators verify directly with the lessee that all the items covered by the lease have been delivered and installed and are working to the lessee's satisfaction. The Originator then pays the vendor for the equipment.

     In general, the Originator limits the leases outstanding with any one lessee to $1 million.

                              THE SERVICER

SERVICING

     The Leases included in each Trust Fund will be serviced by Trans Leasing, as the Servicer, pursuant to and in accordance with the related Servicing Agreement.

DELINQUENCY AND DEFAULT EXPERIENCE

     Set forth below is certain information regarding the delinquency and loss experience of Trans Leasing with respect to its entire serviced lease portfolio (including leases that it owns and leases that it previously transferred to the Seller and its other subsidiaries but continues to service). Although the Seller and the Servicer do not maintain data regarding the specific factors causing a particular lease to default or the correlation between the Servicer's delinquency and loss experience, on one hand, and specific and general economic or other variables, on the other, the Seller believes that changes in the reimbursement policies of governmental or third-party payors, obsolescence of the Equipment, changes in the local, regional or national economies or changes in federal income tax laws could significantly effect the level of delinquencies and losses with respect to the Leases included in any Trust Fund. There can be no assurance that the levels of delinquency and loss experience on the Leases in any Trust Fund will be comparable to that set forth below.
See "Risk Factors -- Delinquencies and Losses."


                     DELINQUENCY EXPERIENCE (a)(b)
===============================================================================

                                 At June 30,           At September 30,
                          ------------------------   -------------------
                          1994      1995      1996      1995      1996
                         ------    ------    ------    ------    ------
Future Minimum Lease
Payments ($000)         $186,287  $219,718  $270,458  $229,736  $286,503

Delinquencies:
(% of Future Minimum
Lease Payments)

31-60 Days                 1.28%     1.21%     1.55%     2.08%     1.90%
61-90 Days                 0.57%     0.52%     0.73%     0.95%     0.73%
91+ Days                   0.69%     0.93%     1.32%     1.04%     1.35%

Total Delinquencies        2.54%     2.66%     3.60%     4.07%     3.98%
========================================================================

(a) Accounts are classified as delinquent at the time a payment (or portion thereof) remains unpaid 30 days or more following the date on which such payment is due. The amount classified as delinquent is the sum of future minimum lease payments. Delinquent accounts are written off in their entirety when a determination is made that the account is uncollectible.
(b)  The percentages in any column may not total due to rounding.

                            LOSS EXPERIENCE
===============================================================================

                               For year ended          For three months ended
                                  June 30,                 September 30,
                        --------------------------     ----------------------
                        1994(a)     1995      1996       1995         1996
                       ---------   ------    ------     ------       ------
LOSSES:  ($000)
Investment in Leases
(before reserves)       $170,864  $199,576  $246,122     $208,395     $261,156
Gross Losses(b)            6,510     4,441     5,369        1,109        1,450
Recoveries(c)              1,359     1,548     1,726          409          370
                        --------  --------  --------     --------     --------
Net Losses(d)              5,151     2,893     3,643          700        1,080
Net Losses as a
Percentage of
Investment in Leases
(before reserves) (e)      3.01%     1.45%     1.48%        1.34%        1.65%
===============================================================================

(a) The data for the year ended June 30, 1994 includes the write-off of one account written off as of December 31, 1993 in the amount of $1,696,000. Excluding such amount, Gross Losses, Recoveries, Net Losses and Net Losses as a percentage of Investment in Leases would have been $4,814,000, $1,232,000, $3,582,000 and 2.10%, respectively.
(b) Gross losses generally include an amount equal to the future minimum lease payments plus the residual value of the related equipment less the remaining unearned income on the date a lease is written off.
(c) Recoveries represent gross amounts recovered on a lease (or the underlying equipment) that has been written off.
(d)  Net losses represent gross losses less recoveries.
(e) Percentages for the three months ended September 30, 1995 and 1996 have been annualized.

COLLECTION POLICIES

     Each lessee receives a coupon book at the inception of the lease to make scheduled lease payments or is invoiced for each lease payment. Lessees are invoiced separately for property taxes, UCC fees, insurance, tax shortages and other nonscheduled charges. Statements are used to bill lessees for unpaid invoices and late payments. All payments in connection with any lease serviced by Trans Leasing are directed to a single processing location where the payments are recorded and the funds deposited directly into a lock box account. Within two business days after their deposit into the lock box account, the funds are transferred based upon Trans Leasing's records regarding allocation to other accounts, including the Collection Account.

     Seven days after any payment is past due, a charge equal to 10% of the past due amount is added to the lessee's account. Such late charges appear in the lessee's next statement and, in some instances, may be waived. When any payment is 20 days past due (13 days if the lease balance is greater than $20,000), the account is automatically inserted into the Servicer's follow-up system. At this point, a delinquency letter is automatically generated and a collector contacts the lessee. When the account exceeds 80 days past due, it is transferred to a senior collector for further collection efforts. If the senior collector is unsuccessful in making the necessary collections, the account is reviewed for possible charge-off and/or referral to the Servicer's asset recovery department. A lease is generally charged-off when it is deemed uncollectible, when the equipment is returned or when the lessee files bankruptcy or goes out of business. All charge-offs are handled by the asset recovery department. Generally, when an account exceeds 90 days past due it is reviewed for possible repossession, and at 120 days past due repossession of the Equipment is generally initiated, if practicable. Returned and repossessed equipment is sold, and, if practicable, the asset recovery department pursues the lessee for any deficiency. In certain instances, a lessee may maintain possession of the equipment as part of a bankruptcy workout. In any such case, a payment plan is arranged with the approval of the bankruptcy court. All amounts received in connection with charged-off leases are applied as recoveries.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities of a given Series will be applied by the Seller as described in the related Prospectus Supplement, which may include to acquire, and/or to retire debt used to acquire, the related Receivables and related property from the Originator and to pay a dividend by the Seller to the Originator, its sole stockholder. In addition, with respect to Master Trusts, the net proceeds from the issuance and sale of the Securities of a given Series may be used to repay, repurchase or otherwise retire, in whole or in part, Securities of another Series or Class issued by such Master Trust.


                                  THE TRUSTEES

     The Trustee or Trustees for each Trust Fund will be specified in the related Prospectus Supplement. Each Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

     With respect to each Trust Fund, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. Any successor Trustee must meet the eligibility requirements set forth in the related Trust Agreement.

     Any Indenture Trustee or Trustee under a Pooling Agreement may give notice of its intent to resign at any time. The holders of a majority of the outstanding principal amount of the related Notes or the related Certificates, as appropriate, may remove such Trustee by so notifying such Trustee and may appoint a successor thereto. The Issuer or the Seller, as appropriate, shall remove the Indenture Trustee or the Trustee under a Pooling Agreement, as appropriate, if (a) such Trustee ceases to be eligible to continue as such under the Indenture or the Pooling Agreement, as appropriate, (b) such Trustee is adjudged bankrupt or insolvent, (c) a receiver or other public officer takes charge of such Trustee or its property, (d) or such Trustee otherwise becomes incapable of acting. In any such circumstances, the Issuer or the Seller, as appropriate, will appoint a successor Indenture Trustee or Trustee under a Pooling Agreement. If no successor Indenture Trustee shall have been appointed and have accepted such appointment within 60 days, the resigning or removed Trustee, the Seller, the Issuer or holders of a majority in outstanding principal amount of the related Notes or Certificates, as the case may be, may petition a court of competent jurisdiction for the appointment of a successor Trustee. Furthermore, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, any holder of the related Notes may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     The Owner Trustee for any Owner Trust may resign at any time, in which event the Administrator (as defined below) will be obligated to appoint a successor trustee. The Administrator of an Owner Trust may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Owner Trust Agreement or if the Owner Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor Owner Trustee.


                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Securities will be issued in series (each, a "Series"), which may include two or more classes (each, a "Class"), pursuant to the related Trust Agreement. The following summaries (together with additional summaries under "Description of the Trust Agreements" below) describe material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

     The Certificates will represent beneficial interests in the related Trust only and will not represent interests in or obligations of the Seller, the Servicer, the Originator or any of their respective affiliates other than the related Trust. The sole source of payment with respect to any Certificate will be the assets of such Trust. The Notes will represent obligations of the related Issuer only and will not represent interests in or obligations of the Seller (unless the Seller is the Issuer), the Servicer, the Originator or any of their respective affiliates other than the related Issuer. The Notes will be secured by the assets of the related Trust Fund, and the sole source of payment with respect to any Note will be the assets of the related Trust Fund. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the provider of such credit enhancement.

     The Securities (which will be either Certificates or Notes) generally will be fixed income securities, having a principal balance (or certificate balance) and a specified Interest Rate. Each Series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or an adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each Series or Class of Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

     A Series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables or in the manner described in the related Prospectus Supplement. Any such Series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date or otherwise in the manner described In the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, a Series may include one or more Classes of Securities that are senior to one or more other Classes of Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables. In addition, certain Classes of senior (or subordinate) Securities may be senior to other Classes of senior (or subordinate) Securities in respect of such distributions or allocations.

     With respect to Securities to be issued by a Master Trust, see "The Issuers -- Master Trusts."

     In addition to the Securities offered hereby, Securities issued by an Issuer may be retained by the Seller or sold by the Seller in transactions not covered hereby.

GENERAL PAYMENT TERMS OF SECURITIES

     As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. The related Prospectus Supplement will specify the extent to which Securityholders will be entitled on each Payment Date to payments of interest and principal with respect to such Securities. Payment Dates may occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement. As described in the related Prospectus Supplement, the Payment Date shall be a specified day of each month (in the case of quarterly-pay Securities, every third month, or in the case of semi-annual pay Securities, every sixth month). The Securities of any Series may be redeemed as described under "Description of the Trust Agreements -
Termination" and as otherwise provided in the related Prospectus Supplement.

     With respect to each Payment Date, the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on such Payment Date as of the related Record Date, which will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs or such other date as specified in the related Prospectus Supplement.

     As more fully provided in the related Prospectus Supplement, each Trust Agreement will describe a Collection Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs) during which collections received on or with respect to the Receivables constituting the related Trust Fund will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, a Trust Agreement (including a Master Trust Agreement) may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. During an amortization period, payments of principal will be made as described in the related Prospectus Supplement, which may include installments (which may be fixed in amount or based upon collections) or lump sum payments. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified revolving period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the related Prospectus Supplement, a Trust Agreement may provide that all or a portion of such collected payments may be retained by the related Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the payment schedule of the related Receivables or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, and result in distributions to the specified Securityholders and an earlier than expected amortization of such Securities. In addition, as more fully described in the related Prospectus Supplement, in the case of quarterly-pay and semi-annual-pay Securities, although collections on the related Receivables may be allocated on a monthly basis, payments to Securityholders will generally only be made quarterly or semi-annually, as applicable.

     Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Seller, the Servicer, the Originator, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

     As may be described in the related Prospectus Supplement, the Securities of any Series or Class may be issued in book-entry form. In such a case, such Securities would be represented by global securities registered in the name of Cede & Co. ("Cede"), as nominee of the Depository Trust Company ("DTC"), or another nominee of DTC. In such event, Securityholders would not be entitled to receive definitive securities representing such Securityholders' interests, except in certain circumstances described below under "Definitive Securities" but rather would hold their Securities through DTC or indirectly through organizations that are participants in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("Direct Participants") and to facilitate the clearance and settlement of securities transactions between its Direct Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Direct Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Holders of Securities in book-entry form that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Securities may do so only through Direct Participants and Indirect Participants. In addition, holders of Securities in book-entry form will receive all distributions of principal of and interest on such Securities through the Participants who in turn will receive them from DTC. Holders of Securities in book-entry form may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC, and DTC will forward such payments to its Direct Participants, which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only "Securityholder" in respect of any Securities offered hereunder in book-entry form will be Cede, as nominee of DTC. Thus, holders of such Securities will not be recognized as Securityholders, and the beneficial owners of such Securities will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Direct Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Direct Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Direct Participants and Indirect Participants with which the Securityholders have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such Series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Direct Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants, the ability of a Securityholder to pledge such Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC will advise the Trustee in respect of any Securities that it will take any action permitted to be taken by a Securityholder of such Securities only at the direction of one or more Participants to whose accounts with DTC such Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Direct Participants whose holdings include such undivided interests.

     Except as required by law, the Trustee in respect of any Securities will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of such Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     The Securities of any Series or Class initially issued in book-entry form will be issued in fully registered, certificated form ("Definitive Securities") to the holders thereof or their nominees, rather than to DTC or its nominee, only if (i) the related Trustee is notified in writing that DTC is no longer willing or able to



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discharge properly its responsibilities as depository with respect to such
Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of a Servicer Default or an "Event of Default" under the related Indenture or a similar provision under the related Trust Agreement, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. Distributions may also be made by wire transfer if and to the extent specified in the related Prospectus Supplement. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities in respect of a any Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate or note registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     With respect to each Series of Securities, on or prior to each Payment Date for such Series, pursuant to the related Trust Agreement the related Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Trust Agreement, which generally will include the following information:

           (i) the amount of the distribution with respect to each Class of Securities included in such Series;

           (ii) the amount of such distribution allocable to principal;

           (iii) the amount of such distribution allocable to interest;

           (iv) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities included in such Series after giving effect to all payments reported under (ii) above on such Payment Date;

           (v) the amount paid to the Servicer, if any, with respect to the related Collection Period;




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





           (vi) the amount of Receivables that have been reacquired, if any, for such Collection Period by the Seller, the Originator or the Servicer upon a breach of representation, warranty or covenant;

           (vii) the amount of coverage under any reserve account, letter of credit, financial guaranty, insurance policy or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any credit enhancement substituted therefor; and

           (viii) other information, including delinquency and loss information, specified in the related Prospectus Supplement regarding the performance and status of the Receivables constituting the related Trust Fund.

     Each amount set forth pursuant to subclauses (i), (ii) and (iii) with respect to each Class of Securities will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.


                      DESCRIPTION OF THE TRUST AGREEMENTS

     The following summary describes certain terms of the Trust Agreement pursuant to which each Trust Fund will be created and the related Securities will be issued as well as certain terms of the related Contribution and Sale Agreement. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust Fund means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, if any, the formation of such Trust Fund, the transfer of such Trust Fund to the Trust, if applicable, the servicing of the related Receivables and the issuance of the related Securities, including, without limitation, the Indenture with respect to any Notes. "Trust Agreement" also includes, if applicable, the Administration Agreement (as defined herein) with respect to any Owner Trust. Forms of the Trust Agreements and the Contribution and Sale Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements and the Contribution and Sale Agreement.

ACQUISITION OF THE RECEIVABLES

     With respect to each Trust Fund, the Originator will sell, without recourse, and the Seller will purchase, without recourse, the related Receivables pursuant to a Contribution and Sale Agreement. The Seller will either transfer its interests in such Receivables to a Trust (including an Owner Trust) pursuant to a Pooling Agreement or pledge its interests in such Receivables to an Indenture Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Seller under such Contribution and Sale Agreement (except certain rights of indemnification from the Originator to additional Receivables from the Originator from time to time) will be assigned by the Seller (and, if applicable, by such Trust) to the Trustee on behalf of Securityholders as part of the related Trust Fund.

     In each Contribution and Sale Agreement, the Originator will agree, and in each Trust Agreement, the Servicer will agree, to indicate in its computer records that the Receivables included in the related Trust Fund have been sold to the Seller, and, as appropriate, transferred to the related Trust and/or pledged under the related Indenture. Under each Trust Agreement, to facilitate servicing and save administrative costs, the

Servicer will have possession of the Seller and rights of the Seller to purchase the related Lease Files and the Lease Files will not be required to be segregated from the files relating to other leases serviced by the Servicer.

     With respect to each Trust Fund, Trans Leasing, as Originator, will file UCC financing statements with respect to the sale, contribution, transfer and assignment of the related Receivables to the Seller. If the Issuer is a Trust, the Seller will file UCC financing statements with respect to the sale, transfer and assignment of such Receivables to such Trust. In addition, if applicable, the Issuer will file UCC financing statements with respect to the security interest in its assets granted to the Indenture Trustee under the related Indenture. Since the Lease Files will remain in Trans Leasing's possession, as Servicer, and will not be stamped or otherwise marked to reflect the sale, contribution, transfer and assignment of the related Receivables to the Seller, the Trust and/or the Trustee, as applicable, if a subsequent purchaser were able to take possession of the related Lease for new value in the ordinary course of its business without actual knowledge of the assignments, the Seller's, the Trust's and/or the Trustees, as applicable, interests in such Receivables could be defeated. See "Certain Legal Aspects of the Receivables - Interest in the Receivables."

     Any Receivables to be included in a Trust Fund in substitution for other Receivables will also be acquired by the Seller from the Originator under the related Contribution and Sale Agreement. With respect to each Master Trust, as more fully described in the related Prospectus Supplement, any additional Receivables to be included in the related Trust Fund will be purchased by the Seller from the Originator under the related Contribution and Sale Agreement.

REPRESENTATIONS AND WARRANTIES

     As described above under "The Receivables," with respect to each Trust Fund, the Originator will make certain representation and warranties pursuant to the Contribution and Sale Agreement with respect to the related Receivables. In the related Pooling Agreement (or, if the Issuer is the Seller, in the related Indenture), the Seller will assign such representations and warranties to the related Trust (or the related Trustee) and will represent and warrant that the Seller has taken no action to which would cause such representations and warranties of the Originator to be false in any material respect. Under the related Trust Agreement, in the event the Servicer or the related Trustee discovers or by written notice is informed that any such representation or warranty of the Originator or Seller is untrue, the Servicer and such Trustee will be obligated to enforce the obligation of the Originator or Seller set forth in the related Contribution and Sale Agreement or the related Pooling Agreement to purchase any Receivable included in the related Trust Fund materially and adversely affected by such untruth. The Originator or Seller will be obligated to purchase each such Receivable on or prior to the thirtieth day after such discovery or notice (or such later date as the Originator or Seller and such Trustee shall agree); provided, that the Originator or Seller will not be required to purchase any such Receivable if such untruth has been cured in all material respects or if such Receivable is replaced with a substitute Receivable (if and to the extent substitution is permitted in the related Trust Agreement). Any such repurchase shall be the sole remedy for any such breach. The purchase price for any Receivable so purchased (the "Warranty Purchase Price") will be based on the then Discounted Lease Balance or Discounted Lease and Residual Balance of such Receivable as further described in the related Prospectus Supplement. All such payments will be deposited in the related Collection Account.

     In each Contribution and Sale Agreement, the Originator will also make representations and warranties to the Seller to the effect that, among other things, as of the closing date for the issuance of any related Securities: (a) the Originator is duly incorporated and in good standing under the laws of the State of Delaware, it has the corporate power and authority to consummate the transactions contemplated thereby and such Contribution and Sale Agreement constitutes a legal, valid and binding obligation of the Originator and (b) the contribution and sale of the related Receivables thereunder constitute a valid contribution, sale, transfer and assignment to the Seller of all right, title and interest of the Originator therein (subject, in the case of Leased Vehicles, to applicable titling statutes), and such Receivables will be held by the Seller free and clear


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



of any lien of any person claiming through or under the Originator, except for liens created by or permitted under the related Trust Agreement.

     In each Trust Agreement, the Seller will make representations and warranties to the effect that, among other things, as of the closing date for the issuance of any related Securities: (a) the Seller is duly incorporated and in good standing under the laws of the State of Delaware, it has the corporate power and authority to consummate the transactions contemplated thereby and such Trust Agreement constitutes a legal, valid and binding agreement of the Seller; and (b) if the Issuer is a Trust, the transfer of the Receivables pursuant to such Trust Agreement constitutes a valid sale, transfer and assignment to such Trust of all right, title and interest of the Seller in such Receivables, and such Receivables will be held by such Trust free and clear of any lien of any person claiming through the Seller, except for liens created or permitted by the such Trust Agreement. In the related Indenture, if any, the Issuer will represent and warrant to the related Indenture Trustee that (a) no interest in any Receivable conveyed by such Issuer to such Indenture Trustee thereunder has been sold, transferred or pledged by such Issuer to any other person, (b) upon execution and delivery of such Indenture by such Issuer, such Indenture Trustee shall have all of the right, title and interest of the Issuer in such Receivables, free of any lien, and (c) all UCC filings have been made to give such Indenture Trustee, a first priority perfected security interest in the Issuer's interest in such Lease and the related Equipment (if such Equipment is located in a state in which a UCC filing was made and, in the case of Leased Vehicles, subject to applicable titling statutes), subject to liens permitted by the related Trust Agreement and liens which have priority by operation of law.

     In each Contribution and Sale Agreement, the Originator will agree to do nothing to impair the rights of the Seller in the Receivables included in the related Trust Fund, except as it is expressly permitted to do in its capacity as the Servicer under the related Trust Agreement. In each Trust Agreement, the Seller will covenant that, except for the sale and conveyances pursuant thereto, and the interests created under, such Trust Agreement or as otherwise permitted therein, the Seller will not sell, pledge, assign or transfer any interest in any Receivables included in the related Trust Fund.

ACCOUNTS

     With respect to each Trust Fund, the Servicer will establish and maintain one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain one or more separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account(s) or other credit enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account"). Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

     For any Series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of any related Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Seller, the Originator, the Servicer or their respective affiliates or other trusts created by the Seller or its affiliates. Except as described in the related Prospectus Supplement, Eligible Investments will generally be limited to obligations or securities that mature, or the invested funds will be available for withdrawal without loss of principal or interest, not later than the related Payment Date. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses, shall be deposited in the applicable Collection Account on or prior to each Payment Date and shall be available for making distributions on the related Securities.



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


     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each applicable Rating Agency rating such securities in one of its generic rating categories which signifies investment grade or is otherwise acceptable to each such Rating Agency. "Eligible Institution" means, with respect to a Trust Fund, (a) the corporate trust department of the related Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i)(A) has either (1) a long-term unsecured debt rating acceptable to the applicable Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable Rating Agencies, (B) the parent corporation of which has either (1) a long-term unsecured debt rating acceptable to the applicable Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable Rating Agencies or (C) is otherwise acceptable to each applicable Rating Agency and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

SUBSTITUTION

     Subject to the limitations set forth in the related Prospectus Supplement, pursuant to the related Trust Agreement, the Seller may have the ability to substitute a comparable Lease, together with an interest in the related Equipment, for and replace any Lease that defaults, terminates prior to its scheduled termination date or becomes subject to purchase by the Originator, the Seller or the Servicer as a result of a breach of the representations, warranties or covenants by the Originator, the Seller or the Servicer, as applicable, with respect to such Lease. The related Prospectus Supplement will describe the limitations, if any, on the ability of the Seller to substitute Receivables with respect to any Trust Fund and the criteria to be satisfied with respect to any Receivable to be added to a Trust Fund in substitution of another Receivable. The Seller will acquire all such Receivables under the related Contribution and Sale Agreement.

     The Seller will also have the right to substitute Equipment under any Lease for comparable Equipment so long as there is no change in the amount, number or timing of the scheduled payments with respect to such Lease and the Residual Value of the substitute Equipment is not less than the Residual Value of the original Equipment, and, to the extent provided in the related Prospectus Supplement, the Seller may also have the right to permit add-ons and upgrades with respect to any Lease.

     Upon the replacement of a Lease and/or Equipment with a substitute Lease and/or Equipment as described above, the interest of the related Trustee in such replaced Lease and/or Equipment shall be terminated and, if it has been transferred to the related Trust, such replaced Lease and/or Equipment shall be transferred to the Seller.

SERVICING

     The Servicer will service, administer and enforce the Receivables included in each Trust Fund on behalf of the related Issuer and will have full power and authority to do any and all things in connection with such servicing and administration which it deems necessary or desirable. The Servicer will manage, service, administer, and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable equipment leases that it services for itself or others. The Servicer's duties will include collection and posting of all payments, responding to inquiries of lessees regarding the Leases, investigating delinquencies, accounting for collections, furnishing monthly and annual statements with respect to collections and payments, making Servicer Advances (if and to the extent required under the related Trust Agreement) and using its best efforts to maintain the security interest of the Trustee in the Receivables. The Servicer will follow its customary standards, policies, and procedures and will have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. Under each Trust Agreement, to facilitate servicing and save administrative costs, the Servicer will hold the Lease Files on behalf of the Seller, the related Trust and/or the related Trustee on behalf of the Securityholders in accordance with the provisions of the Servicing Agreement.

     Upon the expiration or termination of a Lease, the Servicer will use commercially reasonable efforts to dispose of any related Equipment. Without limiting the generality of the foregoing, the Servicer may dispose of any such Equipment by selling such Equipment to the Originator for a purchase price equal to the fair market value thereof. In accordance with the provisions of the related Servicing Agreement, the Servicer will deposit any and all cash proceeds realized from the sale or other disposition of Equipment into the related Collection Account.

SERVICER ADVANCES

     The Servicer will make advances (each, a "Servicer Advance") with respect to each Trust Fund to the extent and for the purposes set forth in the related Prospectus Supplement, which may include that if the Servicer determines that any scheduled payment (or portion thereof) which was due and payable pursuant to a Lease during a Collection Period was not received prior to the end of such Collection Period, the Servicer shall be obligated to make a Servicer Advance in an amount up to the amount of such delinquent scheduled payment (or portion thereof), to the extent that in its sole discretion it determines that it can recoup such amount from subsequent collections under the related Lease and other amounts (if any) available for such purpose as described in the related Prospectus Supplement. The Servicer will be entitled to be reimbursed for Servicer Advances pursuant to the related Trust Agreement and as described in the related Prospectus Supplement.

OTHER SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Leases included in each Trust Fund as and when the same become due, and will follow those collection procedures which it follows with respect to all comparable equipment leases that it services for itself or others. Subject to any limitations set forth in the related Prospectus Supplement, under each Trust Agreement, to the extent consistent with the Servicer's past practices, the Servicer will be permitted to defer on only one occasion with respect to any Lease not more than three consecutive scheduled lease payments (collectively, a "Skipped Payment") under such Lease to the end of the term of such Lease. The related Prospectus Supplement shall set forth the limit, if any, on the number of Leases or the Aggregate Discounted Lease Balance or Aggregate Discounted Lease and Residual Balance of Leases with respect to which the Servicer may permit Skipped Payments. No Skipped Payment will be considered delinquent under any Trust Agreement. If and to the extent described in the related Prospectus Supplement, a Trust Agreement may provide that the Servicer may grant other extensions, adjustments and rebates on Leases, including an extension, rebate or adjustment that extends the original due date of any scheduled payment, reduces the number of scheduled payments or reduces the amount of any scheduled payment. Under each Trust Agreement, the Servicer will be permitted in its discretion to waive any late payment charge or any other fee that may be collectible in the ordinary course of servicing any Lease.

     If and to the extent provided in the related Prospectus Supplement, if the Servicer breaches certain covenants with respect to any Lease, the Servicer will be required to purchase such Lease at a price based on the then current Discounted Lease Balance or Discounted Lease and Residual Balance of such Lease as further described in the related Prospectus Supplement. In such event, such purchase shall be the sole remedy for any such breach. In addition, in lieu of purchasing any such Lease, subject to the limitations set forth in the related Prospectus Supplement with respect to substitute Leases, the Seller may at its discretion substitute a comparable Lease for and replace any such Lease.



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

     Under each Trust Agreement, the Servicer, in its sole discretion, will be permitted to accelerate (or elect not to accelerate) the maturity of all or any scheduled payments under any Lease under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period); provided that the Servicer will be required to accelerate the scheduled payments due under any Lease (and take other action in accordance with the Servicer's past practice, including repossessing or otherwise converting the related Equipment, to realize upon the value of such Lease and the related Equipment) to the fullest extent permitted by the terms of such Lease promptly after such Lease becomes a Defaulted Lease. A "Defaulted Lease" means a Lease as to which (i) the Servicer has determined in its sole discretion, in accordance with its customary servicing procedures, that such Lease is not collectible, or (ii) all or part of a scheduled payment thereunder (other than a Skipped Payment) is more than 180 days (or such shorter period as may be set forth in the related Prospectus Supplement) delinquent.

     The Servicer will use its best efforts consistent with its customary and usual practices and procedures in its servicing of equipment leases to repossess or otherwise comparably convert the ownership of any Equipment relating to a Defaulted Lease and will act as sales and processing agent for Equipment which it repossesses. The Servicer will follow such other practices and procedures as it deems necessary or advisable and as are customary and usual in its servicing of equipment leases in order to realize upon such Equipment, which practices and procedures may include reasonable efforts to enforce all obligations of lessees and repossessing and selling such Equipment at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may sell any such Equipment to the Originator for a purchase price equal to the then fair market value thereof. In any case in which any such Equipment has suffered damage, the Servicer will not be obligated to expend funds in connection with any repair or towards the repossession of such Equipment unless it determines in its discretion that such repair and/or repossession will increase the Liquidation Proceeds (as defined herein) to be received in connection with such Lease by an amount greater than the amount of such expenses.

REMOVAL OF THE SERVICER

     With respect to each Trust Fund, the Servicer will not resign from the obligations and duties imposed on it pursuant to the related Servicing Agreement except (a) upon a determination that (i) the performance of its duties pursuant to such Servicing Agreement is impermissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties pursuant to such Servicing Agreement permissible under applicable law. Any determination pursuant to clause (i) above will be evidenced by an opinion of counsel to such effect and any determination pursuant to clause (ii) above will be evidenced by a certificate of an officer of the Servicer, in each case delivered to the related Trustee. If within 120 days of the date of such determination, such Trustee is unable to appoint a successor Servicer, such Trustee will without further action be appointed as successor Servicer. No Servicer resignation will become effective until such Trustee or another successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with the related Servicing Agreement.

     "Servicer Default" with respect to each Trust Fund means the occurrence of any of the following events:

           (i) any failure by the Servicer to make any payment, transfer or deposit or deliver any statement which continues beyond the second business day after the date upon which such payment, transfer, or delivery is required to be made pursuant to the related Servicing Agreement;

           (ii) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement of the Servicer pursuant to the related Servicing Agreement, if such failure materially and adversely affects the rights of the related Securityholders and continues unremedied for a period of thirty days after the earlier of (a) the date on which written demand that such failure be remedied is given to the Servicer by the related Trustee or the holders of a majority of the related Securities or (b) the date on which an officer of the Servicer becomes aware of such failure;

           (iii) any delegation of the Servicer's duties, except as permitted by the related Servicing Agreement;

           (iv) any representation, warranty or certification made by the Servicer in the related Servicing Agreement or in any certificate delivered pursuant to such Servicing Agreement proves to have been incorrect in any material respect when made and such incorrect statement has a material and adverse effect on the rights of the related Securityholders and continues to be incorrect in any material respect for a period of thirty days after the earlier of (a) the date on which written demand that such incorrect statement be remedied is given to the Servicer by the related Trustee or the holders of a majority of the related Securities or (b) the date on which an officer of the Servicer becomes aware of such incorrect statement; or

           (v) (A) the Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to the Servicer or all or substantially all of its property, (B) a decree or order of a court or agency or supervisory authority having proper jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of the Servicer's affairs, is entered against the Servicer and such decree or order remains in force undischarged or unstayed for a period of 60 days, or (C) the Servicer admits in writing its inability to pay, or fails to pay, its debts generally as they become due, files a petition or commences any case or proceeding to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes any assignment for the benefit of its creditors or voluntarily suspends payment of its obligations.

     Notwithstanding the foregoing, any delay in or failure of performance referred to in clause (i) for a period not in excess of five business days or under clause (ii), (iii) or (iv) for a period not in excess of sixty business days (in each case, without giving effect to any grace period described in such clause) will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence will not relieve the Servicer of the obligation to use its best efforts to perform its obligations in a timely manner in accordance with the terms of the related Servicing Agreement.

     If any Servicer Default occurs, then, so long as such Servicer Default is continuing, the related Trustee or the holders of a majority of the related Securities, by written notice (a "Termination Notice") to the Servicer (and to such Trustee), may terminate all of the rights and obligations of the Servicer pursuant to the related Servicing Agreement and in, to and under the property of the related Trust Fund.

     As promptly as possible after delivery of a Termination Notice, the related Trustee will assume the responsibilities and obligations of the Servicer or appoint another successor to the Servicer. No person shall act as the successor Servicer until such person accepts its appointment by a written assumption in a form reasonably acceptable to the related Trustee. Such Trustee may obtain bids from potential successor Servicers. If no successor Servicer has been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, such Trustee, without further action, will automatically be appointed the successor Servicer, unless such Trustee is legally unable so to act, in which case such Trustee will petition a court of competent jurisdiction to appoint an established servicing entity having a net worth of not less than $25,000,000, and whose regular business includes the servicing of leases of equipment which is of a type or types similar to the Equipment and who satisfies any other criteria set forth in the related Servicing Agreement.



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




WAIVER OF PAST SERVICER DEFAULTS

     With respect to each Trust Fund, subject to any required approvals of providers of credit enhancement, the holders of Securities evidencing at least a majority of the voting rights of any then outstanding related Securities may, on behalf of all Securityholders of the related Securities, waive any Servicer Default and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Servicing Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Trust Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in any Trust Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which entity in each of the foregoing cases expressly assumes the obligations of the Servicer under such Trust Agreement, will be the successor to the Servicer under such Trust Agreement.

     Under each Trust Agreement, the Servicer will be permitted to enter into servicing agreements with one or more subservicers to perform all or a portion of its servicing duties thereunder. No such arrangement shall relieve the Servicer of any of its obligations or liabilities under any Trust Agreement, and the Servicer will be responsible for all fees and expenses of any subservicer.

SERVICING COMPENSATION

     With respect to each Trust Fund, as compensation for its servicing activities with respect to the related Receivables, the Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum of the value of the assets held in such Trust Fund, as set forth in the related Prospectus Supplement. The Servicing Fee will be payable out of the assets of such Trust Fund, and the related Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee. The Servicing Fee may be paid prior to any distribution to the related Securityholders.

     The Servicer will also collect and be entitled to retain any late fees and charges, any taxes, fees or other charges imposed by any governmental authority, any indemnity payments made by a Lessee for the benefit of the lessor under the related Lease, any payments collected from a Lessee relating to servicing and/or maintenance payments pursuant to the related Lease or maintenance agreement, as applicable, any Excess Use Fees, and other administrative fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges and other amounts as described in the related Prospectus Supplement (collectively, the "Excluded Amounts"), and will be entitled to reimbursement from each Trust Fund for certain liabilities. To the extent the Servicer collects any taxes, fees or other charges imposed by any governmental authority, any payments collected from a Lessee relating to servicing and/or maintenance payments pursuant to the related Lease or maintenance agreement, as applicable, or any Excess Use Fees,



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




the Servicer shall be obligated to pay any amount so collected to the entity on behalf of which such collection was made.

     The Servicing Fee is intended to compensate the Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees, investigating delinquencies, sending payment coupons to Lessees, reporting tax information to Lessees, paying costs of collection and disposition on defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the related Receivables (including making any Servicer Advances), accounting for collections and furnishing statements to the applicable Trustee with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, Trustee fees, data processing costs and other costs incurred in connection with administering the Receivables included in any Trust Fund.

PAYMENTS ON RECEIVABLES

     With respect to each Trust Fund, no later than the second Business Day after the formation of such Trust Fund, the Servicer will deposit (in immediately available funds) into the related Collection Account all collections and amounts received with respect to the related Receivables after the applicable Cut-Off Date and through and including the date of such formation. Thereafter, the Servicer will deposit (in immediately available funds) all collections and amounts received with respect to the related Receivables in the related Collection Account, as promptly as possible after the date upon which such collections or payments are received (but in no event later than the second Business Day after such date).

     Collections on Receivables in any Trust Fund will include all proceeds realized from the sale or other disposition of Equipment under a Lease included therein that has terminated on its scheduled expiration date or prior to its scheduled expiration date (including because of a casualty loss), in each case, net of Liquidation Expenses, and any payments made by the Lessee under a Lease with respect to a Leased Vehicle included therein upon lease termination as a result of excessive wear and tear on or damage to the related Leased Vehicle or driving such Leased Vehicle in excess of the maximum mileage set forth in such Lease. Such amounts will include the purchase price paid by a Lessee upon exercise of any purchase option upon scheduled lease termination. Collections will also include, with respect to a Defaulted Lease, proceeds from the sale or other disposition of the underlying Equipment, proceeds of any related insurance policy and other recoveries with respect thereto, net of Liquidation Expenses and amounts received that are required to be refunded to the Lessee on such Lease ("Liquidation Proceeds"). Collections will not include any Excluded Amounts. "Liquidation Expenses" means, with respect to any Lease and the related Equipment, the aggregate amount of all out-of-pocket expenses incurred by the Servicer (including any subservicer) in accordance with the Servicer's customary procedures in connection with the repossession, refurbishing and disposition of any such Equipment upon or after the expiration or other termination of such Lease (or a portion thereof) and other out-of-pocket costs related to the liquidation of any such Equipment, including the attempted collection of any amount owing pursuant to such Lease if it is a Defaulted Lease.

DISTRIBUTIONS AND PAYMENTS ON SECURITIES

     With respect to any Securities offered hereby, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Trustee to the holders of such Securities. The timing, calculation, allocation, order, source, priorities of and requirements for payments with respect to each Class of Notes and distributions with respect to each Class of Certificates will be set forth in the related Prospectus Supplement.

     With respect to each Trust Fund, on each Payment Date, collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus
Supplement. The related Prospectus Supplement will describe, to the extent relevant, deposits and withdrawals from other Trust Accounts (including any reserve accounts). Credit enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal (or certificate balance) of a Class of Securities will be subordinate to distributions in respect of interest on such Class, and, with respect to an Owner Trust, distributions in respect of the related Certificates will be subordinate to payments in respect of the related Notes.

CREDIT ENHANCEMENTS

     The amounts and types of credit enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each Class of Securities offered hereby will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a reserve account or accounts, a financial guaranty insurance policy, subordination among Securities of a Trust Fund, over-collateralization, letters of credit, credit or liquidity facilities, third party payments, surety bonds, cash deposits or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a Class of Securities may cover one or more other Classes of Securities of the same Series, and credit enhancement for a Series of Securities may cover one or more other Series of Securities.

     The presence of credit enhancement for the benefit of any Class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders thereof of the full amount of principal (or certificate balance) and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for any Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance (or certificate balance) and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any Class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Class or Series of Securities, Securityholders of any such Class or Series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other Classes or Series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

     Prior to each Payment Date with respect to each Series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series described under "Description of the Securities - Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

     Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Trustee on or before October 31 of each year, beginning the first October 31 which is at least twelve months after the initial issuance of the related Securities, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the initial issuance of the related Securities) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Trustee on or before October 31 of each year, beginning the first October 31 which is at least twelve months after the initial issuance of the related Securities, of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the initial issuance of the related Securities) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Trust Agreement.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.

AMENDMENT OF THE TRUST AGREEMENTS

     General. Each Trust Agreement (other than an Indenture) may be amended by the parties thereto, with the consent of the related Trustee to the extent not a party thereto, without the consent of the related Securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, (iii) to add or supplement any credit enhancement for the benefit of the related Securityholders (provided, that if any such addition shall affect any Class or Series of Securityholders differently than any other Class or Series of Securityholders then such addition shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Class or Series of Securityholders), (iv) to add to the covenants, restrictions or obligations of the Servicer, the Trust or the Trustee, (v) to add, change or eliminate any other provision therein in any manner that shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the related Securityholders or (vi) as otherwise provided in the related Prospectus Supplement. Each Trust Agreement (other than an Indenture) may also be amended by the Seller, the Servicer, and the applicable Trustee with the consent of the holders of related Securities evidencing at least a majority of the voting rights of any such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or of modifying in any manner the rights of the related Securityholders, provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made on the related Securities or (ii) reduce the aforesaid percentage of the Securities which are required to consent to any such amendment, without the consent of all related Securityholders.

     With respect to the consent of Securityholders to any proposed amendment to any Trust Agreement (including an Indenture), it shall not be necessary for any Securityholder to approve the form of any amendment or consent, but it shall be sufficient if such consent approves the substance thereof. Any such consent given by the holder of any Security shall bind all subsequent holders of such Security.

     Indentures. The Issuer and the Indenture Trustee with respect to an Indenture, without the consent of the holders of the related Notes, but with prior notice to the related Rating Agencies, at any time and from time to time, may enter into one or more supplemental indentures thereto, for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of such Indenture, or add additional property;
(b) to provide for the assumption of such Notes and such Indenture obligations by a permitted successor to such Issuer; (c) to add additional covenants for the benefit of the holders of such Notes or to surrender any right or power conferred upon such Issuer; (d) to convey, transfer, assign, mortgage or pledge any property to or with such Indenture Trustee; (e) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision of such Indenture or in any supplemental indenture provided that such action shall not adversely affect in any material respect the interests of the holders of such Notes; (f) to provide for the acceptance of the appointment of a permitted successor Indenture Trustee and to add or to change any of the provisions of such Indenture as



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



shall be necessary to facilitate the administration by more than one trustee;
(g) to modify, eliminate or add to the provisions of such Indenture in order to comply with the Trust Indenture Act; (h) to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of such Notes under such Indenture, provided that such action described in this clause (h) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any of the holders of such Notes; or (i) for any other purpose set forth in the related Prospectus Supplement.

     The Issuer and the Indenture Trustee with respect to an Indenture, with prior notice to the related Rating Agencies and with the consent of the holders of not less than a majority of the aggregate outstanding principal amount of the related Notes, may enter into a supplemental indenture thereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, such Indenture or of modifying in any manner the right of the holders of such Notes under such Indenture. Without the consent of the holder of each such Note outstanding affected thereby, however, no such supplemental indenture may, among other things: (a) change the date of payment of any installment of principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the provision of such Indenture relating to the application of collections on, or the proceeds of the sale of, the property subject to such Indenture to payment of principal of or interest on such Notes, or change any place of payment where, or the coin or currency in which, any such Note or the interest thereon is payable; (b) impair the right to institute suit for the enforcement of the provisions of such Indenture regarding payment; (c) reduce the percentage of the outstanding principal amount of such Notes, the consent of the holders of which is required for any such supplemental Indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of such Indenture or certain defaults thereunder and their consequences as provided for in such Indenture; (d) reduce the percentage of the outstanding principal amount of such Notes required to direct such Indenture Trustee to direct such Issuer to sell or liquidate the property subject to such Indenture if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on all such Notes outstanding; (e) modify any provision of such Indenture to decrease the required minimum percentage necessary to approve any amendments to any provisions of such Indenture; (f) modify any of the provisions of such Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any such Note on any Payment Date or to affect the rights of the holders of such Notes to the benefit of any provisions for the mandatory redemption of such Notes; or (g) permit the creation of any lien ranking prior to or on a parity with the lien of such Indenture with respect to any part of the property subject to such Indenture or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any property or deprive the holder of any such Note of the security provided by the lien of such Indenture.

EVENTS OF DEFAULT UNDER INDENTURE; RIGHTS UPON EVENTS OF DEFAULT UNDER
INDENTURE

     "Event of Default" under an Indenture will consist of any one of the following events: (a) failure to pay any interest on the related Notes when the same is due and payable, and such failure continues unremedied for a period of five days; (b) (i) except as set forth in (ii), failure to pay any installment of the principal of any such Note when the same is due and payable, and such failure continues unremedied for a period of thirty (30) days or (ii) failure to pay in full the outstanding principal amount on any such Note on or prior to the its maturity date; (c) default with respect to any covenant or to any representation or warranty of the related Issuer, which default has a material adverse effect on the holders of the Notes, and such default shall continue or not be cured for a period of 30 days after there shall have been given to such Issuer by such Indenture Trustee or to such Issuer and such Indenture Trustee by the holders of at least 25% of the aggregate outstanding principal amount of such Notes, a written notice specifying such default and requiring it to be remedied; or (d) certain events of bankruptcy, insolvency or receivership with respect to such Issuer and the other events (if any) set forth in the related Prospectus Supplement.

     If an Event of Default under any Indenture should occur and be continuing, unless the principal amount of the related Notes shall have already become due and payable, the related Indenture Trustee or the



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



holders of such Notes representing a majority of the aggregate outstanding principal amount of such Notes may declare all such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of such Notes representing a majority of the aggregate outstanding principal amount of such Notes.

     If an Event of Default should occur and be continuing and the related Notes have been accelerated, the related Indenture Trustee may (but shall not be required to) do one or more of the following: (a) institute proceedings for the collection of all amounts then payable on such Notes, enforce any judgment obtained, and collect from the related Issuer and any other obligor upon such Notes moneys adjudged due; (b) institute proceedings from time to time for the complete or partial foreclosure of the property subject to such Indenture; (c) exercise any remedies of a secured party under the UCC; (d) sell the property subject to such Indenture; or (e) elect to have such Issuer maintain possession of the property subject to such Indenture, including the Receivables included therein, and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Such Indenture Trustee, however, may not sell or otherwise liquidate the property subject to such Indenture following an Event of Default, unless (a) the holders of 100% of the outstanding principal amount of such Notes consent thereto, (b) the proceeds of such sale or liquidation distributable to the holders of such Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (c) such Indenture Trustee determines that the property subject to such Indenture will not continue to provide sufficient funds for the payment of principal of and interest on such Notes as they would have become due if such Notes had not been declared due and payable, and such Indenture Trustee obtains the consent of holders of 66-2/3% of the aggregate outstanding principal amount of such Notes.

     No holder of any Note shall have any right to institute any proceeding with respect to the related Indenture, unless: (a) such holder has previously given written notice to the related Indenture Trustee of a continuing Event of Default; (b) the holders of not less than 25% of the aggregate outstanding principal amount of such Notes have made written request to such Indenture Trustee to institute such proceeding in respect of such Event of Default; (c) such holder or holders have offered to such Indenture Trustee indemnity against the costs, expenses and liabilities to be incurred in complying with such request; (d) such Indenture Trustee has failed for 60 days to institute such proceeding; and (e) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the aggregate outstanding principal amount of such Notes.

     In the event the Indenture Trustee under any Indenture shall receive conflicting or inconsistent requests and indemnity from two or more groups of holders of any related Notes, each representing less than a majority of the aggregate outstanding principal amount of such Notes, such Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of the related Indenture, and shall have no liability to any person for such action or inaction.

     Subject to the provisions of an Indenture regarding the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing, such Indenture Trustee need not take any action that it determines might involve it in liability (a) with respect to which such Indenture Trustee shall have reasonable grounds to believe that adequate indemnity against such liability is not assured to it and (b) which might materially adversely affect the rights of any holders of the related Notes not consenting to such action. Subject to the provisions for indemnification and certain limitations contained in such Indenture, the holders of a majority of the aggregate outstanding principal amount of such Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee with respect to such Notes or exercising any trust or power conferred on such Indenture Trustee. The holders of a majority of the aggregate outstanding principal amount of such Notes may also, in certain cases, waive any past Event of Default and its consequences except a default
(a) in payment of principal of or interest on any of such Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each such Note.

     If an Event of Default occurs and is continuing and if the related Indenture Trustee has actual knowledge of such Event of Default, such Indenture Trustee shall mail to each holder of the related Notes notice of the default within 60 days after it occurs. Except in the case of a default in payment of principal of or interest on any such Note, such Indenture Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the holders of such Notes; and provided that in the case of any default with respect to any covenant or to any representation or warranty of the related Issuer, no such notice to holders shall be given until at least 30 days after the occurrence thereof.

INSOLVENCY EVENT

     In the event that any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding, voluntary or involuntary, under any federal or state bankruptcy or similar law shall occur with respect to the Seller, each Issuer that is a Trust will terminate, and the Receivables held in the related Trust Fund will be liquidated and each such Trust will be terminated 90 days after the date of such event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from the related Securityholders identified in the related Prospectus Supplement, and, if applicable, the providers of credit enhancement, if any, to the effect that such parties disapprove of the liquidation of such Receivables. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables, any amounts on deposit in the reserve account(s), if any, and the related Distribution Account and other available amounts, if any, are not sufficient to pay the related Securities in full, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Seller, if applicable) of such Trust unless such Trustee reasonably believes that such Trust is insolvent.

TERMINATION

     With respect to each Trust Fund, subject to the occurrence of an Insolvency Event as described above and as otherwise provided in the related Prospectus Supplement, the obligations of the Servicer, the Seller and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any related Receivables and (ii) the payment to the holders of all related Securities of all amounts required to be paid to them pursuant to such Trust Agreement. In addition, if and to the extent described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will have the option to purchase the assets of each Trust Fund from and after the time the outstanding principal amount of the related Securities is less than a designated percentage of the outstanding principal amount of such Securities as of the initial issuance thereof or the Discounted Lease Balance and/or Discounted Lease and Residual Balance of the Receivables remaining in such Trust Fund declines to designated levels. The related Securities will be redeemed following any such purchase.

ADMINISTRATION AGREEMENT

     With respect to each Owner Trust, Trans Leasing (in its capacity as administrator, the "Administrator"), will enter into an agreement (an "Administration Agreement") with such Owner Trust and the related Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations of such Owner Trust and Owner Trustee required by the related Trust Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the



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Administrator will be entitled to a monthly administration fee, which fee will be paid by the Servicer, by the applicable Trust Fund or otherwise as set forth in the related Prospectus Supplement.

REGARDING THE TRUSTEES

     Pursuant to the terms of the Trust Agreements, a Trustee shall be entitled to reasonable compensation for its services and the reimbursement of its reasonable expenses. In addition, the Servicer shall indemnify and hold harmless such Trustee from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance, administration or performance of such Trustee's duties under the related Trust Agreement other than (a) as a result of such Trustee's own willful misfeasance, bad faith or negligence (other than errors in judgment) or a breach by such Trustee of the representations and warranties made by it in the related Trust Agreement or (b) arising out of or incurred by such Trustee in connection with the performance by it of the duties of a successor servicer, if applicable.

                CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The sale and contribution of the Receivables by the Originator to the Seller pursuant to a Contribution and Sale Agreement, the transfer of the Receivables by the Seller to the Trust pursuant to the related Trust Agreement and/or the pledge of the Receivables to the Trustee under the Trust Agreement, the perfection of such interests in the Receivables and the enforcement of rights to realize on the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.

INSOLVENCY AND BANKRUPTCY MATTERS

     The Seller has taken steps in structuring the transactions contemplated hereby intended to make it unlikely that the Seller will be subject to a voluntary or involuntary petition for relief under the Insolvency Laws or that the voluntary or involuntary petition for relief by the Originator under the Insolvency Laws will result in consolidation of the assets and liabilities of Seller with those of the Originator. Such steps generally involve the creation of the Seller as a separate, limited purpose subsidiary, with a certificate of incorporation which contains certain limitations on the nature of its business. The Seller's certificate of incorporation also includes a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors. In addition, with respect to each Trust Fund, the Trustee and all Securityholders will covenant that they will not, until at least one year and one day after the termination of the related Trust Agreement, institute against the Seller or the related Trust, if any, any bankruptcy, reorganization or other proceeding under any Insolvency Laws. If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Originator include those of the Seller in the event of a bankruptcy of the Originator, or a filing were made under any Insolvency Laws by or against the Seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on Securities (and possible reductions in the amount of such distributions) could occur.

     With respect to each Trust Fund, the related Contribution and Sale Agreement will require that the Originator sell and contribute the related Receivables to the Seller. It is intended by the Originator and the Seller that each transfer of Receivables by the Originator to the Seller constitute a "true sale" or a "true contribution" of such Receivables, such that such Receivables do not constitute assets of the Originator in the event of a bankruptcy of the Originator. However, in the event of a bankruptcy of the Originator, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by the Originator to the Seller as a borrowing by the Originator from the Seller (or the related Securityholders), secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities or (should the court recharacterize the transfer) could result in reductions in payments on the Securities. If the transfer of Receivables to the Seller were so characterized, then a tax or other similar lien on the property of the Originator may have priority over the interest of the Seller in such Receivables.

     While the Originator is the Servicer, cash collections held by the Originator may, subject to certain conditions, be commingled and used for the benefit of the Originator prior to each Payment Date and, in the event of the bankruptcy of the Originator, the Seller, a Trust or Trustee may not have a perfected interest in such collections.

INTEREST IN THE RECEIVABLES

     In connection with the formation of each Trust Fund, the Originator will sell and contribute to the Seller all of its right, title and interest in the related Receivables, pursuant to a Contribution and Sale Agreement in which the Originator will represent and warrant that the sale and contribution of the Leases by it to the Seller is a valid sale, transfer and conveyance of its interests in such Leases. The Seller will warrant in a Trust
Agreement (a) if the Seller retains title to the Receivables, that the Trustee or Indenture Trustee for the benefit of Securityholders has a valid security interest in such Receivables, or (b) if the Seller transfers such Receivables to a Trust, that either (i) the transfer of the Receivables to such Trust is a valid assignment, transfer and conveyance of the Seller's interest in such Leases to the Trust or (ii) the Trustee on behalf of the Securityholders has a valid security interest in such Leases. Any such Trust to which Receivables are transferred may in turn pledge its interest in such Receivables to secure Notes under the related Indenture. In each Contribution and Sale Agreement, the Originator will agree, and in each Trust Agreement, the Servicer will agree, to indicate in its computer records that the Receivables included in the related Trust Fund have been sold to the Seller, and, as appropriate, transferred to the related Trust and/or pledged under the related Indenture.

     Under each Trust Agreement, to facilitate servicing and save administrative costs, the Servicer will have possession of the related Lease Files and the Lease Files will not be required to be segregated from the files relating to other leases serviced by the Servicer and will not be stamped or otherwise marked to reflect the sale, contribution, transfer and assignment of the related Receivables to the Seller, the Trust and/or the Trustee, as applicable. With respect to each Trust Fund, however, Trans Leasing, as Originator, will file UCC financing statements with respect to the sale, contribution, transfer and assignment of the related Receivables to the Seller. If the Issuer is a Trust, the Seller will file UCC financing statements with respect to the sale, transfer and assignment of such Receivables to such Trust. In addition, if applicable, each Issuer will file UCC financing statements with respect to the security interest in its assets granted to the Indenture Trustee under the related Indenture.

     There are certain limited circumstances under UCC and applicable federal law under which third parties could have an interest in a Receivable with priority over the interest of the related Trust or Trustee. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Lease for new value in the ordinary course of its business, without actual knowledge of the interests of the related Trust or Trustee, and take possession of a Lease, the purchaser may acquire an interest in such Lease superior to the interest of the Seller, the Issuer and/or the Trustee, as applicable. In addition, to the extent the transfer of Receivables from the Seller to a Trust or a Trustee is a pledge (or is characterized as a pledge), then a tax or other similar lien on the property of the Seller may have priority over the interests of the Trust or the Trustee in such Receivable. Furthermore, to the extent the transfer to the Seller is (or is recharacterized as) a pledge, a tax lien on the property of the Originator may also have priority over the interests of a Trust and/or a Trustee in a Receivable. The Originator and the Seller will make certain representations and warranties with respect to the ownership of the Receivables as of the date of the transfer to the Seller and the Trust, if any, respectively. The Originator and the Seller will be obligated to acquire any Receivable from the related Trust Fund if there is a breach of such representations and warranties that materially adversely affects the interests of the Seller or the Trust in such Receivable, unless such breach has been cured in all material respects.

INTEREST IN THE EQUIPMENT

     As described above, in each Contribution and Sale Agreement, the Originator will sell and/or contribute to the Seller all of its right, title and interest in and to the related Equipment. In connection therewith, the Originator will represent and warrant that either it is the sole owner of such Equipment or it has a security interest therein. The Seller in turn will transfer its interest in such Equipment (which may be an ownership interest or a security interest) to a Trust or pledge its interest in such Equipment to the Trustee for the benefit of the Securityholders. Pursuant to a Trust Agreement, the Seller will warrant (a) if the Seller transfers such Equipment to a Trust, that such transfer is either a valid assignment, transfer and conveyance of its interest in such Equipment to the Trust or it has granted to the Trust a security interest in its interest in such Equipment, or (b) if the Seller pledges its interest in such Equipment to a trust, that it has granted to the Trustee for the benefit of Securityholders, a valid security interest in its interest in such Equipment. Any such Trust to which Equipment is transferred may in turn pledge its interest in such Equipment to secure Notes under the related Indenture.

     The related Prospectus Supplement will set forth the states (or the criteria for determining the status) in which UCC financing statements identifying the Equipment transferred or pledged as collateral to the Seller, the related Trust or the related Trustee on behalf of the Securityholders, respectively, will be filed. Because of the administrative burden and expense that would be entailed in so doing, the Originator, the Seller and any Trust will not file, and will not be required to file, UCC financing statements identifying all the related Equipment in all jurisdictions in which such Equipment is located. In the absence of such filings, any ownership interest or security interest in Equipment located in states where no filings were made will not be perfected in favor of the Seller, the related Trust or the related Trustee, as the case may be. As a result, the Seller, the Trust or Trustee could lose priority of its ownership interest or security interest in such Equipment. None of the Originator, the Seller or the Servicer will have any obligation to reacquire Equipment as to which such aforementioned occurrence results in the loss of lien priority after the date such Trust Fund receives an interest in such Equipment. In addition, under the Originator's current policies, it generally does not file UCC financing statements against the lessee to perfect the Originator's interest in the equipment under lease unless the initial purchase price of such equipment exceeds $7,500. Therefore, certain creditors of such a lessee may have claims against such equipment equal to or superior to those of the Seller, the Trust or the Trustee.

THE TRUSTEE'S INTEREST IN THE LEASED VEHICLES

     Because of the administrative burden and expense that would be entailed in so doing, the Leased Vehicles may not be retitled in the name of the Seller, the related Trust or the related Trustee on behalf of the Securityholders. The related Prospectus Supplement will set forth the extent to which the Seller has agreed to so retitle the Leased Vehicles. An ownership interest or security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the transferee or secured party as legal owner or lienholder thereon, or filing a sworn notation of lien with the related Department of Motor Vehicles or analogous state office and noting such lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. In the absence of such retitling, any ownership interest or security interest in Leased Vehicles located in states where retitling is required will not be perfected in favor of the Seller, the related Trust, or the related Trustee, as the case may be. As a result, the Seller, the Trust or the Trustee could lose priority of its ownership interest or security interest in such Leased Vehicle.

     Under the laws of most states, certain statutory liens such as mechanics', repairmen's and garagemen's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over other interests in such vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's security interest in a confiscated vehicle.
Liens for repairs or taxes superior to the security interest of the related Trustee in any such Leased Vehicle, or the confiscation of such Leased Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or any Securityholder in the event such a lien or confiscation arises and any such lien or confiscation arising after the initial issuance of the related Securities would not give rise to the Originator's repurchase obligation under the related Contribution and Sale Agreement or the Seller's repurchase obligation under the related Trust Agreement.

REPOSSESSION AND RESALE OF EQUIPMENT

     In the event of default under a Lease by a lessee, the holder of such Lease will have all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless equipment is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related equipment. In cases where the lessee objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and such equipment must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related lease. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the lessee to receive prior notice).

     The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Under most state laws, a lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

     In addition, because the market value of the equipment of the type financed pursuant to the Receivables generally declines with age and may be subject to sudden, significant declines in value due to technological obsolescence, in the event of a repossession and sale of Equipment subject to a Defaulted Lease, the net disposition proceeds (after Liquidation Expenses) may be less than the full amount due on such Lease. Other factors that may affect the ability of the Servicer to recover the entire amount due on a Defaulted Lease in the event that the Servicer elects to repossess and sell the underlying Equipment including whether UCC financing statements to perfect the Originator's interest in the Equipment had been filed or if there was damage to or loss of any Equipment.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     With respect to a Defaulted Lease, the proceeds of sale of the underlying Equipment generally will be applied first to Liquidation Expenses and then to the satisfaction of the amounts due under such Lease. Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such lessee's lease. Some states, however, impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the repossession and sale of the leased Equipment is found to be a retention discharging the lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the lessee for the shortfall, but a defaulting lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In some states, amounts recoverable by the lessor of leased equipment from a lessee upon default or early termination are not considered to be "deficiency judgments," but damages for breach or early termination of the related lease. The only limitation or prohibition on such damages is that they not constitute a "penalty," but rather compensate the lessor for actual damages.

     Generally, there are no requirements that any excess proceeds from disposition of leased equipment be paid to a lessee. However, under certain state laws, where a lessor or lessee has exercised rights against the manufacturer and obtained replacement equipment and the lessor realizes a gain from disposition of the replacement equipment, the lessor must refund to the lessee the lesser of any offset for use paid by the lessee to the manufacturer or the gain realized by the lessor.

OTHER LIMITATIONS

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit or interfere with the ability of the Servicer to obtain a deficiency judgment in the event of a default under a Lease by a Lessee. For example, if bankruptcy proceedings were instituted in respect of a Lessee, the Servicer could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the leased Equipment and provide a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code. In addition, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing leased equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such equipment at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the time of repayment of the indebtedness.

VICARIOUS TORT LIABILITY

     Although the Seller or the Issuer may own the Leased Vehicles, the Leased Vehicles will be operated by the related Lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a Leased Vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership.

     Some state statutes provide that a victim of such an accident has no such cause of action against the owner of the leased vehicle arising from the negligent operation of such leased vehicle, unless the owner has negligently entrusted or continues to negligently entrust the vehicle to an inappropriate lessee. Other state statutes provide that the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability for tort claims arising out of the negligent operation of the leased vehicle or negligent acts of the operator in the event of an accident in which the leased vehicle is involved if the lessee is required under the lease to maintain certain specified levels of insurance, and such insurance is in effect. Generally, the Leases contain provisions requiring the Lessees to maintain insurance.

     Actions by third parties might arise against the owner of a Leased Vehicle based on legal theories other than negligence, such as a product defect or improper vehicle preparation prior to the origination of the related lease. Even if the Seller or the Issuer were to be the subject of an action for damages as a result of its interest in a Leased Vehicle, such damages may be covered by insurance. In the event that all such insurance coverage were exhausted and damages were assessed against the Issuer, claims could be imposed against the assets of the Issuer. However, such claims would not take priority over any items comprising the Trust Fund to the extent that the related Trustee has a perfected security interest therein. If any such claims were imposed against the assets of the Issuer, Securityholders could incur a loss on their investment. See "Risk Factors - Vicarious Tort Liability."

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a lease is originated, including the amount of any down payment, a description of the lessee's liability at the end of the lease term, the amount of any periodic payments and the circumstances under which the lessee may terminate the lease prior to the end of the lease term. The various consumer protection laws would apply to the Originator as the initial lessor, and may also apply to the Issuer and/or in the Trustee, as applicable, as purchasers or assignees of the Leases. The failure to comply with such consumer protection laws may give rise to liabilities on the part of the Originator, the Issuer and/or in the Trustee, as applicable, including liabilities for statutory damages and attorneys' fees. In addition, claims by the Originator, the Issuer and/or the Trustee may be subject to set-off as a result of such noncompliance.

     Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protections provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

     Some states have adopted "Lemon Laws" providing redress to consumers who purchase or lease a vehicle that remains out of conformance with the manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to an applicable Lemon Law, a lessee could compel termination of the related Lease and a refund of a portion of prior scheduled monthly payments. Although the Servicer, on behalf of the related Issuer, may be able to assert a claim against the manufacturer of any such defective vehicle, there can be no assurance any such claim would be successful.

     As specified under "The Receivables - The Leases," the Originator will represent and warrant under the related Contribution and Sale Agreement that each Lease, at the time it was made, did not violate applicable state or federal law. The Seller will assign such representations and warranties to the related Trust, if any, and will represent and warrant that it has taken no action which would cause such representations and warranties to be false in any material respect. Accordingly, if a Lessee has a claim for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, the related Contribution and Sale Agreement and the related Trust Agreement would create an obligation of the Originator and the Seller to repurchase such Receivable unless the breach were cured in all material respects or, if applicable, such Lease were replaced with a substitute Lease.


                           CERTAIN TAX CONSIDERATIONS

GENERAL

     Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Securityholders.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to Securityholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Notes or Certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Notes or Certificates as "capital assets" within the meaning of
Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and
(ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES OR CERTIFICATES.

     The following discussion addresses securities of three general types: (i) Notes which the Seller, the Servicer, and the applicable Securityholders will agree to treat as indebtedness secured by the related Trust Fund, (ii) Certificates ("Security Trust Certificates") representing interests in the related Trust (a "Security Trust") which the Seller, the Servicer and the applicable Securityholders will agree to treat as indebtedness secured by the Security Trust, and (iii) Certificates ("Partnership Certificates") representing interests in the related Trust (a "Partnership") which the Seller, the Servicer and the applicable Securityholders will agree to treat as a partnership, in each case for purposes of federal, state and local income and franchise taxes. The Prospectus Supplement for any Certificates will indicate whether the related Trust Fund is a Security Trust or a Partnership. For purposes of this discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Security Trust Certificate, Partnership Certificate, or both, as the context may require.

     The following discussion is based in part upon the rules governing original issue discount ("OID") that are set forth in Sections 1271-1275 of the Code and in Treasury regulations issued and proposed thereunder (the "OID Regulations").

THE NOTES

     Characterization as Debt. With respect to each Class or Series of Notes offered hereby (except for any which is specifically identified as receiving different tax treatment in the applicable Prospectus Supplement), Kirkland & Ellis, special tax counsel to the Seller ("Tax Counsel"), will deliver its opinion to the effect that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes, based on the terms of the Notes, the transactions relating to the related Receivables as set forth herein and in the related Prospectus Supplement, and the discussions of Security Trust Certificates and Partnership Certificates below, the Notes will properly be treated as debt for federal income tax purposes. The Seller and each investor who acquires an interest in a Note will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes.

     Treatment of Stated Interest. Based on the foregoing opinion, the stated interest on any Notes will be taxable to a Securityholder as ordinary income when received or accrued in accordance with such Securityholder's method of tax accounting. Although Tax Counsel cannot issue an opinion on this issue, it is not anticipated that any Notes will be issued with OID. A Securityholder who purchases a Note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a Securityholder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Code.

     A Class or Series of Notes would generally be treated as issued with OID if its "stated redemption price" exceeds its "issue price" by more than 0.25% multiplied by the weighted average life of such Notes (taking into account only the number of complete years following issuance for any partial principal payments). If any Notes were treated as being issued with OID, a holder thereof would be required to include OID in income as interest over the term of such Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on Securityholders using the accrual method of accounting. However, cash method Securityholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Notes is unclear.

     Disposition of Notes. If a Note is sold, the seller will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Securityholder will equal its cost for the Note, increased by any OID, market discount and gain previously included by such Securityholder in income with respect to such Note and decreased by any bond premium previously amortized and any principal payments previously received by such Securityholder with respect to such Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Information Reporting and Backup Withholding. With respect to the Notes issued by any Issuer, the Seller or such Issuer will be required to report annually to the IRS, and to each record owner of any such Note, the amount of interest paid on such Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Securityholder (other than those who are not subject to the reporting requirements) will be required to provide to the Seller or the related
Issuer, under penalties of perjury, a certificate containing its name, address, correct federal taxpayer identification number and a statement that it is not subject to backup withholding. Should a nonexempt Securityholder fail to provide the required certification, the Seller or the related Issuer will be required to withhold, from interest otherwise payable to it, 31% of such interest and remit the withheld amount to the IRS as a credit against such holder's federal income tax liability.

     Because the Seller will treat each Partnership as a partnership and all Notes (except those otherwise specifically identified in a Prospectus Supplement) as indebtedness for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Partnership.

     Tax Consequences to Foreign Securityholders of Holding Notes. If interest paid (or accrued) on a Note to a Securityholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by such foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Seller or the related Issuer (including a holder of 10% of the outstanding Certificates of a Partnership) or a "controlled foreign corporation" with respect to which the related Issuer or the Seller is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the Seller or the related Issuer within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two immediately preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30% unless such tax were reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

SECURITY TRUST CERTIFICATES

     Classification of Security Trusts and Security Trust Certificates. With respect to each Class or Series of Security Trust Certificates offered hereunder, Tax Counsel will deliver its opinion to the effect that (1) the related Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be disregarded as a "mere security device" which does not constitute a taxpayer under the Code, and (2) although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as such Security Trust Certificates, based on the terms of the Security Trust Certificates and the transactions relating to the Receivables as set forth herein and in the related Prospectus Supplement, the Security Trust Certificates will properly be treated as indebtedness. The Seller, the Servicer and the Certificateholders will express in the related
Trust Agreement and on the Security Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, such Security Trust Certificates will represent indebtedness secured by the Receivables in the related Trust. The Seller and each Certificateholder, by acquiring an interest in a Security Trust Certificate, will agree to treat the Security Trust Certificates as indebtedness for federal, state and local income and franchise tax purposes. However, the proper characterization of the arrangement involving a Security Trust, the Security Trust Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     Although, as described above, Tax Counsel will opine that each Security Trust should properly be disregarded for federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any Security Trust is not a mere security device, under current law such Trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of the Security Trust Certificates as partners could differ from the income reportable by the holders of the Security Trust Certificates as holders of debt securities, although it is not expected that such differences would be material. See "Partnership Certificates."

     If, however, the IRS were to contend successfully that a Security Trust is an association taxable as a corporation for federal income tax purposes, the Security Trust would be subject to federal income tax at corporate rates on the income from the related Receivables. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to such Security Trust Certificates. The related Securityholders could be liable for any such tax to the extent it is not paid by the Security Trust. However, in the opinion of Tax Counsel, a Security Trust will not be classified as an association taxable as a corporation because it will not have certain characteristics necessary for a trust to constitute an association taxable as a corporation.

     If a Security Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a "publicly traded partnership" taxable as a corporation. Under the Code, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market" or are "readily tradeable" on a "secondary market" or its "substantial equivalent." Proposed regulations issued on May 1, 1995 (the "Proposed Regulations") could cause a Security Trust to constitute a publicly traded partnership if, among other things, equity interests therein were subject to "firm-quote" trading through a market maker or other financial intermediary. Although the Seller intends to take measures designed to reduce the risk that any Security Trust could become a publicly traded partnership if the Proposed Regulations become effective in their current form, there can be no assurance that such measures would be effective. The Proposed Regulations are currently proposed to be effective for partnership taxable years beginning on or after the date that final regulations are promulgated. Accordingly, if adopted as proposed, those regulations could affect the classification of presently existing partnerships and hence alter the ongoing tax treatment of previously completed transactions.

     Assuming that, as Tax Counsel will opine, the Security Trust Certificates are treated as indebtedness for federal income tax purposes, the tax consequences to Securityholders will generally be the same as described above under "The Notes."


PARTNERSHIP CERTIFICATES

     Classification of Partnerships and Partnership Certificates. Upon the issuance of each Class or Series of Partnership Certificates, the Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Partnership Certificates, to treat the related Trust as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the holders of

Partnership Certificates (including the Seller to the extent it holds Partnership Certificates or has an interest in any related credit enhancement), and any Notes being debt of the Partnership. However, the proper characterization of the arrangement involving a Partnership, the Partnership Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     If a Partnership were an association taxable as a corporation for federal income tax purposes, such Partnership would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Partnership Certificates (and holders of Partnership Certificates could be liable for any such tax that is unpaid by the Partnership). However, upon the issuance of each Class or Series of Partnership Certificates offered hereby, Tax Counsel will opine that the related Trust will not be classified as an association taxable as a corporation because it will not have certain characteristics necessary for a trust to be an association taxable as a corporation.

     Even if a Partnership were not an association taxable as a corporation, it would be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. Under current law, there is a "safe harbor" for partnerships all of the equity interests in which are issued in transactions which are not registered under the Securities Act and certain other tests are met. Therefore, Tax Counsel will opine that, under current law, the Partnership will not constitute a publicly traded partnership. However, see the discussion of publicly traded partnerships, and the recently issued Proposed Regulations on this subject, under "Security Trust Certificates" above.

     Despite Tax Counsel's opinion that a Partnership will be classified as a partnership and not as an association or, under current law, a publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Seller or the related Trust. Except as described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership as described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

     Partnership Taxation. As a partnership, the Partnership will not be subject to federal income tax, but each holder of Partnership Certificates will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership. The Partnership's income will consist primarily of lease payments on the related Receivables and any gain upon collection or disposition of such Receivables. The Partnership's deductions will consist primarily of interest accruing with respect to any Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide that the holders of Partnership Certificates will be allocated taxable income of the Partnership for each month equal to the sum of (i) the Interest Rate on the Partnership Certificates for such month; (ii) an amount equivalent to interest that accrues during such month on amounts previously due on the Partnership Certificates but not yet distributed; (iii) any Partnership income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (iv) any prepayment premium payable to the Partnership Certificates for such month. If the Partnership issues any Strip Securities, the related Trust Agreement will also provide that the holders of Strip Securities will be allocated an appropriate amount of taxable income of the Partnership for each month. All taxable income of the Partnership remaining after the allocations described in the preceding two sentences will be allocated to the Seller. The Seller believes that these allocations will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of Partnership Certificates. Moreover, even under the foregoing method of allocation, holders of Partnership Certificates may be allocated income equal to the entire Interest Rate plus the other items described above, and holders of Strip Securities may be allocated amounts of income, even though the Partnership might not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders but holders may be purchasing Partnership Certificates at different times and at different prices, holders of Partnership Certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Partnership.

     Additionally, all of the taxable income allocated to a holder of a Partnership Certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent they exceed 2% of adjusted gross income, and, in addition, certain other limitations may apply. Those limitations would apply to an individual holder's share of expenses of the Partnership (including fees to the Servicer) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership.

     The Seller intends for each Partnership to make all tax calculations relating to income and allocations to holders of Partnership Certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, each Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of Partnership Certificates.

     Discount and Premium. It is believed that the Receivables were not and will not be issued with OID and, therefore, the Partnership should not have OID income. However, the purchase price paid by the Partnership for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable by Receivable basis.)

     The Partnership will make an election that will result in any market discount on the Receivables being included in income currently as such discount accrues over the life of the Receivables. As indicated above, a portion of such market discount income will be allocated to holders of Partnership Certificates.

     Section 708 Termination. Under Section 708 of the Code, each Partnership will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the Partnership are sold or exchanged within a 12-month period. If such a termination occurs, the Partnership will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Partnership, as a new partnership. The Partnership will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A holder's tax basis in a Partnership Certificate will generally equal its cost increased by its share of Partnership income (includible in his income) and decreased by any distributions received with respect to such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any Notes and other liabilities of the Partnership. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of such aggregate tax basis to the Partnership Certificates sold (rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate).

     Any gain on the sale of a Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Seller does not expect any Partnership to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Seller expects to cause each Partnership to elect to include market discount in income as it accrues.

     If a holder of a Partnership Certificate is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

     Allocations Between Transferors and Transferees. In general, the Partnership taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Securities owned by them as of the Record Date for the Payment Date related to such month. As a result, a holder purchasing Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership might be reallocated among the holders. In general, the Trustee will be authorized to revise the Partnership's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a holder sells its Partnership Certificate at a profit (loss), the purchaser will have a higher (lower) basis in the Partnership Certificates than the seller had. The tax basis of the Partnership's assets will not be adjusted to reflect that higher (or lower) basis unless the Partnership were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, no Partnership will make such election. As a result, holders might be allocated a greater or lesser amount of Partnership income than would be based on their own purchase price for Partnership Certificates.

     Administrative Matters. The related Trustee will be required to keep or have kept complete and accurate books of the Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Partnership will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership and will report each Certificateholder's allocable share of items of Partnership income and expense to holders and the IRS on Schedule K-1. The Partnership will provide the Schedule K-1 information to nominees that fail to provide the Partnership with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Code Section 6031, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the related Partnership with a statement containing certain information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the related Partnership information as to themselves and their ownership of such Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act such as DTC is not required to furnish any such information statement to the Partnership. The information referred to above for any calendar year must be furnished to the Partnership on or before the following January 31. Nominees, brokers and financial institutions that fail to provide a Partnership with the information described above may be subject to penalties.

     The Seller, as the tax matters partner of each Partnership, will be responsible for representing the holders of Partnership Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of a Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the holders of related Partnership Certificates and, under certain circumstances, such a holder may be precluded from separately litigating a proposed adjustment to the items of the Partnership. An adjustment could result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership.

     Tax Consequences to Foreign Holders. It is not clear whether a Partnership would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority regarding that issue under facts substantially similar to those described herein. Although it is not expected that any Partnership would be engaged in a trade or business in the United States for such purposes, each Partnership will withhold as if it were so engaged in order to protect such Partnership from possible adverse consequences of a failure to withhold. The Seller expects each Partnership to withhold on the portion of its taxable income that is allocable to foreign holders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate of 34% for foreign holders that are taxable as corporations and 31% for all other foreign holders. Subsequent adoption of Treasury regulations or issuance of other administrative pronouncements may require a Partnership to change its withholding procedures. In determining a holder's nonforeign status, a Partnership may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return and pay tax (including, in the case of a corporation, the branch profits tax) on its share of a Partnership's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the related Partnership on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by a Partnership, taking the position that no taxes were due because the Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

BACKUP WITHHOLDING

     Distributions made on the Partnership Certificates and proceeds from sale of the Partnership Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above with respect to the

Notes, the holder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of any Security Trust, Partnership, Notes, Certificates or holders under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of this transaction. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of any Security Trust or Partnership as well as any state and local tax consequences to them of purchasing, holding and disposition of Notes, Security Trust Certificates or Partnership Certificates.


                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code, which include fiduciaries of a Benefit Plan, persons providing services to a Benefit Plan and employers whose employees are covered by a Benefit Plan, with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and labilities under ERISA and the Code for such persons.

     Generally, when a Benefit Plan invests in an entity, the assets of the Benefit Plan include its investment in the entity, but not any of the underlying assets of the entity. However, under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the underlying assets of an entity in which a Benefit Plan invests are treated as plan assets if the Benefit Plan acquires an "equity interest" in the entity and none of the exceptions contained the Plan Assets Regulation are applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an interest which is treated as indebtedness under applicable local law and has no substantial equity features.

     Therefore, the assets of an Issuer would be treated as plan assets of a Benefit Plan, thereby making the Issuer a fiduciary with respect to the Benefit Plan by virtue of its control over plan assets, if the Benefit Plan acquired an equity interest in such Issuer and none of the exceptions in the Plan Assets Regulation applied. Since the operation of the Plan Assets Regulation could make an Issuer a fiduciary of the Benefit Plan, certain transactions involving an Issuer might be deemed to constitute prohibited transactions with respect to a Benefit Plan that purchased Securities. The likely treatment of Securities offered hereby will be discussed in the related Prospectus Supplement.

     In addition, without regard to whether any Securities are treated as an equity interest for such purposes, the acquisition or holding of such Securities by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the related Trust (if any), the Servicer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such circumstances, as further described in the related Prospectus Supplement, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of any such Securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Securities.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Securities offered hereby should consult its own tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

     Investors that are insurance companies should consult with their counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517
(1993). In Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Therefore, investors that are insurance companies should analyze whether the Hancock decision may have an impact with respect to their purchase of the Securities.

     For additional information regarding treatment of any Securities under ERISA and limitations on the ownership of Securities by Benefit Plans, see "ERISA Considerations" in the related Prospectus Supplement.


                             METHOD OF DISTRIBUTION

     The Securities offered hereby and by each related Prospectus Supplement will be offered through one or more of the methods described below. The Prospectus Supplement with respect to any Securities will describe the method of offering being utilized for such Securities and will state the public offering or purchase price of such Securities and the net proceeds to the Seller from such sales.

     The Seller intends that Securities offered hereby will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series or Class of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

            (i) negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;


            (ii) placements by the Seller with institutional investors through dealers;

            (iii) direct placements by the Seller with institutional investors; and

            (iv)   competitive bid.


     If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. In such event, the members of the underwriting syndicate, if any, will be named in the related Prospectus Supplement.

     In connection with the sale of any Securities, underwriters may receive compensation from the Seller or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of any Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Seller and any profit on the resale of such Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Seller.

     It is anticipated that the underwriting agreement, if any, pertaining to the sale of any Series or Class of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that the Seller will indemnify the several underwriters and the underwriters will indemnity the Seller against certain liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any Securities offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and purchasers of such Securities.

     Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL OPINIONS

     Certain legal matters relating to the issuance of the Securities offered hereby, including certain federal and state income tax consequences with respect thereto, will be passed upon for Trans Leasing, the Seller and the related Trust, if any, by Kirkland & Ellis, Chicago, Illinois, and/or other counsel specified in the related Prospectus Supplement.

                               INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                       Page(s)
                                                                       -------



Accrual Securities.......................................................... 6
Administration Agreement................................................... 48
Administrator.............................................................. 48
Article 2A................................................................. 19
Benefit Plan............................................................... 63
Cede................................................................... 13, 32
Certificates............................................................. 1, 4
Class................................................................ 1, 5, 30
Code....................................................................... 55
Collection Account......................................................... 37
Collection Period........................................................... 7
Commission.................................................................. 2
Contribution and Sale Agreement............................................ 22
Cut-Off Date................................................................ 9
Defaulted Lease............................................................ 40
Definitive Securities...................................................... 33
Direct Participants.................................................... 20, 33
Discounted Lease and Residual Balance....................................... 9
Discounted Lease Balance.................................................... 9
Distribution Account....................................................... 37
DTC.................................................................... 13, 32
Eligible Deposit Account................................................... 38
Eligible Institution....................................................... 38
Eligible Investments....................................................... 37
Equipment................................................................ 1, 8
ERISA.................................................................. 12, 63
Event of Default........................................................... 46
Excess Use Fees............................................................ 27
Excess Use Payments........................................................ 27
Exchange Act................................................................ 2
Excluded Amounts........................................................... 42
Indenture................................................................... 5
Indenture Trustee........................................................... 5
Indirect Participants.................................................. 20, 33
Insolvency Laws............................................................ 15
Interest Rate............................................................... 6
Investment Company Act...................................................... 4
IRS........................................................................ 55
Issuer.................................................................. 1, 21
Lease Files................................................................ 22
Leased Vehicles............................................................. 8
Leases................................................................... 1, 8
Lemon Laws................................................................. 19
Lessee..................................................................... 10
Liquidation Expenses....................................................... 43

Liquidation Proceeds....................................................... 43
Master Trust........................................................... 11, 21
Master Trust Agreement..................................................... 11
New Issuance............................................................... 21
Notes.................................................................... 1, 4
OID........................................................................ 55
OID Regulations............................................................ 55
Originator............................................................... 1, 4
Owner Trust................................................................. 5
Owner Trust Agreement....................................................... 5
Owner Trustee............................................................... 5
Partnership................................................................ 55
Partnership Certificates................................................... 55
Payment Date................................................................ 7
Plan Assets Regulation..................................................... 63
Pool Factor................................................................ 25
Pooling Agreement........................................................... 5
Proposed Regulations....................................................... 58
Prospectus Supplement....................................................... 1
Rating Agencies............................................................ 13
Receivables.............................................................. 1, 8
Record Date................................................................. 7
Registration Statement...................................................... 2
Regulation M............................................................... 19
Residual Value.............................................................. 9
Rules...................................................................... 33
Securities............................................................... 1, 5
Securities Act.............................................................. 2
Security Trust............................................................. 55
Security Trust Certificates................................................ 55
Securityholders............................................................. 7
Seller.................................................................. 4, 20
Series............................................................... 1, 5, 30
Servicer.................................................................... 4
Servicer Advance........................................................... 39
Servicer Default........................................................... 40
Servicing Agreement......................................................... 5
Servicing Fee.............................................................. 42
Skipped Payment............................................................ 39
Strip Securities............................................................ 6
Tax Counsel................................................................ 56
Termination Notice......................................................... 41
Trans Leasing............................................................... 4
Trust.................................................................... 1, 4
Trust Accounts............................................................. 37
Trust Agreement......................................................... 5, 35
Trust Fund............................................................... 1, 5
Trust Indenture Act......................................................... 4
Trustee..................................................................... 4
UCC........................................................................ 16
Warranty Purchase Price.................................................... 36

===============================================================================

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus Supplement or the Prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date.
        __________________________

        TABLE OF CONTENTS

        PROSPECTUS SUPPLEMENT
                                         Page
                                         ----
Reports to Securityholders............... S-2
Class A Notes Summary.................... S-3
Summary of Terms......................... S-4
Risk Factors............................ S-10
The Trust Fund.......................... S-10
The Originator.......................... S-13
The Servicer............................ S-14
Use of Proceeds......................... S-15
The Indenture Trustee................... S-15
The Owner Trustee....................... S-16
The Issuer.............................. S-16
The Seller.............................. S-16
Description of the Notes................ S-17
Description of the Trust Agreements..... S-21
Certain Tax Considerations.............. S-26
ERISA Considerations.................... S-27
Ratings................................. S-27
Underwriting............................ S-28
Legal Matters........................... S-28
Glossary................................ S-29
Index of Terms.......................... S-34

        PROSPECTUS

Prospectus Supplement...................... 2
Available Information...................... 2
Incorporation of Certain Documents
  by Reference............................. 2
Reports to Securityholders................. 3
Summary of Terms........................... 4
Risk Factors.............................. 14
The Seller................................ 20
The Issuers............................... 21
The Trust Funds........................... 22
The Receivables........................... 23
Maturity and Payment Considerations....... 25
Pool Factors.............................. 25
The Originator............................ 26
The Servicer.............................. 28
Use of Proceeds........................... 30
The Trustees.............................. 30
Description of the Securities............. 30
Description of the Trust Agreements....... 35
Certain Legal Aspects of the Receivables.. 49
Certain Tax Considerations................ 55
ERISA Considerations...................... 63
Method of Distribution.................... 64
Legal Opinions............................ 65
Index of Terms............................ 66







        TLFC IV EQUIPMENT LEASE
             TRUST 1996-1


        $127,848,986 CLASS A 5.98%
           LEASE BACKED NOTES






        PROSPECTUS SUPPLEMENT














            FIRST UNION
        CAPITAL MARKETS CORP.

















   Until February 18, 1997 (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Class A Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriter(s) and with respect to their unsold allotments or subscriptions.

===============================================================================